United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

PUBLIC STORAGE

(Name of Registrant as Specified in Its Charter)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

# PROXY STATEMENT 2025

Public Storage

Public Storage
Public Storage

Full Service Assistance
Tap for Live Help

701 Western Avenue

Glendale, California 91201

March 28, 2025

Dear Fellow Shareholders:

In 2024, our Company had another successful year. We achieved record performance once again while navigating a period of significant industry-wide operational stabilization. We realized record revenues of $4.7 billion and record net operating income of $3.4 billion. We also achieved the highest direct operating margin and revenue per available square foot among public self-storage real estate investment trusts.

Although the acquisitions market was quiet for much of the year, we continued to make progress on our organic and external growth strategies. Our best-in-class development program delivered 1.5 million square feet, with an additional 4.0 million square feet in our pipeline. For 2024, we increased our portfolio by 3.2 million square feet through acquisitions, development, and redevelopment (at a cost of $610.9 million).

Operationally, we continued to enhance the customer experience and transform our operating model. We are the first public self-storage company to offer digital property access at 100% of our locations, and 75% of our new customer rentals in 2024 were digital compared to 30% on average for our public self-storage peers. In 2024, we were pleased to again be recognized as the U.S. self-storage leader on the GRESB benchmark and to have been named a Great Place to Work®.

We are pleased to invite you to attend our 2025 Annual Meeting of Shareholders (the Annual Meeting) on Wednesday, May 7, 2025, in Dallas, Texas. We hope that you will attend the meeting in person. We encourage you to designate the proxies named on the proxy card to vote your shares even if you are planning to come. This will ensure that your common shares are represented at the meeting.

We furnish our proxy materials to shareholders primarily over the Internet. We believe this process expedites shareholders’ receipt of the materials, lowers the costs of the Annual Meeting, and conserves natural resources. The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at https://materials.proxyvote.com/default.aspx?ticker=74460D.

Thank you for your continued interest in Public Storage.

Sincerely,

Joseph D. Russell, Jr.

President and

Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

March 28, 2025

To our shareholders:

On behalf of the Board of Trustees, I invite you to attend the 2025 Annual Meeting of Shareholders (the Annual Meeting) of Public Storage at 8:00 a.m. Central Time on Wednesday, May 7, 2025, at the Rosewood Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas 75219.

Items of Business

1.
To elect twelve Trustees to our Board of Trustees;
2.
To vote on an advisory resolution to approve the compensation of our named executive officers (Say-on-Pay);
3.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025;
4.
To approve the amendment and restatement of the Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan; and
5.
To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Record Date

Close of business on March 3, 2025.

Proxy Materials

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at https://materials.proxyvote.com/default.aspx?ticker=74460D.

Sincerely,

Nathaniel A. Vitan

Senior Vice President,

Chief Legal Officer and Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on May 7, 2025: This Proxy Statement and our 2024 Annual Report on Form 10-K are available at the Investor Relations section of our website, publicstorage.com.

Public Storage | 2025 Proxy Statement | i

Table of Contents

Page
2024 Earned Incentive Compensation	56

ii | Public Storage | 2025 Proxy Statement

Public Storage | 2025 Proxy Statement | iii

PROXY STATEMENT SUMMARY

This summary highlights information you will find in this proxy statement and does not contain all the information that you should consider. You should read the entire proxy statement carefully before voting.

2025 ANNUAL MEETING INFORMATION

Date and Time	Location	Record Date	Proxy Mail Date
Wednesday, May 7, 2025 at 8:00 a.m. Central Time	The Rosewood Mansion on Turtle Creek 2821 Turtle Creek Boulevard Dallas, Texas 75219	March 3, 2025	On or about March 28, 2025

Public Storage shareholders as of the record date are entitled to vote on the matters presented at the meeting. Each common share, par value $0.10 per share (common share), of the Company is entitled to one vote for each trustee nominee and one vote on each of the other matters presented.

AGENDA AND VOTING RECOMMENDATIONS

Proposal	Item	Board Recommendation	Vote Required	Page Reference
1	Election of Trustees	FOR Each Nominee	Majority of votes cast	10
2	Advisory Vote to Approve Compensation of Named Executive Officers (NEOs)	FOR	Non-binding vote	37
3	Ratify Appointment of Ernst & Young LLP (EY) as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2025	FOR	Majority of votes cast	83
4	Approve Amendment and Restatement of the Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan	FOR	Majority of votes cast	87

Public Storage | 2025 Proxy Statement | 1

2024 Highlights

2024 Highlights

2024 BUSINESS HIGHLIGHTS

Under the leadership of our President and Chief Executive Officer (CEO) Joseph D. Russell, Jr., and the senior management team, we executed our corporate strategies through a year of industry-wide stabilization and again achieved record performance in 2024. During 2024, we focused on continuing to enhance our industry-leading omni-channel digital operating model. We also leveraged our proprietary data and analytics capabilities to further optimize our revenue management, asset management, and field operations to out-perform our public self-storage peers. Although the acquisitions market was quiet for much of the year, our growth-oriented balance sheet allowed us to execute on a number of acquisitions opportunistically, and our best-in-class development program delivered 1.5 million square feet while maintaining a robust pipeline of projects. These efforts position us well to unlock additional opportunities for growth and value creation in 2025 and beyond.

Record Financial Results, Multiyear Growth, and Superior Operating Performance

$4.7billion	$3.4billion
Record Revenues	Record Net Operating Income(1)

$20.89	78.5%
Highest RevPAF (Same Store among self-storage REITs)	Highest Direct Operating Margin (Same Store among self-storage REITs)

37%	Increase in portfolio square footage since 2019
3.2 million square feet added in 2024 through acquisitions, development, and redevelopment (at a cost of $610.9 million)

$16.67	75%
Core FFO per Share(1) Highest Among Self-Storage REITs	Digital Customer Rentals Compared to 30% on average for self-storage REIT peers

(1)
Net operating income (NOI) and Core FFO per share are non-GAAP measures. Refer to pages 29-31, 45, and F-34 of our 2024 Annual Report on Form 10-K filed on February 24, 2025, for information regarding NOI, including a reconciliation to GAAP net income. Refer to Appendix A for information regarding Core FFO per share, including a reconciliation to GAAP diluted earnings per share.

2 | Public Storage | 2025 Proxy Statement

2024 Highlights

2024 COMPENSATION HIGHLIGHTS

In 2024, the Company continued its focus on improving customer and employee experiences while delivering record performance for shareholders, further positioning the Company to create long-term growth and increased shareholder value. The Company believes that 2024 executive compensation was aligned with the Company’s strong performance.

The following is a summary of the Compensation and Human Capital (CHC) Committee’s decisions with respect to the key components of the 2024 compensation program for our NEOs:

•
Base Salaries. The CHC Committee increased base salaries for 2024 for our Chief Financial and Investment Officer and our Chief Administrative Officer in light of their performance, increased roles and responsibilities, and market benchmarking.
•
2024 Annual Cash Incentives. The 2024 annual cash incentive program was based on two criteria: (i) Core FFO growth (60% weighting), and (ii) individual management goals for each named executive officer (40% weighting) based on the Company’s strategic objectives, including, among other things, goals related to the Company’s ongoing digital transformation efforts, continued portfolio growth, expanding the Company’s ancillary businesses, and strong employee engagement and succession planning. Each goal, including specific performance measures, was set by the CHC Committee at the start of the year. Based on the Company’s Core FFO growth and management’s performance against strategic goals, the CHC Committee awarded our NEOs their 2024 annual cash incentive on average at 83% of target.
•
Multi-Year Performance-Based RSUs/LTIP Units. For 2024, the CHC Committee continued its practice of granting performance-based equity awards subject to a three-year performance period in the form of either restricted share units (RSUs) or, at the executive’s option, units of profits interest (LTIP Units) in the Company’s operating partnership, Public Storage OP, L.P. (the Operating Partnership). Each of our NEOs elected to receive this component of their compensation in the form of LTIP Units. The 2024 performance-based LTIP Units (March 2024–March 2027 performance period) are based on the Company’s relative Total Shareholder Return (TSR) performance as compared to both self-storage REIT competitors (weighted 30%) and the S&P 500 REITs, excluding office and malls and including U-Haul (weighted 70%).
•
Multi-year Performance-Based Options/AO LTIP Units. The CHC Committee also continued its practice of granting either performance-based stock options or, at the executive’s option, appreciation-only (AO) LTIP Units, in each case subject to a three-year performance period. Each of our NEOs elected to receive this component of their compensation in the form of AO LTIP Units. As with the 2024 performance-based LTIP Units, the 2024 performance-based AO LTIP Units (March 2024–March 2027 performance period) are based on the Company’s relative TSR performance as compared to both self-storage REIT competitors (weighted 30%) and the S&P 500 REITs, excluding office and malls and including U-Haul (weighted 70%).

The CHC Committee believes that the foregoing 2024 compensation decisions, which we discuss in more detail in the Compensation Discussion and Analysis section, beginning on page 40 of this proxy statement, strike the appropriate balance between rewarding management for their performance, incentivizing our leaders to continue creating long-term value, and attracting and retaining strong executives in a competitive labor market.

Public Storage | 2025 Proxy Statement | 3

2024 Highlights

Corporate Responsibility and SUSTAINABILITY

Overview and Alignment with Company Strategy

We recognize the importance of operating in a responsible and sustainable manner that aligns with the Company’s long-term strategy and promotes the best interests of our Company and its stakeholders. For over 50 years, the Company’s corporate strategy has centered on one core philosophy: generate growth and create value by operating our properties and the Company for the long term.

Through this strategy, we have achieved:

•
a high-integrity company culture;
•
the most recognized brand in the self-storage industry;
•
a growth-enabling balance sheet;
•
an efficient and resilient operating platform that produces strong free cash flow;
•
a geographically diversified property portfolio with a light environmental footprint;
•
a diverse, inclusive, and engaged employee base with strong connections with our communities;
•
a comprehensive and focused risk management program; and
•
significant growth and sustainable value creation for our stakeholders.

We keep long-term sustainable growth and value creation for our stakeholders at the forefront of our strategy and operations, and we regularly communicate our ongoing efforts to mitigate the risks we face, including environmental, social, economic, political, data security and privacy, reputational, and other risks. In addition to addressing these risks, we seek out and capitalize on emerging sustainability-related opportunities.

For detailed information regarding our sustainability efforts, strategies, commitments, and progress, including with respect to environmental, social, and governance issues, please refer to our 2024 Sustainability Report, which is available on our website at publicstorage.com. Our 2024 Sustainability Report is not incorporated by reference into this proxy statement.

Our Strategic Focus on Sustainable Long-Term Growth and Value Creation

We operate our business with a long-term focus, and our strategy prioritizes the Company’s resilience and performance in the decades to come.

4 | Public Storage | 2025 Proxy Statement

2024 Highlights

The following framework underpins our sustainable long-term strategy:

ENVIRONMENTAL	SOCIAL	GOVERNANCE

OPERATIONS

•
Low environmental impact at property and corporate locations
•
Initiatives with a range of sustainability and economic benefits, such as solar, LED lighting, low water use landscaping, and efficient climate controls
•
Low property obsolescence and high resilience

•
Focus on stakeholders, including employees, customers, communities, and investors
•
Company culture built on integrity, diversity and inclusion, accountability, entrepreneurship, and employee engagement and development
•
Cultural alignment with corporate strategy
• Comprehensive Enterprise Risk Management (ERM) framework • Robust risk management practices, including oversight, succession planning, and compliance • Pay-for-performance philosophy

CAPITAL ALLOCATION
•
Low capital expenditures needed to maintain properties
•
Efficient-system initiatives to reduce energy and water use, carbon emissions, and waste, underwritten and implemented where they make business sense
•
Redevelopment and adaptive reuse of older, less-efficient properties

•
Community solar program helps provide clean energy to communities we serve
•
Portfolio growth strategy focused on supporting areas with economic and population growth
•
Serve essential-businesses, including health professionals, critical infrastructure sectors, and tradespeople

•
Risk reduction via a culture of risk management accountability, portfolio geographic diversity, cloud-based operating systems, cybersecurity, and data privacy initiatives
•
Resource allocation towards sustainability strategy and communication efforts

BALANCE SHEET

Low leverage, high permanent capital balance sheet supports adaptation to evolving risk environments, provides stability, and enables execution of Public Storage’s long-term corporate strategy

Engagement of Company Leadership

Our senior management team actively manages our risks and opportunities. The Company has a dedicated Sustainability Committee comprising our CEO and other senior executives across functions including executive management, enterprise risk management, internal audit, real estate, operations, human resources, finance, legal, construction, design, and investor relations. The Sustainability Committee assists executive management in identifying the risks and opportunities we face, including with respect to climate change and human capital management; setting our general sustainability strategy; implementing initiatives and policies based on that strategy; overseeing communications with our stakeholders; and assessing developments relating to, and improving the Company’s understanding of, sustainability matters.

The Sustainability Committee reports to and receives guidance from our Board, including through formal reporting to the Nominating, Governance, and Sustainability (NGS) Committee, Audit Committee, and CHC Committee, in addition to regular reporting to the rest of the Board. For a discussion of how our Board and its committees oversee our sustainability program, see “Corporate Governance—Board Committees” below.

Public Storage | 2025 Proxy Statement | 5

2024 Highlights

Our Environmental Practices

Public Storage is committed to continuing to enhance the environmental sustainability of our Company. We consider potential environmental impacts—both positive and negative—in our decision-making. Our efforts to be a responsible steward of the environment are supported by the structural advantages of our business model, including properties designed to have low obsolescence and high structural resilience, retaining functional and physical usefulness over many decades. We also strive to do our part in mitigating the impact of climate change. Over the past several years, we have taken proactive measures to improve our understanding and management of risks and opportunities related to climate change and resource management.

We are pleased to present the following highlights for 2024:

Scope 1 and Scope 2 Greenhouse Gas Reduction Target of 45%
Adopted a new, ambitious emissions reduction target by 2032 Calculated on an intensity basis and based on a 2022 baseline

Benchmarking
We achieve consistently strong sustainability ratings across leading benchmarks, including:

Americas market sector leader 2023 and 2024	Improved scoring 27% since 2019	Top 7% of coverage universe

2023 and 2024 Winner Leader in the Light Award for superior and sustained sustainability practices

Rooftop Solar on Nearly 800 Properties
Almost doubling our generating capacity and well on our way to meeting our goal of 1,300 total installations by the end of 2025

6 | Public Storage | 2025 Proxy Statement

2024 Highlights

Our Social Commitments to Our Stakeholders

Our commitment to our stakeholders—including employees, customers, communities, investors, and suppliers—underpins our long-term successes. We actively engage with stakeholders and incorporate their views into our decision-making. In a world that is increasingly interconnected with faster information dissemination, rapid innovation, quicker decisions, and rising risk, stakeholder focus is a critical strategy element for Public Storage.

Inclusive Culture

We are committed to creating a workplace that values people with a wide range of backgrounds, where every employee feels appreciated, respected, and part of our team. Public Storage hires based on skills, personality, and experience without regard to age, gender, race, ethnicity, religion, sexual orientation, or other protected characteristic. We are proud to have a workforce that is reflective of the customers and communities we serve.

Our employee base is 63% female and 52% people of color. In addition, we disclose our annual Consolidated EEO-1 report, which reflects the race, ethnicity, and gender composition of our workforce on the Investor Relations section of our website at publicstorage.com. We also maintain policies regarding diversity, equal opportunity, pay-for-performance, discrimination, harassment, and labor (e.g., child and forced).

Training and Development

Our people power the Public Storage® brand. We equip them with the skills, tools, and knowledge to help them grow as individuals and professionally in their careers. We strive to connect every employee to Public Storage’s mission, values, objectives, and strategy, and to ensure people feel engaged, supported, and inspired by their work and our company culture. We invest in training and development across all levels of the Company through multiple learning platforms and channels to ensure our employees grow “behind the Orange Doors.” We also have customized leadership programs and a leadership accelerator program, each intended to enhance the skills of our future leaders.

Employee Well-Being and Engagement

Public Storage is committed to the total well-being of all our employees and provides resources to help them achieve their goals and support them in times of need. We provide comprehensive health plan benefits to our employees and their dependents, including tools and resources designed to empower our employees to achieve a healthy and balanced lifestyle.

We believe that It’s Great To Be Orange™. Employee engagement is fundamental to our understanding of the effectiveness of our human capital management strategies. We conduct various surveys that assess commitment, motivation, and engagement, as well as soliciting broader employee feedback, which we use to help us improve.

Public Storage | 2025 Proxy Statement | 7

2024 Highlights

Our employee engagement efforts have also led to recognition outside of Public Storage. We are proud to be named a Great Place to Work®, as rated by our employees, for the third year in a row. We have also been recognized by Comparably, Inc. as a “Choice Employer” with an “A+” Culture Score based on employee responses across 18 culture metrics, among other recognitions.

Great Place To Work®

Certified

SEP 2024-SEP 2025

USA

™

Responsible Governance Practices

Public Storage’s commitment to the highest ethical standards is the foundation of an effective governance structure that provides oversight and accountability, promotes fairness and compliance, and proactively manages risk. Good governance is critical to our operational, financial, and reputational resilience.

Our Board oversees senior management to ensure the long-term interests of the Company and our stakeholders are best served. Our trustees take a proactive, focused approach to their oversight responsibilities. Our corporate governance is structured to foster principled actions, informed and effective decision making, and appropriate monitoring of performance, risk, and compliance. Trustee decisions are governed by the Corporate Governance Guidelines and Trustees’ Code of Ethics, in addition to individual committee charters.

8 | Public Storage | 2025 Proxy Statement

2024 Highlights

Key aspects of our governance include:

Company-Wide	Board Structure and Composition
• Strong accountability and oversight • Pay-for-performance compensation philosophy • Focus on legal and regulatory compliance • ERM program

•
Declassified (annually elected) Board
•
83% current independent trustees
•
Lead independent trustee
•
Separate Chairman and CEO positions
•
Active Board refreshment (five trustee nominees have joined the Board since 2020)
•
All Audit Committee members are financial experts
•
Trustees may not serve on more than three public company boards (including the Board) without NGS Committee approval

Shareholder Rights	Additional Practices

•
No poison pill
•
Right to call special meetings
•
Right to nominate trustees (proxy access)
•
Majority shareholder vote to amend charter and bylaws and to approve M&A transactions
•
Majority vote requirements for trustee elections

•
Robust stock ownership guidelines
•
Clawback policy covering all compensation
•
Anti-hedging policy
•
No employment or severance agreements
•
Double-trigger equity vesting upon change of control
•
Political and charitable contributions policy

Code of Conduct

Employees, executive management, and trustees must adhere and annually attest to our Code of Conduct, which includes policies and standards around personal, professional, and marketplace integrity; anonymous reporting of concerns; and protecting Company assets. The Code of Conduct also covers the Foreign Corrupt Practices Act, antitrust and competition laws, anti-boycott laws, export control laws, insider trading laws, and equal opportunity, diversity, and anti-harassment standards. Executive management and trustees must also adhere to additional Codes of Ethics and Corporate Governance Guidelines.

Ongoing Board Refreshment

Our Board has demonstrated a commitment to board refreshment. Over forty percent of our trustees, all independent, have served for four years or less.

Our Commitment

We are committed to an integrated approach to sustainability across our organization. We strive to further reduce the Company’s environmental footprint while bolstering our resilience in the face of environmental, economic, political, data security, reputational, and other risks. We seek to continually strengthen our unique competitive advantages in order to manage risk, create and act upon opportunity, and generate sustained long-term value for our stakeholders. Please refer to our Sustainability Report available on our website at publicstorage.com for additional information regarding our sustainability program, efforts, and commitment to our stakeholders.

Public Storage | 2025 Proxy Statement | 9

Proposal 1:

Election of Trustees

Our Board has nominated twelve trustees, who have agreed to serve unit next year’s annual meeting of shareholders if elected by shareholders at our Annual Meeting
RECOMMENDATION: Vote FOR each nominee

10 | Public Storage | 2025 Proxy Statement

Proposal 1: Election of Trustees

PROPOSAL 1

ELECTION OF TRUSTEES

EXECUTIVE SUMMARY

Our Board has nominated twelve trustees for election at this year’s Annual Meeting to hold office until the next annual meeting of shareholders.

Each of the twelve nominees has agreed to be named in this proxy statement and to serve on the Board if elected. We expect all nominees to attend the Annual Meeting.

If any of our nominees becomes unavailable to stand for election, the proxies named on the proxy card intend to vote your common shares for the election of any substitute nominee proposed by the Board.

We believe that each nominee has the skills, experience, and personal qualities the Board seeks, and that the combination of these nominees creates an effective, well-functioning Board that serves the best interests of Public Storage and our shareholders.

The Board is responsible for overseeing management and providing sound governance on behalf of our shareholders. The Board and each of its committees have an active role in overseeing management of the Company’s risks, a responsibility that the Board believes is one of its most important areas of oversight.

The Board carries out its responsibilities through (1) the effective collaboration of our highly capable and experienced trustees; (2) a well-crafted Board structure, which includes separate individuals holding the positions of the CEO, the Chairman of the Board, and the Lead Independent Trustee; (3) a strong committee structure that enables trustees to provide the appropriate level of focused oversight and subject-matter expertise; and (4) adherence to our Corporate Governance Guidelines and Trustees’ Code of Ethics.

BOARD EVALUATIONS AND NOMINATIONS

In our annual Board evaluation and nomination process, the NGS Committee evaluates our trustees—individually and as a group—in light of the current needs of the Board and the Company. This annual evaluation process reviews the effectiveness of the Board, its committees, and trustees, with a focus on Board composition, culture, and administration. In addition, during the course of the year, the NGS Committee discusses Board succession and may review potential trustee candidates. The NGS Committee has in the past retained third parties to assist in identifying potential nominees.

Our annual evaluation process involves assessments at the Board, Board committee, and individual trustee levels under the direction of the NGS Committee Chair and the Chairman of the Board. Each trustee completes an anonymous written questionnaire and then meets individually with the NGS Committee Chair to review themes identified in the questionnaire responses and discuss other evaluation topics. Following the individual interviews, the NGS Committee Chair discusses with the NGS Committee the aggregated results of the written questionnaires and the NGS Committee Chair's conversations with individual trustees. The NGS Committee Chair also presents committee-specific feedback to each of the Audit Committee Chair and CHC Committee Chair and reports the results of the annual evaluation process to the full Board. Feedback resulting from these evaluations is used to refine Board and Board

Public Storage | 2025 Proxy Statement | 11

Proposal 1: Election of Trustees

committee practices and improve Board, Board committee, and individual trustee performance. In addition, the NGS Committee takes into consideration these evaluations when recommending the slate of nominees for election to the Board at each annual meeting of shareholders.

BOARD QUALIFICATIONS

The NGS Committee has developed a matrix of skills to help assess the qualifications of trustee candidates, including:

•
core trustee attributes—independence, high integrity and ethical standards, experience as a senior executive, public company board experience, risk management experience, understanding of or experience with complex public companies or like organizations, and ability to work collegially and collaboratively with other trustees and management;
•
professional skills, experience, and knowledge, such as financial literacy, industry experience, operational management experience, capital markets/banking expertise, corporate governance, sustainability experience, real estate, technology, marketing, tax, senior executive experience, and other expertise that may be important to oversight of the Company’s operations and strategic objectives; and
•
diversity enhancing qualities—age, tenure, gender, and personal background.

The NGS Committee considers the relevant skills and attributes of each Board candidate with the goal of nominating a diverse slate of candidates with an appropriate combination of skills, experience, and personal qualities that will best serve the Board and its committees, our Company, and our shareholders.

The NGS Committee also annually considers each Board candidate’s competing commitments and responsibilities, including service on other corporate boards, with a view to confirming that such other commitments and responsibilities will not adversely impact the ability of Board candidates to satisfy the significant commitments required of our trustees.

BOARD REFRESHMENT AND SUCCESSION STRATEGY

Our Board and the NGS Committee understand the importance of Board refreshment. We aim to strike a balance between the knowledge and perspective that come from longer-term service on the Board with the new experience, ideas, and energy that can come from adding new trustees. We regularly consider whether our Board appropriately includes trustees who have valuable historic institutional knowledge of Public Storage and the competitive environment, as well as newer trustees with varied backgrounds, perspectives, and skills. As a result of our ongoing Board refreshment efforts, the average tenure of the twelve trustees submitted for re-election at the Annual Meeting is 8.7 years.

The NGS Committee takes a strategic approach to refreshment and succession planning. The NGS Committee’s approach includes considering the Company’s business strategy, regularly refining its list of the skills necessary for effective Company oversight over the short- and long-term, regularly assessing how the current Board meets these targeted skills, and identifying skills and backgrounds that should be bolstered by adding new trustees.

These ongoing strategic assessments are supported and informed by the rigorous annual evaluation process performed under the direction of the NGS Committee Chair and the Chairman of the Board at the Board, Board committee, and individual trustee levels.

12 | Public Storage | 2025 Proxy Statement

Proposal 1: Election of Trustees

We also consider any meaningful changes in the job responsibilities or business associations of our trustees. As discussed more fully below under “Corporate Governance—Changes in Trustee Responsibilities and Commitments” on page 31, our Corporate Governance Guidelines and Trustees’ Code of Ethics permit the NGS Committee to request that a trustee resign if such a change impairs the trustee’s effectiveness. The NGS Committee also takes into account anticipated trustee retirements as it considers its long-term Board composition goals. In addition, as part of our shareholder engagement dialogue, we have in the past discussed with our investors the composition and performance of our Board, and we will continue to do so upon request or as otherwise appropriate.

Assuming the election of this year’s proposed trustee nominees, we believe we will have a good balance between tenured and newer trustees, and that the proposed slate of nominees will constitute a strong, independent Board that will be well-positioned to navigate the current challenging business environment, accelerate the Company’s growth, and support the accomplishment of key corporate objectives for the benefit of all of our stakeholders.

BOARD DIVERSITY

Our Board, including the nominees submitted for election at the Annual Meeting, reflects diverse perspectives and a complementary mix of skills, experience, and backgrounds that we believe are paramount to our ability to represent the interests of all stakeholders.

Our trustee nominees, 83% of whom are independent, have a broad range of experience in varying fields, including real estate, finance, financial reporting, banking, international affairs, governance, marketing, retail, operations, legal, and cybersecurity/technology. A majority of our trustees hold or have held directorships at other U.S. public companies. Three of our trustee nominees, in addition to our Chairman and our CEO, have served as CEOs, and all have demonstrated superb leadership and analytical skills gained from deep experience in management, finance, and corporate governance.

Composition Highlights

•
Independence: 10 of 12 Trustee Nominees
•
Gender Diversity: 4 of 12 Trustee Nominees
•
Racial Diversity: 5 of 12 Trustee Nominees
•
Age Diversity: 40s—1 Trustee Nominee; 50s—1 Trustee Nominee; 60s—8 Trustee Nominees; 70s—2 Trustee Nominees
•
Tenure: 8.7 Years Average; 3 Years or Less—1 Trustee Nominee; 3 to 7 Years—7 Trustee Nominees; 7 or More Years—4 Trustee Nominees

Four of our trustee nominees are women, including our Lead Independent Trustee and our Audit Committee chair, and five are racially diverse or self-identify as being from an underrepresented community. Additionally, our Chairman and our CEO have provided meaningful in-person opportunities for the Board to interact with key members of management beyond our executive officers on a quarterly basis. Three-fifths of our current executive officers are diverse (including our Chief Administrative Officer (gender and racial), Chief Operating Officer (racial and veteran), and Chief Legal Officer (racial)).

Given their diverse backgrounds, we believe that our trustees provide a variety of points of view that improve the quality of dialogue, contribute to a more effective decision-making process, and enhance overall culture in the boardroom. Maintaining this diversity of views and experience is a key focus area for the NGS Committee and the Board.

Public Storage | 2025 Proxy Statement | 13

Proposal 1: Election of Trustees

NOMINEE QUALIFICATIONS

The Board has nominated twelve trustees, all of whom are incumbents, for election at the Annual Meeting.

We recommend that you vote FOR each nominee.

Nominee	Age	Principal Professional Background	Trustee Since	Committee Membership

Ronald L. Havner, Jr.	67	Chairman of the Board; Retired Chief Executive Officer of Public Storage	2002

Tamara Hughes Gustavson (Independent Trustee)	63	Real Estate Investor; Philanthropist	2008
Maria R. Hawthorne (Independent Trustee)	65	Retired Chief Executive Officer of PS Business Parks, Inc.	2024	Audit

Shankh S. Mitra (Independent Trustee)	44	Chief Executive Officer of Welltower Inc.	2021	CHC

Rebecca Owen (Independent Trustee)	63	Retired President of CEI Realty Inc.; Former Chief Legal Officer of Clark Enterprises, Inc.	2021	CHC and NGS

Kristy M. Pipes (Lead Independent Trustee)	65	Retired Managing Director and Chief Financial Officer of Deloitte Consulting	2020	Audit (Chair) and NGS

Avedick B. Poladian (Independent Trustee)	73	Retired Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc.	2010	CHC (Chair) and Audit

John Reyes (Independent Trustee)	64	Retired Chief Financial Officer of Public Storage	2019	Audit

Joseph D. Russell, Jr.	65	President and CEO of Public Storage; Former Chief Executive Officer of PS Business Parks, Inc.	2019

Tariq M. Shaukat (Independent Trustee)	52	Chief Executive Officer of Sonar, a privately held clean code solution provider	2019	Audit

Ronald P. Spogli (Independent Trustee)	77	Co-Founder of Freeman Spogli & Co.; Former Ambassador to the Italian Republic and the Republic of San Marino	2010	NGS (Chair) and CHC

Paul S. Williams (Independent Trustee)	65	Retired Partner at Major, Lindsey & Africa; Former President of the National Association of Corporate Directors (NACD) Chicago Chapter	2021	CHC and NGS

14 | Public Storage | 2025 Proxy Statement

Proposal 1: Election of Trustees

TRUSTEE NOMINEES SKILLS and Background SUMMARY

The Board believes that our trustee nominees provide Public Storage with the combined skills, experience, and personal qualities needed for an effective and engaged Board.

* Includes self-identification as being from an underrepresented community.

Public Storage | 2025 Proxy Statement | 15

Proposal 1: Election of Trustees

TRUSTEE NOMINEE BIOGRAPHIES

Ronald L. Havner, Jr. Chairman

Age: 67 Trustee since: 2002

Mr. Havner joined the Board in November 2002 and has served as Chairman since August 2011. Mr. Havner served as Chief Executive Officer of Public Storage from November 2002 until his retirement on January 1, 2019. Mr. Havner joined Public Storage in 1986 and held a variety of senior management positions prior to becoming Chief Executive Officer.

Mr. Havner serves as a director of AvalonBay Communities, Inc. (NYSE: AVB). He previously served as Chairman of the Board of Public Storage’s affiliate, Shurgard Self Storage SA (Shurgard) (EURONEXT: SHUR), from October 2018 until May 2023. Mr. Havner also previously served as Chairman of the Board of PS Business Parks, Inc. (PS Business Parks) (previously listed on the NYSE) from March 1998 until its sale in July 2022. He was the 2014 Chairman of the Board of Governors of Nareit.

Key Reasons for Nomination:

Mr. Havner’s qualifications for election to the Board include his extensive leadership experience and Company and industry knowledge. Having served at Public Storage for almost 40 years, including 17 years as Chief Executive Officer, Mr. Havner provides an invaluable perspective in Board discussions about the historic operations and strategic direction of the Company.

Tamara Hughes Gustavson Real Estate Investor Philanthropist

Age: 63 Trustee since: 2008 Independent Trustee

Ms. Gustavson joined the Board in November 2008. She was previously employed by Public Storage from 1983 to 2003, serving most recently as Senior Vice President, Administration. During the past ten years, Ms. Gustavson has supervised her personal business investments and engaged in charitable activities.

Ms. Gustavson currently serves on the Board of Trustees of American Homes 4 Rent (NYSE: AMH), the Board of Trustees of the William Lawrence and Blanche Hughes Foundation, and the Board of Trustees of the University of Southern California. Ms. Gustavson is our largest single shareholder and owns approximately 9.9% of the Company’s common shares.

Key Reasons for Nomination:

Ms. Gustavson’s qualifications for election to the Board include her knowledge of the Company and its business and her public company board experience. In addition, as the largest individual shareholder of the Company, Ms. Gustavson provides the Board with a shareholder’s perspective on the operations and strategic direction of the Company.

16 | Public Storage | 2025 Proxy Statement

Proposal 1: Election of Trustees

Maria R. Hawthorne Retired Chief Executive Officer of PS Business Parks, Inc.

Age: 65 Trustee since: 2024 Independent Trustee Committees: Audit

Ms. Hawthorne joined the Board in 2024. She served as President and Chief Executive Officer of PS Business Parks (previously listed on the NYSE) from August 2015 and July 2016, respectively, until her retirement in September 2020. She also served as PS Business Parks’s Interim Chief Operating Officer from January 2022 until its sale in July 2022. Ms. Hawthorne previously served as PS Business Parks’s Chief Financial Officer from September 2017 to September 2018, its Executive Vice President, Chief Administrative Officer from July 2013 to August 2015, and in various other management roles since 1994. Prior to joining PS Business Parks, Ms. Hawthorne held several management positions with American Office Park Properties from 1988 to 1994.

Ms. Hawthorne has been a member of the Board of Directors of Essex Property Trust (NYSE: ESS) since March 2020 and of ASGN Incorporated (NYSE: ASGN) since June 2021. Previously, Ms. Hawthorne served as a director of PS Business Parks from July 2016 until its sale in July 2022.

Key Reasons for Nomination:

Ms. Hawthorne’s qualifications for election to the Board include her expertise in commercial real estate, financial and operational strategies, acquisitions and development, capital markets, enterprise risk management, and leadership development. She is an experienced public company director with extensive audit committee experience.

Shankh S. Mitra Chief Executive Officer of Welltower Inc.

Age: 44 Trustee since: 2021 Independent Trustee Committees: CHC

Mr. Mitra joined the Board in January 2021. He has served as the Chief Executive Officer of Welltower Inc. (NYSE: WELL), a publicly traded real estate investment trust that invests in seniors housing operators, post-acute providers, and health systems, since October 2020. Previously, Mr. Mitra served as Welltower Inc.’s Chief Investment Officer from August 2018 to January 2023, Senior Vice President—Investments from January 2018 to August 2018, and Senior Vice President—Finance & Investments from January 2016 to January 2018. From July 2013 to October 2015, Mr. Mitra served as Portfolio Manager, Real Estate Securities at Millennium Management. Mr. Mitra served as Senior Analyst at Citadel Investment Group from April 2012 to June 2013 and Fidelity Investments from June 2009 to March 2012.

Mr. Mitra has served as a director of Welltower Inc. since October 2020.

Key Reasons for Nomination:

Mr. Mitra’s qualifications for election to the Board include his extensive experience as a public company executive and director, including as Chief Executive Officer and director of a large REIT, his extensive experience owning, operating, acquiring, and developing real estate, his enterprise risk management expertise, and his financial acumen and expertise in mergers and acquisitions and capital allocation.

Public Storage | 2025 Proxy Statement | 17

Proposal 1: Election of Trustees

Rebecca Owen Retired President of CEI Realty, Inc. Former Chief Legal Officer of Clark Enterprises, Inc.

Age: 63 Trustee since: 2021 Independent Trustee Committees: CHC NGS

Ms. Owen joined the Board in January 2021. Ms. Owen has served as the Chair and founder of Battery Reef, LLC, a commercial real estate investment and management company, since January 2019. From 1995 until January 2019, she served in various roles at Clark Enterprises, Inc., a private investment firm, and its affiliated companies, including as President and Chief Investment Officer of CEI Realty, Inc., the real estate investment arm of Clark Enterprises, from 2015 to 2019, and Chief Legal Officer of Clark Enterprises from 1995 to 2017.

Ms. Owen has served on the Board of Directors of Willscot Mobile Mini Holdings Corp. (NASDAQ: WSC) since November 2021. In addition, Ms. Owen has served on the Board of Directors of Carr Properties, a private real estate investment trust, since 2013, on the Board of Directors of The Feil Organization, a private commercial real estate investment and management company, since 2022, and as Chair of the Real Estate Investment Advisory Committee of ASB Capital Management, LLC, a registered investment advisor, since 2017. Previously, Ms. Owen served on the Board of Directors of Jernigan Capital, Inc. (NYSE: JCAP) from December 2018 to November 2020.

Key Reasons for Nomination:

Ms. Owen’s qualifications for election to the Board include her extensive experience acquiring, developing, owning, and managing commercial real estate, including as President of a large, diversified, private real estate firm, her significant financial, risk management, and legal expertise, and, through her board experience, her valuable insight into human resources and corporate governance matters.

Kristy M. Pipes Former Managing Director and Chief Financial Officer of Deloitte Consulting

Age: 65 Trustee since: 2020 Lead Independent Trustee Committees: Audit (Chair) NGS

Ms. Pipes joined the Board in October 2020. Ms. Pipes previously served as Managing Director and Chief Financial Officer of Deloitte Consulting, an international management consultancy firm, where she managed the finance function. Ms. Pipes held various leadership positions, including serving on the firm’s Management Committee and Consulting Operations Committee. Prior to joining Deloitte in 1999, Ms. Pipes was Vice President and Manager, Finance Division, at Transamerica Life Companies and Senior Vice President and Chief of Staff for the President and Chief Executive Officer (among other senior management positions) at First Interstate Bank of California.

Ms. Pipes serves on the Boards of Directors of AECOM (NYSE: ACM), ExlService Holdings, Inc. (NASDAQ: EXLS), and Savers Value Village (NYSE: SVV). She also served as a director of PS Business Parks (previously listed on the NYSE) from July 2019 until its sale in July 2022.

Key Reasons for Nomination:

Ms. Pipes’s qualifications for election to the Board include her extensive finance and financial reporting expertise and experience, including her experience as a chief financial officer. Ms. Pipes also brings deep management, leadership, and risk management experience to the Board, having held several senior leadership positions during her career, as well as cybersecurity and data privacy experience.

18 | Public Storage | 2025 Proxy Statement

Proposal 1: Election of Trustees

Avedick B. Poladian Retired Executive Vice President and Chief Operating Officer of Lowe Enterprises

Age: 73 Trustee since: 2010 Independent Trustee Committees: CHC (Chair) Audit

Mr. Poladian joined the Board in February 2010. From 2007 to the end of 2016, Mr. Poladian held the positions of Executive Vice President and Chief Operating Officer for Lowe Enterprises, a diversified national real estate company that he joined in 2003. Mr. Poladian was with Arthur Andersen from 1974 to 2002 as Managing Partner, Pacific Southwest.

Mr. Poladian serves as a director of funds managed by Western Asset Management, including two publicly traded funds, and is a director of Occidental Petroleum Corporation (NYSE: OXY). Mr. Poladian is also a member of the Board of Councilors of the USC Sol Price School of Public Policy, the Board of Advisors of the Ronald Reagan UCLA Medical Center, and Director Emeritus of the YMCA of Metropolitan LA. He previously served on the boards of California Pizza Kitchen (previously listed on Nasdaq) and California Resources Corporation (NYSE: CRC).

Key Reasons for Nomination:

Mr. Poladian’s qualifications for election to the Board include his expertise and experience in real estate investing and operations, including as a result of his service as the chief operating officer and chief financial officer of a large diversified real estate company, and his expertise in finance, accounting, and financial reporting, including as a result of his experience as an auditor and senior executive at a national accounting firm. Through his experience with other public companies, Mr. Poladian also brings valuable insight into our business and corporate governance.

John Reyes Retired Senior Vice President and Chief Financial Officer of Public Storage

Age: 64 Trustee since: 2019 Independent Trustee Committees: Audit

Mr. Reyes joined the Board in January 2019. Mr. Reyes served as Senior Vice President and Chief Financial Officer of Public Storage from 1996 until his retirement effective January 1, 2019. Mr. Reyes joined Public Storage in 1990 and served in various positions until his promotion to Chief Financial Officer in 1996. From 1983 to 1990, Mr. Reyes was employed by EY as a Certified Public Accountant.

Key Reasons for Nomination:

Mr. Reyes’s qualifications for election to the Board include his extensive expertise and experience with the Company’s finances, accounting, financial reporting, and risk management, given his experience in having served as the Company’s Chief Financial Officer for more than 20 years. Mr. Reyes provides invaluable perspective in Board discussions about the historic operations and strategic direction of the Company.

Public Storage | 2025 Proxy Statement | 19

Proposal 1: Election of Trustees

Joseph D. Russell, Jr. President and Chief Executive Officer of Public Storage

Age: 65 Trustee since: 2019

Mr. Russell joined the Board in January 2019. Mr. Russell has been President of Public Storage since July 2016 and has served as its Chief Executive Officer since January 1, 2019. Previously, Mr. Russell was President and Chief Executive Officer of PS Business Parks (previously listed on the NYSE) from August 2002 until July 2016. Mr. Russell served on the Board of Directors of PS Business Parks from August 2003 until its sale in July 2022. Mr. Russell serves on the Executive Committee of the Board of Governors of Nareit. Before joining PS Business Parks, Mr. Russell was employed by Spieker Properties, Inc. (Spieker) (previously listed on the NYSE), an owner and operator of office and industrial properties in Northern California, and its predecessor, for more than ten years. Mr. Russell served as an officer of Spieker when it became a publicly traded REIT in 1993.

Key Reasons for Nomination:

Mr. Russell’s qualifications for election to the Board include his leadership experience and Company and industry knowledge, including his over 30-year involvement with publicly traded REITs and extensive experience with self-storage and other types of real estate. Mr. Russell provides management’s perspective in Board discussions about the operations and strategic direction of the Company.

Tariq M. Shaukat Chief Executive Officer of Sonar

Age: 52 Trustee since: 2019 Independent Trustee Committees: Audit

Mr. Shaukat joined the Board in July 2019. He has been Chief Executive Officer of Sonar, a clean code solution provider, since July 2024, and prior thereto he was co-Chief Executive Officer since August 2023. Prior to that, Mr. Shaukat was President of Bumble Inc. from July 2020 to August 2023. He also served as President of Google Cloud at Google LLC from 2016 to 2020, where he oversaw go-to-market operations and product and engineering for industry solutions powered by artificial intelligence and machine learning. Before joining Google LLC, Mr. Shaukat was Executive Vice President and Chief Commercial Officer at Caesars Entertainment Corporation, after initially joining the company in 2012 as Executive Vice President and Chief Marketing Officer. His responsibilities included oversight of revenue management, marketing, information technology, and analytics across all business lines. Prior to Caesars Entertainment Corporation, Mr. Shaukat was a Partner at McKinsey & Company and held leadership positions at various technology-based companies.

Mr. Shaukat serves on the Board of Directors of GAP, Inc. (NYSE: GPS).

Key Reasons for Nomination:

Mr. Shaukat’s qualifications for election to the Board include his extensive digital, marketing, technology, cybersecurity, and data analytics experience. In addition, Mr. Shaukat brings international experience and his proven leadership and unique perspective to the Board.

20 | Public Storage | 2025 Proxy Statement

Proposal 1: Election of Trustees

Ronald P. Spogli Co-Founder of Freeman Spogli & Co. Former Ambassador to the Italian Republic and the Republic of San Marino

Age: 77 Trustee since: 2010 Independent Trustee Committees: NGS (Chair) CHC

Mr. Spogli joined the Board in February 2010. Mr. Spogli co-founded Freeman Spogli & Co. (Freeman Spogli), a private investment firm dedicated to middle-market companies positioned for growth, in 1983. Freeman Spogli has invested over $5.9 billion in 71 portfolio companies with an aggregate transaction value of over $29 billion and has completed over 250 add-on acquisitions with its portfolio companies. He served as the United States Ambassador to the Italian Republic and the Republic of San Marino from August 2005 until February 2009.

Mr. Spogli also serves on the Board of Overseers of the Hoover Institution at Stanford University and on the Boards of Trustees of the W. M. Keck Foundation, the Center for American Studies in Rome, Italy, and White Bridge Investments, an Italian investment company. Previously, Mr. Spogli served as the Vice Chair of The J. Paul Getty Trust.

Key Reasons for Nomination:

Mr. Spogli’s qualifications for election to the Board include investing and investment management expertise and his broad-ranging board and executive experience. In addition, Mr. Spogli’s experience in government and international relations provides helpful insight in the European countries where Public Storage has investments.

Public Storage | 2025 Proxy Statement | 21

Proposal 1: Election of Trustees

Paul S. Williams Retired Partner, Major, Lindsey & Africa Former President, National Association of Corporate Directors, Chicago Chapter

Age: 65 Trustee since: 2021 Independent Trustee Committees: CHC NGS

Mr. Williams joined the Board in January 2021. Mr. Williams served as a Partner and Managing Director of Major, Lindsey & Africa, LLC, an executive recruiting firm, from 2005 to 2018. He also served as Director of Global Diversity Search, assisting legal organizations in enhancing their diversity. Mr. Williams is the past President of the Chicago Chapter of the National Association of Corporate Directors. From 2001 through 2005, Mr. Williams served as Executive Vice President, Chief Legal Officer & Corporate Secretary of Cardinal Health, Inc. (NYSE: CAH), a provider of products and services to healthcare providers and manufacturers.

Mr. Williams serves on the Boards of Directors of Air Transport Services Group (NASDAQ: ATSG) and of a cluster of funds in the American Funds mutual fund family (part of the privately-held Capital Group).

Previously, Mr. Williams served on the Boards of Directors of Compass Minerals (NYSE: CMP), Romeo Power, Inc. (previously listed on NYSE), Essendant, Inc. (previously listed on NASDAQ), Bob Evans Farms, Inc. (previously listed on NASDAQ), and State Auto Financial Corporation (previously listed on NASDAQ), including as State Auto Financial’s Lead Independent Director.

Key Reasons for Nomination:

Mr. Williams’s qualifications for election to the Board include his corporate governance and human capital management expertise, including with respect to talent development and diversity and inclusion, and his extensive legal and regulatory experience. In addition, Mr. Williams brings substantial executive management leadership experience.

VOTE REQUIRED AND RECOMMENDATION

For the election of trustees, trustee nominees receiving an affirmative vote of a majority of the votes cast at the Annual Meeting will be elected. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends voting FOR all trustee nominees.

22 | Public Storage | 2025 Proxy Statement

Corporate Governance

CORPORATE GOVERNANCE

BOARD ENGAGEMENT AND OVERSIGHT

Our Board is a critical resource for senior management and provides invaluable insight and oversight. The Board and our senior leadership team engage regularly and collaborate closely to ensure the Company meets its commitments to all stakeholders, including our employees, customers, and our shareholders.

One of the Board’s highest priorities continues to be guiding the development and execution of the Company’s long-term strategy. The Board remains focused on working with management to develop strategies to accelerate growth and create long-term value for our shareholders.

GOVERNANCE STRUCTURE

Our Board oversees our CEO and other senior management to ensure that the long-term interests of the Company and our shareholders are best served. We expect our trustees to take a proactive, focused approach to executing their oversight responsibilities.

Our governance structure is designed to foster principled actions, informed and effective decision-making, and appropriate monitoring of performance, risk, and compliance. Our key governance documents, including our Corporate Governance Guidelines and Trustee’s Code of Ethics, Code of Conduct, Code of Ethics for Senior Financial Officers, and our committee charters, are available on the Investor Relations section of our website at publicstorage.com or by writing to Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary. We will disclose any substantive amendments to or waivers of any of our ethics policies and standards on our website and in accordance with Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE) requirements.

BOARD LEADERSHIP STRUCTURE

One of the Board’s key responsibilities is to determine the optimal leadership structure to provide effective oversight of management. As a result, the Board does not have a policy as to whether the roles of Chairman and CEO should be separated or combined. The Board believes that our shareholders are best served when the Board has flexibility to consider the relevant facts and circumstances to ensure that the Board leadership structure best reflects the needs of the Company at that time.

Prior to January 1, 2019, when Ronald L. Havner, Jr., retired as CEO, the roles of Chairman and CEO were combined and held by Mr. Havner. Upon Mr. Havner’s retirement, the Board determined that he would remain Chairman of the Board, and the roles of Chairman and CEO have been separately held by Mr. Havner and Mr. Russell, respectively, since January 1, 2019.

The Chairman typically attends our annual meeting of shareholders and has the authority to call special meetings of shareholders. The Chairman also has the authority to call and act as chairman of meetings of the Board. In addition to conversations our Chairman has with shareholders at our annual meetings, the Chairman may also participate in informal meetings with shareholders. The Chairman regularly engages with the CEO, Lead Independent Trustee, chairs of Board committees, and other members of the Board regarding issues related to Board structure. The Chairman also assists the CHC Committee with the annual performance review of our CEO.

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Corporate Governance

Our Board established the position of Lead Independent Trustee in 2011 to provide an independent leadership role on the Board when the roles of Chairman and CEO are combined or when the Chairman is otherwise not independent. Notwithstanding that the Chairman and CEO roles were separated on January 1, 2019, we maintain the Lead Independent Trustee role as a matter of good corporate governance and to bolster the independence of the Board.

We describe more fully the role of the Lead Independent Trustee in our Corporate Governance Guidelines and Trustees’ Code of Ethics. Among other things, the Lead Independent Trustee presides at all executive sessions of the independent trustees, assists in the recruitment and selection of new trustees, and consults with the CEO on strategic planning and other issues when the CEO and Chairman roles are combined.

Under our Corporate Governance Guidelines and Trustees’ Code of Ethics, our Lead Independent Trustee is appointed to serve one or more successive three-year terms. Kristy M. Pipes has served as our Lead Independent Trustee since May 2024. Ms. Pipes is an effective leader on the Board, also serving as Chair of the Audit Committee, and she brings extensive management, leadership, and risk management experience to the position of Lead Independent Trustee.

BOARD COMMITTEES

The three standing committees of the Board are the Audit, CHC, and NGS Committees. The Board has determined that each member of the Audit, CHC, and NGS Committees is independent in accordance with NYSE rules.

Each committee has a charter that generally states the purpose of the committee and outlines the committee’s structure and responsibilities. Each committee reviews the adequacy of its charter annually. The following lists the number of meetings held by each committee in 2024:

Committee	Number of Meetings in 2024

Audit	7

Compensation and Human Capital	3

Nominating, Governance, and Sustainability	5

24 | Public Storage | 2025 Proxy Statement

Corporate Governance

The current membership and primary areas of responsibility of our Board committees are as follows:

Audit Committee

Members: Kristy M. Pipes (Chair), Maria R. Hawthorne, Avedick B. Poladian, John Reyes, and Tariq M. Shaukat

•
Oversees the accounting and financial reporting processes of the Company
•
Oversees our ERM framework and, specifically, financial, cybersecurity, and other information technology and privacy risks relating to the Company, including steps management has taken to monitor and control financial and cybersecurity risk exposure
•
Monitors: (i) the integrity of our financial statements; (ii) our compliance with legal or regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and public accountants
•
Responsible for the appointment, compensation, and oversight of our independent registered public accounting firm
•
Oversees the accuracy and reliability of the Company’s quantitative public disclosures relating to sustainability matters
•
All five members of our Audit Committee qualify as financial experts and meet the SEC and NYSE’s heightened independence requirements for audit committee members

Compensation and Human Capital Committee

Members: Avedick B. Poladian (Chair), Shankh S. Mitra, Rebecca Owen, Ronald P. Spogli, and Paul S. Williams

•
Evaluates, either as a committee or together with other independent trustees, our CEO’s performance and sets the CEO’s compensation level based on this evaluation, including incentive and equity-based compensation plans
•
Sets the amount and form of compensation for the executive officers who report to the CEO
•
Administers the Company’s equity and incentive compensation plans
•
Reviews and discusses with management the Compensation Discussion and Analysis (CD&A) to be included in the proxy statement and recommends to the Board inclusion of the CD&A in the Company’s Annual Report on Form 10-K and annual proxy statement
•
Assists the Board in overseeing the Company’s strategies and policies for human capital development, including employee development and training, Company culture, such as engagement and inclusion, employee health and safety, and management succession planning, and coordinates with other Board committees on such matters as appropriate
•
Periodically reviews and evaluates the compensation for trustees, including Board and committee retainers, equity-based compensation, and such other forms of compensation as it may consider appropriate, and recommends to the Board, as appropriate, changes to such compensation

Public Storage | 2025 Proxy Statement | 25

Corporate Governance

•
Provides a description of the processes and procedures for the consideration and determination of executive compensation for inclusion in the Company’s annual proxy statement
•
Prepares the Compensation and Human Capital Committee Report for inclusion in the Company’s annual proxy statement
•
Reviews and discusses, at least annually, the Company’s processes for evaluating whether any risks arising from the Company’s compensation policies and practices are reasonably likely to have any material adverse effects, and the Company’s management of such risks
•
Oversees the advisory shareholder votes on the Company’s executive compensation programs and policies and the frequency of such votes, and evaluates the CHC Committee’s performance annually

Nominating, Governance, and Sustainability Committee

Members: Ronald P. Spogli (Chair), Rebecca Owen, Kristy M. Pipes, and Paul S. Williams

•
Assists the Board in identifying individuals qualified to become Board members, recommending nominees to the Board to fill vacancies and new appointments, and ensuring that the Board reflects diversity of experience, skills, and personal background
•
Oversees the Company’s policies and procedures with respect to the consideration of trustee candidates recommended or nominated by shareholders
•
Prior to each annual meeting of shareholders, recommends to the Board a slate of nominees for election as trustees
•
Reviews and makes recommendations to the Board on Board organization, structure, and succession
•
Assists the Board in evaluating the performance of the Board and its committees
•
Conducts reviews of trustee independence
•
Reviews and makes recommendations for committee appointments to the Board
•
Assesses and makes recommendations to the Board on corporate governance matters
•
Develops and assesses the adequacy of the Corporate Governance Guidelines and Trustees’ Code of Ethics, Code of Conduct, and other governance policies on an ongoing basis and recommends any changes to the Board
•
Administers the Company’s stock ownership guidelines for trustees and executive officers, including granting hardship exceptions
•
Oversees new trustee orientation and continuing education opportunities for trustees
•
Supports the Board in developing and maintaining Company-level policies on sustainability matters
•
Oversees the Company’s Sustainability Committee and oversees and monitors management’s efforts and activities on sustainability initiatives, including any Company

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Corporate Governance

sustainability performance goals, and coordinates with other Board committees on such matters as appropriate
•
Oversees the Company’s disclosure practices related to sustainability matters, including the Company’s Sustainability Report, and coordinates with other Board committees on such matters as appropriate
•
Oversees political and charitable contributions and other public policy matters

PROXY ACCESS

Our Amended and Restated Bylaws (Bylaws) provide for proxy access, thereby giving our shareholders an even greater voice in trustee elections. A shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common shares continuously for at least three years may include in our proxy materials trustee nominees constituting up to the greater of two trustees or 20% of the number of trustees on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our Bylaws. There are no qualifying shareholder nominations for inclusion in our proxy statement.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board is responsible for overseeing our Company-wide approach to the identification, assessment, and management of short-term, intermediate-term, and long-term risks facing the Company. The Board recognizes its responsibility for overseeing the assessment and management of risks that may threaten successful execution of our long-term strategies, and the Board consults with outside advisors and experts when necessary. All of our trustees bring risk management experience from their principal occupation or other professional experience, including service on other boards and attendance at pertinent seminars and director education programs.

The Board’s risk management processes include a comprehensive ERM framework focused on:

•
evaluating the risks facing the Company and aligning the Company’s efforts to mitigate those risks with its strategy and risk appetite;
•
communicating and improving the Company’s understanding of its key risks and responsive actions; and
•
providing the Board with a measurable way to exercise its oversight responsibilities over the Company’s risk assessment and risk management efforts.

Critical components of our risk oversight framework include regular assessments among risk owners to identify and assess key risks facing the Company. Our executive team calibrates risk owner assessments across each of our key risk categories and leads efforts to identify mitigation controls to reduce the Company’s exposure to risks. Our Board and its committees regularly receive presentations from management on risks to the business. Additionally, all trustees have access to members of management if a trustee wishes to follow up on items discussed outside of the Board or committee meeting.

To ensure our risk profile is appropriately reflected in our public disclosures, members of our legal and finance teams, as well as our Vice President, Enterprise Risk, participate in quarterly meetings with the Audit Committee regarding risk oversight.

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Corporate Governance

Our Audit Committee is primarily responsible for oversight of our ERM framework and processes. Oversight for certain specific risks falls under the responsibilities of our Board committees. The committees regularly advise the full Board of their oversight activities.

The Audit Committee focuses on financial, reputational, legal, information security, and other risks affecting the Company. The Audit Committee also discusses the Company’s policies with respect to risk assessment and risk management. The Audit Committee engages quarterly with members of management, including from the finance, legal, enterprise risk and compliance, information technology, and internal audit functions, as well as external experts as appropriate, to assess the risk environment, including current and anticipated risks, and the Audit Committee in turn provides reports to the full Board.

•
Oversight of Financial Risks. The Audit Committee, which comprises entirely independent trustees and financial experts, is responsible for assisting the Board in fulfilling its oversight of the effectiveness of the accounting and financial reporting processes of the Company and audits of its financial statements, including the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent registered public accountants’ qualifications, independence, and performance; and the scope and results of internal audits, the Company’s internal controls over financial reporting, and the performance of the Company’s internal audit function.
•
Oversight of Information Security Risks. The Audit Committee also oversees cybersecurity risks, data privacy risks, risks related to the use of artificial intelligence technologies, and other information technology risks affecting the Company. Management reports quarterly to the Audit Committee regarding information security. Several members of our Audit Committee have cybersecurity experience from their principal occupation or other professional experience.

The Compensation and Human Capital Committee focuses on risks related to our compensation program, including evaluating appropriate compensation incentives relating to the compensation of our executives and employees, our human capital, and management succession matters.

•
Oversight of Compensation Risks. The CHC Committee annually considers a report from management in their review of the Company’s processes for evaluating potential risks related to compensation policies and practices applicable to all employees and the Company’s management of such risks. Most recently, in February 2025, the CHC Committee considered the Company’s Annual Report on Form 10-K and also considered and discussed with management its conclusion that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

In connection with preparing the report for the CHC Committee’s consideration, members of our senior management team, including our CEO and Chief Administrative Officer, reviewed the target metrics for all of our employee incentive compensation plans. At the completion of the review, management and the CHC Committee concluded that our incentive compensation plans did not create undue risks for the Company.

The Nominating, Governance, and Sustainability Committee focuses on risks associated with Board succession planning, corporate governance, Board effectiveness, and public policy matters, including political and charitable contributions. The NGS Committee also supports the Board in identifying and overseeing risks associated with sustainability matters and, as appropriate, coordinates with other Board committees on such matters (such as the CHC

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Corporate Governance

Committee with respect to sustainability-related compensation metrics and social and human capital issues and the Audit Committee with respect to internal controls regarding sustainability reporting).

CYBERSECURITY

Our Board considers cybersecurity risk one of the most significant risks to our business. The Board has delegated to the Audit Committee oversight of cybersecurity risks, data privacy risks, risks related to the use of artificial intelligence technologies, and other information technology risks affecting the Company. Management provides quarterly reports to the Audit Committee regarding cybersecurity and other information technology risks, and the Audit Committee in turn provides reports to the full Board.

As part of our Board refreshment efforts in recent years, we have focused on adding trustees with information technology skills. Several members of our Board and Audit Committee have cybersecurity experience from their principal occupation or other professional experience. In addition, several members of our Board and Audit Committee have received or are pursuing various board-level cybersecurity certifications, such as the NACD Cyber-Risk Oversight certification and the Digital Directors Network certification on Cyber Risk Governance for Public Company Corporate Directors. Several trustees have also attended third-party director education courses on cybersecurity, including cyber risk governance, and data privacy issues and trends in the last year.

Please see our Annual Report on Form 10-K for the year ended December 31, 2024 for more information on our processes and procedures for addressing and managing cybersecurity risks.

CEO and Senior Management Succession Planning

The Board, with the assistance of the CHC Committee, regularly reviews the Company’s senior management succession plan to ensure that personnel changes do not impact the Company’s ability to execute its business plan. The Company’s management succession plan addresses contingency plans for unexpected, short-term absences, and longer-term plans for developing a deep bench of management talent that the Board can consider for promotions when appropriate.

POLITICAL AND CHARITABLE CONTRIBUTIONS

Our NGS Committee oversees the Company’s political and charitable contributions and other public policy matters. In order to facilitate accountability and informed decision-making with respect to the Company’s political contributions, the NGS Committee has adopted Political and Charitable Contributions Guidelines that apply to contributions or expenditures of corporate funds to various political entities, charitable organizations, and certain causes. Contributions subject to the Political and Charitable Contributions Guidelines must be approved by a management committee and/or the NGS Committee. Decisions are made based on, among other things, a determination that the amount and recipient are aligned with the Company’s strategy, values, policies, and business objectives, and are made without regard for the private political preferences of officers or trustees. All contributions are required to be reported quarterly to the NGS Committee.

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Corporate Governance

BOARD ACCESS TO EMPLOYEES

All trustees are invited to contact the CEO at any time to discuss any aspect of the Company’s business. Trustees also have access to other members of management and to the Company’s employees. The Board expects that there will be frequent opportunities for trustees to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings. For example, during 2024 trustees met with each member of our executive management team, as well as our Executive Vice President, Finance and Accounting, Chief Accounting Officer, Director of Tax, Senior Vice President Acquisitions, Senior Vice President, Development, Vice President, Revenue Management, Chief Technology Officer, Chief Information Security Officer, Vice President, Enterprise Risk and Compliance, and Chief Human Resources Officer, among others, to discuss matters including capital allocation, strategic initiatives, acquisitions and development, pricing and revenue management, information security management and technology initiatives, enterprise risk management, management succession planning, and other matters.

BOARD ORIENTATION AND EDUCATION

Each new trustee participates in an orientation program and receives materials and briefings concerning our business, industry, management, and corporate governance policies and practices. We provide continuing education for all trustees through board materials and presentations, including third-party presentations, discussions with management, and the opportunity to attend external board education programs. In addition, all Board members have access to resources of the National Association of Corporate Directors through a Company membership.

TRUSTEE INDEPENDENCE

We require that a majority of the Board be independent in accordance with NYSE rules. To determine whether a trustee is independent, the Board must affirmatively determine that there is no direct or indirect material relationship between the Company and the trustee.

•
83% of the Board is Independent. The Board has determined that all of our trustee nominees are independent except for Ronald L. Havner, Jr. and Joseph D. Russell, Jr. The Board reached this determination after considering all relevant facts and circumstances, responses to trustee questionnaires, and transactions and relationships, if any, between us, our affiliates, our executive officers, and their affiliates, and each trustee and their affiliates.
•
The Audit, CHC, and NGS Committees are 100% Independent. The Audit, CHC, and NGS Committees are composed exclusively of independent trustees. The Board determined that all members of the Audit Committee satisfied the heightened independence requirements for audit committee members, and all of the members of the CHC Committee satisfied the heightened independence requirements for compensation committee members, in each case, in accordance with NYSE and SEC rules.

30 | Public Storage | 2025 Proxy Statement

Corporate Governance

•
Compensation Committee Interlocks and Insider Participation. The CHC Committee consists of Avedick B. Poladian, Shankh S. Mitra, Rebecca Owen, Ronald P. Spogli, and Paul S. Williams. No member of the CHC Committee (i) was, during the year ended December 31, 2024, or had previously been, an officer or employee of the Company, or (ii) had any material interest in a transaction with the Company or a business relationship with, or any indebtedness, to the Company. No interlocking relationships existed during the year ended December 31, 2024, between any member of the Board or the CHC Committee and an executive officer of the Company.

COMMUNICATIONS WITH THE BOARD

Shareholders and interested parties can communicate with any of the trustees, individually or as a group, by writing to them in care of Corporate Secretary, Public Storage, 701 Western Avenue, Glendale, California 91201. We will forward each communication intended for the Board and received by the Corporate Secretary related to the operation of the Company and not otherwise commercial in nature to the specified party following its clearance through normal security procedures.

TRUSTEE ATTENDANCE

The Board held four meetings in 2024, including videoconference meetings. We do not have a policy regarding trustee attendance at the annual meeting of shareholders, but expect trustees to attend. All of our trustees serving at the time attended the 2024 annual meeting of shareholders. Each trustee other than Mr. Mitra attended at least 75% of the aggregate number of Board meetings and committee meetings for the committees on which they served, if any. Mr. Mitra was unable to attend one meeting due to a family emergency and, if he had attended that meeting, his attendance rate would have exceeded 75% for 2024. Mr. Mitra engaged with Board and committee leadership and executive management regarding the agendas and approval items for the meetings he was unable to attend. Mr. Mitra has exhibited a strong history of attendance and engagement during his tenure as a trustee. He has attended over 80% of Board and applicable committee meetings since joining the Board in 2021, had an attendance rate of at least 75% in each year from 2021 through 2023, and has actively served on various informal subcommittees of the Board in addition to his formal Board and committee service.

Changes in Trustee Responsibilities and Commitments

Service on the Board requires significant time and attention, and trustees are expected to spend the time needed and meet as often as necessary to discharge their responsibilities. Under our Corporate Governance Guidelines and Trustees’ Code of Ethics, a trustee whose job responsibilities or business associations change from those he or she held when most recently elected or appointed to the Board shall notify the Chair of the NGS Committee of the change. If the NGS Committee determines that the change and the circumstances giving rise to the change are likely to impair the trustee’s effectiveness, the NGS Committee may ask the trustee to tender his or her resignation or decide not to renominate the trustee for election at the next annual meeting of shareholders. The NGS Committee reviews and considers trustee time commitments on an annual basis when recommending to the Board the slate of trustee nominees for the annual meeting of shareholders.

Additionally, trustees are required to advise the Chair of the NGS Committee before accepting membership on other corporate boards. If the NGS Committee determines that the membership

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Corporate Governance

is likely to impair the trustee’s effectiveness, the NGS Committee may ask the trustee to tender his or her resignation or decide not to renominate the trustee for election at the next annual meeting of shareholders. Beginning February 23, 2024, without specific approval from the NGS Committee, no trustee may accept membership on another public company board if it will result in the trustee serving on more than three public company boards, including the Board. All of our trustees are in compliance with this policy.

TRUSTEE AND EXECUTIVE OFFICER Security OWNERSHIP GUIDELINES

Pursuant to the Board’s security ownership guidelines, we expect each trustee to beneficially own common shares or common share equivalents of the Company equal in market value to five times the amount of the annual cash retainer for Board member service. Each non-management trustee shall attain his or her ownership within five years from the date of election or appointment.

Pursuant to the security ownership guidelines applicable to our executive officers, our CEO is expected to beneficially own common shares or common share equivalents equal in value to six times his or her base salary and our other executive officers are expected to beneficially own common shares or common share equivalents equal in value to four times their base salary, in each case within five years of appointment or promotion. In addition, each new executive officer is expected to establish an initial ownership position within one year of his or her appointment as an executive officer.

In the event a trustee or executive officer does not attain the target by the applicable date, he or she shall retain common shares or common share equivalents equal in value to 50% of the net after-tax shares or units received upon any stock option exercise, upon the vesting of any RSUs, or upon conversion of any vested LTIP Units of the Operating Partnership into common units (OP Units) of the Operating Partnership, until the applicable ownership target is achieved. Once a trustee or executive officer comes into compliance with the security ownership guidelines, he or she will not be considered to fall out of compliance solely due to a drop in the price of the Company’s common shares, provided that in such event the trustee or executive officer must retain common shares or common share equivalents equal in value to 50% of the net after-tax shares or units received upon any stock option exercise, upon the vesting of any RSUs, or upon conversion of any vested LTIP Units into OP Units until compliance is reestablished and any subsequent sale or redemption does not cause his or her ownership level to fall below the applicable ownership guideline at that time.

Only the following are counted for determining compliance with these guidelines:

•
common shares (a) directly owned by the non-management trustee or executive officer, (b) owned jointly by him/her and his/her spouse, or (c) owned by his/her spouse or beneficially for his/her children or in the PS 401(k) Profit Sharing Plan (the 401(k) Plan); and
•
common share equivalents comprising (a) vested DSUs held by the non-management trustee; (b) vested RSUs subject to deferred delivery held by the non-management trustee or executive officer; or (c) OP Units and earned LTIP Units.

The values of unvested RSUs, unearned LTIP Units subject to performance conditions, AO LTIP Units (prior to conversion to LTIP Units) of the Operating Partnership, and unexercised stock options are not counted for determining compliance with these guidelines.

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Corporate Governance

The following table shows the share ownership of our executive officers under the security ownership guidelines as of March 3, 2025:

		Qualifying Securities(1)
Executive	Ownership Requirement	Directly-Owned Shares	Directly-Owned LTIP Units	Value of Securities(2)	Excess/ (Shortfall) to Guideline

Joseph D. Russell, Jr.	$6,000,000	19,096	70,668.82	$27,920,450	$21,920,450

Tom Boyle	$2,900,000	10,227	23,449.00	$10,474,583	$7,574,583

Natalia N. Johnson	$2,500,000	8,110	16,625.00	$7,693,574	$5,193,574

Chris C. Sambar	$3,200,000	4,355	14,363.00	$5,822,047	$2,622,047

Nathaniel A. Vitan	$1,700,000	2,364	52,843.90	$17,171,865	$15,471,865

(1)
For each executive officer, includes qualifying common shares and common share equivalents in accordance with the security ownership guidelines described above.
(2)
Reflects the value of common shares and common share equivalents based on the closing price of our common shares on the NYSE on March 3, 2025 of $311.04.

As of the date of this proxy statement, all of our non-management trustees who have served for five years or more have met his/her stock ownership requirement. Refer to “Share Ownership of Trustees and Management” on page 78 of this proxy statement for additional information on the beneficial ownership of common shares by trustees and management.

The NGS Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions in its discretion.

COMPENSATION OF TRUSTEES

Trustees who are not also Public Storage employees (non-management trustees) receive compensation for their service. The Board determines the form and amount of compensation for non-management trustees after consideration of the recommendation of the CHC Committee. The Board has approved the mix of cash and equity compensation described below.

Cash Retainers. Retainers are paid quarterly in cash and are prorated when a trustee joins the Board (or in the case of the Lead Independent Trustee, when an appointment is made) other than at the beginning of a calendar year.

Below are the annual retainers that non-management trustees were entitled to receive during 2024 for Board service:

Compensation	Amount

Board member	$120,000

Lead Independent Trustee and Committee Chair supplemental retainer	$25,000

Committee Member	$12,500

Beginning in 2025, the Board approved a supplemental retainer of $250,000 for the Chair of the Board.

Trustee Deferral Program. Pursuant to the Non-Management Trustee Compensation and Deferral Program (the Trustee Deferral Program), non-management trustees may elect to receive all or a portion of their cash retainers either in cash, in unrestricted common shares, or

Public Storage | 2025 Proxy Statement | 33

Corporate Governance

in fully vested deferred share units (DSUs). Beginning in 2025, trustees also may elect to receive all or a portion of their cash retainers in fully vested LTIP Units. Non-management trustees receive dividends declared and paid on unrestricted common shares and a cash dividend equivalent on DSUs and LTIP Units. Trustees also may elect to reinvest cash dividend equivalents paid on DSUs into additional DSUs.

Non-management trustees must make elections in writing in advance of the calendar year to which the election relates (or, when a non-management trustee joins the Board, within 30 days of joining the Board). If chosen, the unrestricted common shares, LTIP Units, and/or the DSUs will be granted to the non-management trustee at the end of each calendar quarter based on the cash retainer earned for that quarter and converted into a number of shares or units based on the closing price for the common shares on the NYSE on such date. If a non-management trustee chooses to receive fully-vested DSUs, the trustee’s election must also indicate (1) when the units will be settled, such as the trustee’s separation from service (including retirement), a specified future date, or January 1 of the year following a chosen anniversary of the grant date, (2) whether the units will be settled in a lump sum or in annual installments (not to exceed 10 years), and (3) whether cash dividend equivalents will be reinvested into additional DSUs. Notwithstanding a trustee’s election, the DSUs will be settled in a lump sum upon the trustee’s earlier death or disability or upon an earlier change of control of Public Storage. In any event, the DSUs will be settled in common shares.

Equity Awards

•
One-time Onboarding Award. The Company grants to each new non-management trustee, upon initial election by the Board or the shareholders to serve as a trustee, a one-time non-qualified stock option to acquire a number of common shares equal in value to $540,000 as determined based on a Black-Scholes valuation on the grant date. Stock options have an exercise price equal to the closing price of the Company’s common shares on the NYSE on the grant date, and they vest in full on the first anniversary of the grant date. Additionally, non-management trustees may elect to receive their onboarding award in the form of AO LTIP Units with equivalent terms.
•
Annual Award. In addition, each non-management trustee annually receives a non-qualified stock option to acquire a number of common shares equal in value to $180,000 as determined based on a Black-Scholes valuation on the grant date. The annual grants are made immediately following the annual meeting of shareholders and have an exercise price equal to the closing price of the Company’s common shares on the NYSE on that date. These awards vest in full on the first anniversary of the grant date, and non-management trustees may elect to receive their award in the form of AO LTIP Units with equivalent terms.

Upon the retirement of a non-management trustee, the vesting of any equity awards granted to the trustee for his/her service on the Board and not otherwise deferred will accelerate effective on his/her retirement date from the Board. Additional terms and conditions may be set forth in the award agreement governing the non-management trustee’s equity awards. Unless otherwise defined in an award agreement, retirement is defined as a retirement from the Board pursuant to any mandatory retirement policy or at a time when the non-management trustee (x) is at least age 55, (y) has provided Services (as defined in the Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan (the 2021 Plan)) for a minimum of 10 years to the Company or its subsidiaries or affiliates (or previously provided Services to

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Corporate Governance

PS Business Parks or its subsidiaries or affiliates), and (z) the sum of his or her age and years of Service is at least 80.

In addition, upon the retirement of a non-management trustee, the trustee may exercise his/her vested options and/or AO LTIP Units during the one-year period following his/her retirement date from the Board or, if shorter, the period from his/her retirement date from the Board until the expiration of the original term of the options/AO LTIP Units. If not exercised within such period, the vested options/AO LTIP Units will automatically terminate at the end of such period.

Following the retirement of a non-management trustee, any DSUs received under the Trustee Deferral Program will be delivered as elected in the trustee’s election form.

Unvested equity awards (RSUs, options, LTIP Units, or AO LTIP Units) held by current non-management trustees who are former Public Storage executives will continue to vest under the terms of the Company’s equity incentive plans for so long as the trustee continues to provide service to the Company. Those awards will not qualify for accelerated vesting as described above upon the retirement of the non-management trustee.

2024 TRUSTEE COMPENSATION

The following table presents the compensation provided by the Company to our trustees for the year ended December 31, 2024.

Trustee	Fees earned or paid in cash		Option Awards(1)(2)	Total

Ronald L. Havner, Jr.	$120,000	(3)	$180,031	$300,031

Tamara Hughes Gustavson	$120,000		$180,031	$300,031

Maria R. Hawthorne(4)	$57,785		$539,988	$597,773

Leslie S. Heisz(5)	$46,743		$—	$46,743

Shankh S. Mitra	$132,500	(3)	$180,031	$312,531

David J. Neithercut(5)	$55,563	(3)	$—	$55,563

Rebecca Owen	$140,590		$180,031	$320,621

Kristy M. Pipes	$186,181		$180,031	$366,212

Avedick B. Poladian	$170,000		$180,031	$350,031

John Reyes	$128,090	(3)	$180,031	$308,121

Joseph D. Russell, Jr.(6)	—		—	—

Tariq M. Shaukat	$132,500		$180,031	$312,531

Ronald P. Spogli	$170,000	(3)	$180,031	$350,031

Paul S. Williams	$145,000	(3)	$180,031	$325,031
	Ms.

(1)
Reflects the fair value of the grant on May 7, 2024, of stock options to acquire 3,600 common shares or, at the option of each trustee, 3,600 AO LTIP Units, except for Ms. Hawthorne, Ms. Heisz, Mr. Neithercut, and Mr. Russell. For Ms. Hawthorne, reflects the fair value of the grant on July 25, 2024, of 9,806 AO LTIP Units in connection with her appointment as a trustee. Ms. Heisz and Mr. Neithercut ceased to be trustees effective May 7, 2024 and were not granted a stock option/AO LTIP Unit award. Given his position as an executive officer of the Company, Mr. Russell did not receive any option/AO LTIP Unit awards as a trustee for 2024. For a more detailed discussion of the assumptions used in the calculation of these amounts, refer to Note 11 to the Company’s audited financial statements for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K.
(2)
As of December 31, 2024, each non-management trustee had the following numbers of options and AO LTIP Units outstanding: Mr. Havner: 339,077 AO LTIP Units, of which 330,422 were fully vested and exercisable; Ms. Gustavson: 24,089

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Corporate Governance

AO LTIP Units, of which 15,434 were fully vested and exercisable; Ms. Hawthorne: 9,806 AO LTIP Units, of which none were fully vested and exercisable; Ms. Heisz: 10,271 options, of which 10,271 were fully vested and exercisable; Mr. Mitra: 27,533 options, of which 18,878 were fully vested and exercisable; Mr. Neithercut: 3,442 AO LTIP Units, of which 3,442 were fully vested and exercisable; Ms. Owen: 29,253 AO LTIP Units, of which 20,598 were fully vested and exercisable; Ms. Pipes: 34,417 AO LTIP Units, of which 25,762 were fully vested and exercisable; Mr. Poladian: 49,904 AO LTIP Units, of which 41,249 were fully vested and exercisable; Mr. Reyes: 359,732 AO LTIP Units, of which 351,077 were fully vested and exercisable; Mr. Shaukat: 37,691 AO LTIP Units, of which 29,036 were fully vested and exercisable; Mr. Spogli: 49,904 AO LTIP Units, of which 41,249 were fully vested and exercisable; and Mr. Williams: 34,417 AO LTIP Units, of which 25,762 were fully vested and exercisable.
(3)
Pursuant to the Company’s Trustee Deferral Program, each of Messrs. Havner, Neithercut, Reyes, and Spogli elected to receive all of his 2024 Board fees in DSUs, Mr. Williams elected to receive 55% of his 2024 Board fees in DSUs, and Mr. Mitra elected to receive all of his 2024 Board fees in unrestricted common shares, in each case as follows: Mr. Havner: 393 DSUs; Mr. Neithercut: 196 DSUs; Mr. Reyes: 418 DSUs; Mr. Spogli: 554 DSUs; Mr. Williams: 261 DSUs; and Mr. Mitra: 434 common shares. Additionally, each of Mr. Havner and Mr. Spogli elected to receive the dividend equivalents paid on his DSUs granted in 2024 in additional DSUs and received 5.78 and 8.14 DSUs, respectively. Each DSU represents the right to receive one common share. The DSUs will be settled in unrestricted common shares as follows: for each of Messrs. Havner, Reyes, and Williams, in a lump sum upon his separation from service as a trustee; for Mr. Neithercut, in a lump sum on January 1, 2035; and for Mr. Spogli, in a lump sum on January 1 of the calendar year following his separation from service as a trustee, or, in each case, in a lump sum upon the trustee’s earlier death or disability or upon a change of control of the Company. The number of DSUs or common shares, as applicable, granted represents the quotient of the dollar amount of that portion of the cash retainers earned for each quarter elected by the trustee to be paid in DSUs or fully vested common shares divided by the Company’s closing stock price on the grant date, rounded up to the nearest whole share.
(4)
Ms. Hawthorne’s Board service began on July 25, 2024.
(5)
Ms. Heisz’s and Mr. Neithercut’s Board service ended on May 7, 2024.
(6)
Given his position as an executive officer of the Company, Mr. Russell did not receive any compensation for his service as a trustee in 2024.

36 | Public Storage | 2025 Proxy Statement

Proposal 2:

Advisory Vote to Approve

Executive Compensation

Approve, on an advisory basis, the compensation paid to the Company’s NEOs as discussed and disclosed in the CD&A, the compensation tables, and any related material contained in this proxy statement.
RECOMMENDATION: Vote FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs

Public Storage | 2025 Proxy Statement | 37

Proposal 2: Approve Executive Compensation

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the Exchange Act), we provide our shareholders the opportunity to vote on the compensation program for our NEOs through a nonbinding annual advisory vote (Say-on-Pay proposal). Although the vote on the Say-on-Pay proposal is advisory and nonbinding, the CHC Committee values the opinions of our shareholders and will continue to consider the outcome of the vote and other sources of shareholder feedback when making future compensation decisions.

As described more fully in the following Compensation Discussion and Analysis, we believe our compensation program for NEOs helped Public Storage deliver strong performance in 2024, despite the market volatility and economic uncertainty experienced through the year.

We ask our shareholders to indicate their support for the compensation of our NEOs as disclosed in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the shareholders of Public Storage approve, on an advisory basis, the compensation paid to Public Storage’s Named Executive Officers, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion that accompanies the compensation tables.”

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast is necessary for the approval, on an advisory basis, of the compensation of our NEOs. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends a vote FOR approval

of our executive compensation

as described in this proxy statement.

38 | Public Storage | 2025 Proxy Statement

Proposal 2: Approve Executive Compensation

OUR NAMED EXECUTIVE OFFICERS

The following executive officers were NEOs in 2024:

•
Joseph D. Russell, Jr., age 65—Please see Mr. Russell’s biography in the section entitled “Proposal 1: Election of Trustees” in this proxy statement on page 20.
•
H. Thomas Boyle, age 42—Mr. Boyle has served as our Chief Financial Officer (CFO) since January 1, 2019, and Chief Investment Officer since January 1, 2023. Previously, Mr. Boyle was Vice President and Chief Financial Officer, Operations, from November 2016, when he joined the Company, until January 2019. Prior to joining the Company, Mr. Boyle served in roles of increasing responsibilities with Morgan Stanley since 2005, from analyst to his last role as Executive Director, Equity and Debt Capital Markets. Mr. Boyle has served as a director of Shurgard Self Storage Limited and a member of Shurgard’s Real Estate Investment Committee since May 2023.
•
Natalia N. Johnson, age 47—Ms. Johnson has served as our Chief Administrative Officer since August 4, 2020. Previously, Ms. Johnson was Senior Vice President, Chief Human Resources Officer, from April 2018, and prior to that was Senior Vice President of Human Resources, a position she held since joining the Company in July 2016. Prior to joining Public Storage, Ms. Johnson held a variety of senior management positions at Bank of America, including Chief Operating Officer for Mortgage Technology and Human Resources Executive for the Mortgage Business, and worked for Coca-Cola Andina and San Cristóbal Insurance. Ms. Johnson has served as a director of WillScot Mobile Mini Holdings Corp. since August 2023 and is a member of the Audit and Compensation committees.
•
Chris C. Sambar, age 51—Mr. Sambar has served as our Chief Operating Officer since he joined the Company on October 14, 2024. Prior to joining the Company, Mr. Sambar held various roles of increasing responsibility at AT&T Communications since 2002, most recently as President, AT&T Network from August 2022 to October 2024 and as Executive Vice President, AT&T Network from September 2019 to August 2022. Mr. Sambar has served as a director of AST SpaceMobile, Inc. (NASDAQ: ASTS) since June 2024.
•
Nathaniel A. Vitan, age 51—Mr. Vitan has served as our Chief Legal Officer and Corporate Secretary since April 20, 2019. Previously, Mr. Vitan was Vice President and Chief Counsel—Litigation & Operations from June 2016, when he joined the Company, until April 2019. Prior to joining Public Storage, he was Assistant General Counsel for Altria Client Services LLC from 2008 to 2016, and before then was a Trial and Appellate Practice attorney at Latham & Watkins LLP.

Public Storage | 2025 Proxy Statement | 39

Proposal 2: Approve Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A provides a detailed description of our executive compensation philosophy and program and the factors we believe shareholders should consider in evaluating our Say-on-Pay proposal.

OVERVIEW OF COMPENSATION PHILOSOPHY AND PRACTICES

Record and Strategy-Focused Performance Through Year of Stabilization While Further Positioning the Company for Sustainable Growth

We achieved record Company performance in 2024, a year of industry-wide stabilization. We realized record revenues and led our public self-storage peers on other key metrics, including NOI and Core FFO per share. We also focused on continuing to enhance our industry-leading hybrid digital operating model and leveraged our proprietary data and analytics capabilities to further optimize our revenue management, asset management, and field operations. Although the acquisitions market was quiet, our growth-oriented balance sheet allowed us to opportunistically execute on a number of acquisitions, and our best-in-class development program delivered 1.5 million square feet while maintaining a robust pipeline of projects. These efforts position us well to unlock additional opportunities for growth and value creation in 2025 and beyond.

Highlights from our record performance include:

**Record Revenues**
of $4.7 billion

**Record NOI[(1)]**
of $3.4 billion

**Highest Direct operating margin**
among self-storage REITs

**100% Locations with customer driven demand staffing**

**37% Increase**
in portfolio square feet since 2019

**75%**
Digital customer rentals

**109% Growth**
in third-party management platform since 2022

**$16.67 Highest Core FFO per Share[(1)]**
among self-storage REITs

**U.S. Self-Storage Sustainability Leader**
2024 GRESB Real Estate Benchmark

**Highest Return on Assets**
among self-storage REITs

(1)
NOI and Core FFO per share are non-GAAP measures. Refer to pages 29-31, 45, and F-34 of our Annual Report on Form 10-K filed on February 24, 2025 for information regarding NOI, including a reconciliation to GAAP net income. Refer to Appendix A for information regarding Core FFO per share, including a reconciliation to GAAP diluted earnings per share.

40 | Public Storage | 2025 Proxy Statement

Proposal 2: Approve Executive Compensation

The Company strengthened its leadership position among self-storage REITs through continued income generation and margin out-performance, reflecting our tangible competitive advantages and unique operating model transformation. Below are various 2024 performance highlights for Public Storage as compared to the self-storage REITs (Extra Space Storage Inc. (NYSE: EXR), CubeSmart (NYSE: CUBE), and National Storage Affiliates (NYSE: NSA)):

* Same-store metrics per Company disclosures.

Notwithstanding a soft acquisitions market, we continued to enhance our portfolio through strategic acquisitions, development, and redevelopment of self-storage properties. In 2024, we added 3.2 million square feet to our portfolio at a cost of $610.9 million. Since 2019, we have grown our portfolio by 37%, adding 59.0 million square feet.

We also maintained our focus on organic growth, technology and the digital customer experience, transforming our operating model, and the success of our colleagues:

Organic Growth Powered by Innovation

•
Achieved leading same store performance through a stabilizing environment, including:
•
92.4% average occupancy
•
$22.61 average rent per occupied square foot
•
Implemented customer driven demand staffing at 100% of locations
•
Completed Property of Tomorrow, a comprehensive upgrade and rebranding program that improves the customer experience
•
Online, contactless eRental® lease accounted for approximately 75% of move-ins versus 30%, on average, for the online leases of our self-storage REIT peers
•
Maintained the largest self-service kiosk platform in the industry, with almost 350 kiosks in place at year end
•
Our Public Storage App, which provides customers with convenient phone-based digital gate access, bill payment, and account management capabilities, has been downloaded nearly 6 million times and received a 4.6 out of 5.0 rating in the Apple App Store versus a 3.8 rating, on average, for the less comprehensive apps of our public self-storage REIT peers
•
Achieved average of 4.7 out of 5.0 stars from customers in Google Reviews
•
Realized tenant insurance revenue of more than $200 million

Public Storage | 2025 Proxy Statement | 41

Proposal 2: Approve Executive Compensation

Multi-Factor Acceleration of Portfolio Growth

•
Acquired 22 properties, adding 1.7 million square feet to our portfolio at a total cost of $267.5 million
•
Delivered 16 developed and redeveloped properties at a total cost of $343.4 million—adding 1.5 million square feet to our portfolio—through the only in-house development program among self-storage REITs
•
Maintained a development pipeline comprising 4.0 million square feet at a total cost of $741.6 million for future growth and value creation
•
Added 210 properties to our third-party management platform in 2024; this platform has grown 109% since 2022

Our Growth-Oriented Balance Sheet

•
Issued $1.0 billion of senior notes to refinance our capital stack and fund portfolio growth
•
Implemented the Company’s first “at the market” (ATM) common equity program as an additional capitalization tool
•
Maintained a growth-oriented balance sheet—one of the strongest in the REIT industry—at 3.9x net debt plus preferred to trailing twelve month EBTIDA
•
Only U.S. REIT to achieve Moody’s A2 and S&P A credit ratings

Our People

•
Recognized as a Great Place to Work® for a third consecutive year
•
Reduced voluntary property level turnover by 700 basis points, or 14.3%, from 2023
•
Maintained a diverse workforce comprising approximately 63% females and 52% people of color
•
Continued our focus on leadership development opportunities, graduating additional classes of leaders in our Preparing the Path™ leadership accelerator program and in our District Manager-in-Training program, providing a career path from property manager to district manager
•
Continued our employee-driven Community Connects™ charitable giving program

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Our Compensation Philosophy and Practices Align Executive Pay with Performance and Long-Term Value-Creation

The Board and the CHC Committee believe that it is critical to Public Storage’s long-term success to:

•
attract and retain exceptional executives in a competitive labor market;
•
create the proper incentives that encourage executive share ownership and align executive compensation with Company performance and the creation of long-term value;
•
motivate our executives to achieve the Company’s performance goals by putting a substantial portion of each executive’s compensation “at risk” and by tying a significant portion of executive compensation to the Company’s achievement of pre-established performance criteria; and
•
provide a total compensation package that is competitive and appropriate to each executive’s experience, responsibilities, and performance.

The following key features of our compensation program reflect our philosophy:

What We Do		What We Don’t Do

☑	Substantial portion of our NEOs’ compensation is “at risk”	☒	No employment, “golden parachute,” or severance agreements with our NEOs
☑	High percentage of executive compensation in equity	☒	No guaranteed bonus or salary increase arrangements with our NEOs except for new hires
☑	Long equity vesting periods promote retention and align pay with long-term value creation	☒	No excessive perquisites
☑	Robust security ownership guidelines and strong clawback provisions	☒	No repricing of stock options
☑	80% of long-term equity compensation subject to multi-year relative performance	☒	No tax gross ups
☑	Double-trigger for accelerated vesting of equity upon a change in control	☒	No supplemental retirement plans
		☒	No hedging against price fluctuations in the Company’s securities

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Proposal 2: Approve Executive Compensation

Our Compensation Process is Disciplined, Balanced, and Responsive to Our Shareholders

The CHC Committee determines our compensation philosophy and makes all final compensation decisions for our CEO and other NEOs. It has the authority to select, retain, and terminate advisors and other experts (including independent compensation consultants) as it deems appropriate, and in 2024 it retained Ferguson Partners Consulting (Ferguson) to assist with the design of our compensation program.

Our annual compensation process for NEOs includes the following features:

1	The Board annually reviews the Company’s strategy and business plans

2	The Board and the CHC Committee discuss and establish Company and individual performance goals consistent with the Company’s strategy and business plans

3	The CHC Committee periodically reviews Company and NEO performance, consulting with the Board and our CEO as appropriate (and as detailed below)

4

At year end, the CHC Committee solicits the views of the Board on the performance of all our NEOs. In addition, our CEO shares his assessment of the other NEOs’ performance against their goals and his recommendation on compensation for the CHC Committee’s consideration

The factors the CHC Committee considers in making all final compensation decisions for our NEOs include:

Company Performance, Strategic Execution, and Individual Performance. The CHC Committee considers the Company’s annual and long-term financial performance in light of operating conditions; management’s execution against the Company’s strategic plan and their goals, with a focus on management’s contributions to long-term value creation; and established priorities and goals.

Board and CEO Views. The CHC Committee solicits the views of the Board on performance of all NEOs, particularly for Mr. Russell.

The CHC Committee also solicits Mr. Russell’s views on (1) compensation of the other NEOs and (2) Company-wide compensation matters. The CHC Committee, at its discretion, may also solicit the views of other members of the management team, including our Chief Administrative Officer. Mr. Russell does not vote on items before the CHC Committee and is not present during the CHC Committee’s discussion and determination of his compensation. The CHC Committee sets the CEO’s base salary, bonus, and equity compensation using its independent judgment and analysis.

Appropriate Pay Mix and Use of Deferred Compensation Subject to Lengthy Vesting Periods. The CHC Committee considers what mix of cash and equity compensation attracts and retains exceptional talent and properly incentivizes management to focus on the creation of long-term value without excessive risk-taking. In this regard, the CHC Committee believes that

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Proposal 2: Approve Executive Compensation

emphasizing the use of equity compensation (primarily in the form of performance-based RSUs and performance-based stock options or, at the option of each executive, performance-based LTIP Units and performance-based AO LTIP Units, respectively) with long vesting periods (typically five years from the grant date in order to realize the full value of an earned award) is a highly effective way of incentivizing our executives to remain with the Company and focus on long-term value creation. Through the use of long vesting periods, we link our NEOs’ realized compensation to our long-term stock performance.

Shareholder Engagement and Feedback. We believe in maintaining an ongoing dialogue with our shareholders and seek their feedback on a wide range of issues, including our compensation practices. Since 2020, we have enhanced our compensation practices to increase the transparency of our disclosures and further link pay to performance, including relative and long-term performance.

Every year we provide our shareholders the opportunity to vote on an advisory basis on our NEO compensation, and we consider this to be one measure of shareholder support for our compensation program. Our Say-on-Pay proposal received over 96.5% support in 2024, which we believe reflects shareholder support for ongoing improvements we have made to our executive compensation programs over the last several years.

**96.5%**

**Support in 2024**

Higher than 25 (86%) S&P 500 REITs

**451 bps**

**451 Basis Points Higher**

Than the S&P 500 REIT Average of 92.0%

**2nd Highest**

**Level of Support Among Peer Group**

494 bps Higher than the Average of the Peer Group

The CHC Committee is committed to continuing to strengthen the alignment of our executive compensation programs with the Company’s strategy and focus on long-term value creation.

Compensation Surveys and Other Market Data. Each component of compensation we pay to our NEOs—salary, annual cash incentive, and equity—is based on the CHC Committee’s assessment of each individual’s job scope and responsibilities and consideration of market compensation. In balancing these and other considerations, including the feedback of our shareholders, the CHC Committee uses comparison data from various companies to guide in its review and determination of the various components of our executive compensation plans, including total target compensation and the appropriate mix of cash and equity compensation. The CHC Committee uses market compensation information to:

•
understand how other public companies design executive compensation plans to align executive pay with long-term value creation; and
•
assist the Company in offering competitive compensation levels to attract and retain exceptional executives in the diverse industry sectors within which we compete for executive talent.

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Proposal 2: Approve Executive Compensation

Market data is part of the diverse toolkit the CHC Committee uses to set fair and competitive compensation levels that help drive the creation of long-term value while mitigating undue risk-taking and attracting and retaining top talent.

The CHC Committee has the sole authority to engage and terminate any compensation consultant to assist in the evaluation of trustee or executive compensation, and has the sole authority to approve the fees (up to $50,000) and other terms of retention of such compensation consultants.

In 2024, the CHC Committee engaged Ferguson as its independent compensation consultant to assist with its review of compensation for the senior management team. Ferguson advised the CHC Committee on a variety of subjects, including peer group benchmarking, compensation plan design and trends, pay-for-performance analytics, and other compensation topics. While Ferguson provided data and analyses and made recommendations for the compensation program, the CHC Committee made all decisions regarding the compensation of the NEOs.

The CHC Committee annually reviews the composition of our peer group to ensure that each company’s relevant attributes remain comparable to ours. We are one of the largest REITs, ranking ninth among U.S. REITs based on total capitalization and seventh based on equity market capitalization as of December 31, 2024. The CHC Committee believes it is appropriate to focus on companies within the real estate sector, including REITs, as well as other respected companies from other industries with similarly large market capitalization and asset, operational, and employee footprints. These are representative companies that face many of the same strategic and operational considerations we do and against which we compete for executive talent:

Rationale for Inclusion	Companies Included

S&P 500 Self-Storage REITs (n=1)	Extra Space

Non-S&P 500 Self-Storage REITs (n=1)	CubeSmart

S&P 500 Equity REITs with at least 1,000 employees (n=12)	American Tower, AvalonBay, Crown Castle, Digital Realty, Equinix, Equity Residential, Invitation Homes, Mid-America Apartment Communities, SBA Communications, Simon Property, Sun Communities, UDR

Other S&P 500 Equity REITs (n=3)	Realty Income, Ventas, Welltower

Non-REITs with relevant asset, operational, and employee footprints (n=4)	Phillips 66, Valero Energy, Ross Stores, Yum Brands

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Proposal 2: Approve Executive Compensation

For 2024, our peer group comprised the following companies:

Company	Industry	Total Capitalization ($MM)

American Tower Corporation (NYSE: AMT)	Communications	$135,943

Equinix, Inc. (Nasdaq: EQIX)	Data Center	$110,715

Welltower Inc. (NYSE: WELL)	Health Care	$97,468

Simon Property Group, Inc. (NYSE: SPG)	Regional Mall	$89,960

Digital Realty Trust, Inc. (NYSE: DLR)	Data Center	$79,553

Realty Income Corporation (NYSE: O)	Single Tenant Retail	$74,559

Crown Castle Inc. (NYSE: CCI)	Communications	$69,094

Public Storage (NYSE: PSA)	Self-Storage	$66,478

Phillips 66 (NYSE: PSX)*	Oil and Gas	$66,475

Ross Stores, Inc. (Nasdaq: ROST)*	Apparel Retail	$51,294

Yum! Brands, Inc. (NYSE: YUM)*	Restaurants	$48,953

Valero Energy Corporation (NYSE: VLO)*	Oil and Gas	$47,179

Extra Space Storage Inc. (NYSE: EXR)	Self-Storage	$46,371
		1

Ventas, Inc. (NYSE: VTR)	Health Care	$39,849

AvalonBay Communities, Inc. (NYSE: AVB)	Multifamily	$39,542

SBA Communications Corporation (Nasdaq: SBAC)	Communications	$37,731

Equity Residential (NYSE: EQR)	Multifamily	$36,503

Invitation Homes Inc. (NYSE: INVH)	Single Family	$27,881

Sun Communities, Inc. (NYSE: SUI)	Manufactured Homes	$24,213

Mid-America Apartment Communities, Inc. (NYSE: MAA)	Multifamily	$23,643

UDR, Inc. (NYSE: UDR)	Multifamily	$21,479

CubeSmart (NYSE: CUBE)	Self-Storage	$12,944

Source: S&P Capital IQ, year to date as of December 31, 2024. Phillips 66, Ross Stores, Inc., Yum! Brands, Inc., and Valero Energy Corporation reflect Total Enterprise Value as of December 31, 2024.

* Denotes peers outside of the real estate sector with relevant asset, operational, and employee footprints.

The CHC Committee evaluates our peer group annually and may make adjustments or refinements to this peer group based on new or changed circumstances, including the relevant size or operations of our peers relative to ours. In November 2023, the CHC Committee worked with Ferguson to update the peer set in preparation for setting 2024 compensation.

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Proposal 2: Approve Executive Compensation

Our peer group previously included Boston Properties, Domino’s Pizza, Prologis, and Weyerhaeuser, which were removed in November 2023 in favor of the addition of Invitation Homes, Mid-America Apartment Communities, Phillips 66, Ross Stores, Sun Communities, UDR, and Valero. These changes in peer group composition are reflected in the graphic and peer group table above.

OUR 2024 NEO COMPENSATION PROGRAM

The CHC Committee designed the 2024 compensation program to be consistent with our pay-for-performance philosophy. Given the strong support expressed by shareholders for the 2023 compensation program, the CHC Committee retained the design of this program. The following are the key components of the Company’s 2024 compensation program. The CHC Committee’s ultimate 2024 performance awards are described in the section that follows.

Incentivizing and Rewarding Performance Through At-Risk Pay

Our executive compensation design is simple, effective, and links pay to performance and the creation of long-term value. We pay our NEOs a mix of cash and equity, the substantial majority of which is “at risk” and tied to achieving performance objectives set by the CHC Committee in light of the Company’s long-term strategy and the current business environment. We promote responsible growth and risk management and align the interests of our executives with the interests of our shareholders by using performance-based equity awards that are subject to long, above-market vesting periods as the predominant form of compensation. The main elements of our 2024 executive compensation program are summarized as follows:

Compensation Type		Pay Element	Primary Objectives

Fixed Pay	Cash Compensation	Base Salary	• The only fixed element of compensation, provides stable income and compensation for day-to-day responsibilities • Helps attract and retain exceptional talent
At-Risk Pay		Annual Performance-Based Cash Incentive	• Aligns compensation with business strategy • Motivates and rewards achievement of predefined annual financial and strategic goals
	Equity Compensation	Multi-Year Time-Based Stock Options / AO LTIP Units Multi-Year Performance-Based Stock Options / AO LTIP Units and RSUs / LTIP Units
•
Drive sustainable performance through achievement of predetermined financial and other goals
•
Align the interest of executives with those of shareholders
•
Help retain executive talent through extended vesting schedule (5 years)

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Proposal 2: Approve Executive Compensation

2024 At-Risk Compensation of Our NEOs

We believe that paying a significantly larger percentage of total compensation to our NEOs in at-risk cash and equity incentive awards advances our pay-for-performance compensation philosophy. The following charts depict for Mr. Russell, our CEO, and for all of our NEOs together (other than Mr. Sambar, who joined the Company in October 2024 and did not participate in our 2024 NEO incentive compensation program), the split between (i) compensation, the ultimate value of which is at risk, including (a) multi-year time-based stock options /AO LTIP Units, and (b) compensation tied to the achievement of performance goals, consisting of performance-based stock options / AO LTIP Units, performance-based RSUs / LTIP Units, and annual cash incentive awards, and (ii) compensation with a fixed value, consisting of base salary. The amounts below reflect the target value of performance-based stock options / AO LTIP Units, performance-based RSUs / LTIP Units, and annual cash incentive awards as granted in 2024.

2024 CEO Compensation	2024 NEO Compensation

CASH COMPENSATION

Base Salaries. Consistent with the CHC Committee’s philosophy that executive compensation should be more heavily weighted towards performance-based, at-risk compensation, the CHC Committee set the following base salaries for our NEOs, which comprise a small percentage of each NEO’s potential compensation when compared to performance-based, at-risk compensation:

Executive	2024 Base Salary(1)

Joseph D. Russell, Jr.	$1,000,000
H. Thomas Boyle	$650,000
Natalia N. Johnson	$565,000
Chris C. Sambar	$800,000
Nathaniel A. Vitan	$425,000

(1) Reflects annualized salary. Mr. Sambar joined the Company on October 14, 2024.

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2024 Annual Cash Incentive Program. Similar to prior years, the CHC Committee structured the 2024 annual cash incentive program to be based both on a financial performance metric and the Company’s achievement of strategic management goals. For the financial performance metric, the CHC Committee chose growth in Core FFO, as used in 2023. The CHC Committee weighted the Core FFO growth metric at 60% for 2024 (increased from 50% for 2023) and the achievement of predefined strategic management goals metric at 40% for 2024 (decreased from 50% for 2023) to further align the compensation of our NEOs with the Company’s overall financial performance.

Annual Cash Incentive Plan
60%
Core FFO Growth Goals
40%
Strategic Management Goals

The CHC Committee selected growth in Core FFO as the Company performance metric because Core FFO, a widely-accepted measure of a REIT’s earnings, is a strong indicator of management’s operational effectiveness and a foundational metric for measuring the Company’s execution of its long-term strategy.

Core FFO for these purposes was defined as the Company’s funds from operations excluding the impact of (i) foreign currency exchange gains and losses, (ii) charges related to the redemption of preferred securities, and (iii) certain other non-cash and/or nonrecurring income or expense items primarily representing the impact of loss contingencies and resolutions, casualties, due diligence costs incurred in pursuit of strategic transactions, unrealized gain on private equity investments, reorganization costs, acquisition integration costs, amortization of acquired non real estate-related intangibles, a cash and stock hiring bonus for a new senior executive, and our equity share of tax effect of a change in tax status, unrealized gain on derivatives, merger transaction costs, and senior executive severance from our equity investees.

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The CHC Committee approved the following 2024 performance targets and award levels:

Core FFO Growth Achieved	Award (as a Percentage of Target)

<-3%	25%
-3% – <-2%	50%
-2% – <-1%	75%
-1% – <0%	85%
0% – <1%	100%
1% – <2%	115%
2% – 3%	125%
>3%	150%

In setting the Core FFO growth targets for 2024, the CHC Committee considered a number of factors, including the Company’s 2024 strategy and financial forecasts, including expectations for the general economic and interest rate environments throughout the year, and existing competitive conditions. Based on these factors, the CHC Committee determined that a threshold of -3% and a target level of 0% to 1% growth would be appropriately challenging for the Company to achieve and would result in the delivery of substantial shareholder value.

In addition to Core FFO growth, the CHC Committee continued to utilize a strategic management goals component to the annual cash incentive program, amounting to 40% of each targeted award. The CHC Committee assigned each executive a series of specific goals—including goals tied to specific business performance metrics and key results—customized to his or her responsible functional area and linked to the Company’s strategic objectives for 2024. The CHC Committee believes this component emphasizes the importance of the contributions of the executive team as a group to the successful execution of the Company’s strategic plan.

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Proposal 2: Approve Executive Compensation

The Company’s strategic objectives for 2024 included the following:

2024 Strategic Objectives*

•
Deliver strong shareholder results
•
Increase capital allocation through development, growing the Public Storage® brand, and energy efficiency
•
Succession planning, drive employee readiness for critical roles in the Company, and reduce employee turnover
•
Enhance the customer experience and optimize the Company’s operating model, including through automation and implementation of customer driven demand staffing
•
Continue the digital transformation of the Company’s business and operations, implement a new financial and accounting reporting system, and enhance data science modeling
•
Grow the Company’s ancillary operations, including tenant reinsurance
•
Enhance the Company’s enterprise risk management program and corporate governance processes
•
Expand the use of data analytics and risk-based processes to enhance the Company’s internal audit function
•
Improve the Company’s sustainability profile

* Each strategic objective includes goals tied to specific business performance metrics and key results.

The following table sets forth the 2024 target cash incentive awards for each of our NEOs other than Mr. Sambar, who joined the Company in October 2024 and did not participate in our 2024 annual cash incentive program:

Executive	2024 Target Cash Incentive Award

Joseph D. Russell, Jr.	$2,000,000
H. Thomas Boyle	$1,000,000
Natalia N. Johnson	$800,000
Nathaniel A. Vitan	$425,000

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AT-RISK EQUITY COMPENSATION

In February 2024, the CHC Committee approved the 2024 equity award program for NEOs. The key elements of our 2024 equity compensation program were as follows:

•
Time-Vesting Options / AO LTIP Units: 20% of each NEO’s equity award consists of time-vesting stock options or, at the NEO’s election, AO LTIP Units. These awards vest ratably over the five years following the grant date.
•
Performance-Based Options / AO LTIP Units and RSUs / LTIP Units: The remaining 80% of each NEO’s equity award consists of multi-year performance-based equity awards:
o
20% of the total award consists of performance-based stock options or, at the NEO’s election, AO LTIP Units.
o
60% of the total award consists of performance-based RSUs or, at the NEO’s election, LTIP Units.

Each of these awards is contingent upon a three-year performance period based entirely on relative TSR performance. 70% of these awards are based on the Company’s TSR over the performance period as compared against the weighted average TSR of the Equity REITs in the S&P 500, excluding office and mall REITs and including U-Haul. 30% of these awards are based on the Company’s TSR over the performance period as compared against the weighted average TSR of the Company’s direct self-storage peers. Following completion of the performance period, 60% of earned awards will vest upon certification by the CHC Committee and the remaining 40% will vest in equal annual installments over the following two years.

LTIP Unit Awards. The CHC Committee provides the NEOs the option to elect to receive AO LTIP Unit awards and/or LTIP Unit awards in lieu of traditional stock option and RSU awards, respectively. LTIP Units are structured as “profits interests” for U.S. federal income tax purposes. As profits interests, LTIP Units only have value, other than with respect to the right to receive distributions, if the value of the assets of the Operating Partnership increases between the time of issuance of LTIP Units and the date of a book-up event for partnership tax purposes. At the time of a book-up event, asset gains are allocated to all outstanding units as provided under the Operating Partnership’s partnership agreement. Once LTIP Units have been allocated value equivalent to the common units of the Operating Partnership, the LTIP Units may be converted, subject to the satisfaction of all applicable vesting conditions, on a one-for-one basis into Operating Partnership common units, which are exchangeable by the holder for cash or, at the Company’s election, on a one-for-one basis into Company common shares. AO LTIP Units may be converted into LTIP Units at an implied purchase price comparable to an option exercise price. As a result, the conversion ratio from AO LTIP Units to LTIP Units will always be less than one-to-one.

Multi-Year Time-Based Stock Options / AO LTIP Units. For 2024, the CHC Committee granted each of our NEOs 20% of their total target dollar value of equity awards in the form of time-based stock options or, at the option of each NEO, time-based AO LTIP Units. For 2024, each NEO elected to receive AO LTIP Units. These awards vest ratably over the five years following the grant date.

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The following table sets forth the 2024 target time-based AO LTIP Unit awards granted to our NEOs:

	2024 Target Time-Based Option / AO LTIP Unit Award (Five-Year Vesting Period)
NEO(1)	Target Value(2)	Target Number
Joseph D. Russell, Jr.	$1,410,000	28,155
H. Thomas Boyle	$850,000	16,973
Natalia N. Johnson	$635,000	12,680
Nathaniel A. Vitan	$324,000	6,470

(1) Mr. Sambar joined the Company on October 14, 2024 and did not receive a time-based option / AO LTIP Unit award for 2024.

(2) The target values reflect the dollar value of awards the CHC Committee approved in February 2024. In accordance with this approval, the approved dollar value of time-based options / AO LTIP Units was converted into a number of options using a Black-Scholes model.

Multi-Year Performance-Based Equity Awards. For the remaining 80% of each of our NEOs’ 2024 equity awards, the CHC Committee granted a combination of multi-year performance-based options (constituting 20%) and multi-year performance-based RSUs (constituting 60%) or, at the option of each NEO, multi-year performance-based AO LTIP Units and multi-year performance-based LTIP Units, respectively. For 2024, each NEO elected to receive AO LTIP Units and LTIP Units.

All awards are subject to a three-year (March 5, 2024 to March 4, 2027) performance period and are based entirely on the Company’s total shareholder return from share price appreciation and dividends (TSR) over the performance period relative to the TSR of the self-storage peers and of the S&P 500 Equity REITs, excluding office and mall REITs and including U-Haul.

For each award (options / AO LTIP Units and RSUs / LTIP Units), the CHC Committee weighted the award 70% based on the Company’s TSR over the performance period as compared against the weighted average TSR of the Equity REITs in the S&P 500, excluding office and mall REITs and including U-Haul, and 30% based on the Company’s TSR over the performance period as compared to the weighted average TSR of the Company’s direct self-storage peers (currently, Extra Space, CubeSmart, and National Storage). Each award is subject to a minimum performance threshold below which no award would ultimately be earned. The approved performance targets and award levels are as follows:

Three-Year Performance Period		Three-Year Performance Period
70% TSR vs. S&P 500 Equity REITs (excl. office and malls, incl. U-Haul) Weighted Average	Award (as a Percentage of Target)	30% TSR vs. Self-Storage Peers (EXR, CUBE, NSA) Weighted Average	Award (as a Percentage of Target)
<60%	0%	<80%	0%
60% – <80%	25%	80% – <90%	25%
80% – <100%	75%	90% – <100%	75%
100% – <120%	100%	100% – <106%	100%
120% – <140%	125%	106% – <116%	125%
140% – 160%	150%	116% – 125%	150%
>160%	200%	>125%	200%

In setting these relative TSR performance levels, the CHC Committee considered the Company’s historical relative TSR performance as compared to both the S&P 500 Equity

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REITs, excluding office and malls and including U-Haul, and the self-storage peers. The CHC Committee determined that, for the S&P 500 Equity REITs, a threshold of 60% relative TSR performance and a target level of 100% to 120% would be appropriately challenging for the Company to achieve given broader performance variability across this group, and, for the direct self-storage peers, a threshold of 80% relative TSR performance and a target level of 100% to 106% would be appropriately challenging for the Company to achieve given the Company’s historical TSR out-performance compared to this group. Additionally, given the limited number of self-storage peers and the potential impact of consolidation among the peers, the CHC Committee designated that an additional one-third of the 30% weighting will transition to the S&P 500 Equity REITs upon the acquisition of a self-storage peer. The CHC Committee believes that these performance awards would result in strong alignment between the interests of our NEOs and our shareholders’ recognition of value over the long term.

The following table sets forth the 2024 target performance-based option / AO LTIP Unit and performance-based RSU / LTIP Unit awards granted to our NEOs:

	2024 Target Option / AO LTIP Unit Award (Five-Year Vesting Period)		2024 Target RSU / LTIP Unit Award (Five-Year Vesting Period)
NEO(1)	Target Value(2)	Target Number	Target Value(2)	Target Number
Joseph D. Russell, Jr.	$1,410,000	27,910	$4,230,000	15,134
H. Thomas Boyle	$850,000	16,825	$2,550,000	9,123
Natalia N. Johnson	$635,000	12,569	$1,905,000	6,815
Nathaniel A. Vitan	$324,000	6,413	$972,000	3,478

(1) Mr. Sambar joined the Company on October 14, 2024 and did not receive performance-based equity awards for 2024.

(2) The target values reflect the dollar value of awards the CHC Committee approved in February 2024. In accordance with this approval, the approved dollar value of performance-based options / AO LTIP Units was converted into a target number of options / AO LTIP Units using a Black-Scholes model and the approved dollar value of performance-based RSUs / LTIP Units was converted into a target number of RSUs / LTIP Units using the closing price of the Company’s common shares on the grant date. The approved dollar values shown here differ from the grant date fair values reported in the Summary Compensation Table, which were calculated in accordance with FASB ASC Topic 718 using a Monte Carlo simulation that assesses the probability of satisfying the relative market performance hurdles over the remainder of the performance period and will fluctuate in value throughout the performance period depending upon the Company’s relative performance.

To further align this component of NEO compensation with long-term shareholder value creation, the CHC Committee again implemented an extended vesting period for any awards that are earned upon satisfaction of the performance metrics. Three-fifths of any multi-year performance-based option / AO LTIP Unit or RSU / LTIP Unit award will vest upon achievement of the performance targets at the conclusion of the three-year performance period, with the remaining vesting ratably over the next two years.

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Proposal 2: Approve Executive Compensation

2024 EARNED INCENTIVE COMPENSATION

The following is a summary of the incentive compensation earned by our NEOs for 2024. The CHC Committee believes that these awards reasonably reward our NEOs for exemplary performance through a year of operational stabilization across the self-storage industry, appropriately recognize management’s contributions to the successes the Company achieved in 2024, and are consistent with the Company’s pay-for-performance compensation philosophy.

2024 Annual Cash Incentives. As described above, the 2024 annual cash incentive program was based 60% on achievement of Core FFO growth targets, and 40% on achievement of predetermined strategic management goals.

With respect to the Core FFO growth metric, in 2024 the Company achieved year-over-year Core FFO growth of -1.3%, below the Company’s budget. As a result of Core FFO growth being lower than the budget, the CHC Committee approved the 2024 annual cash incentive award attributable to Core FFO at 75% of target.

Core FFO Growth Achieved	Award (as a Percentage of Target)

<-3%	25%
-3% – <-2%	50%
-2% – <-1%	75%
-1% – <0%	85%
0% – <1%	100%
1% – <2%	115%
2% – 3%	125%
>3%	150%
Actual Result – -1.3%	75%

With respect to the strategic management goals component of the annual cash incentive program, the CHC Committee considered each NEOs’ achievement of his or her specific goals linked to the Company’s strategic objectives.

Joseph D. Russell, Jr.

For Mr. Russell, the CHC Committee established six goals across four strategic objectives for 2024, including (1) delivering strong shareholder results, (2) increasing capital allocation through development, growing the Public Storage® brand, and energy efficiency initiatives, (3) enhancing the customer experience and the Company’s operating results, and (4) succession planning and driving employee readiness for critical roles in the Company.

Tom Boyle

For Mr. Boyle, the CHC Committee established seven goals across four strategic objectives for 2024, including (1) delivering strong shareholder results, (2) increasing capital allocation through development, growing the Public Storage® brand, and energy efficiency initiatives, (3) implementing a new financial and accounting reporting system, and (4) enhancing the Company’s tenant insurance program.

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Natalia N. Johnson

For Ms. Johnson, the CHC Committee established eight goals across five strategic objectives for 2024, including (1) optimizing the Company’s operating model, (2) enhancing the Company’s call center operations, (3) achieving strong employee engagement and reducing employee turnover, (4) continuing the digital transformation of the Company’s business and operations and enhancing the Company’s cybersecurity and digitization efforts, and (5) optimizing data science modeling.

Nathaniel A. Vitan

For Mr. Vitan, the CHC Committee established six goals across four strategic objectives for 2024, including (1) enhancing the Company’s enterprise risk management program and sustainability profile, (2) transforming the Company’s internal audit processes to implement additional use of data analytics and risk-based processes, (3) enhancing the Company’s corporate governance processes, and (4) optimizing expenses.

Based on the Company’s Core FFO growth and management’s performance against strategic management goals, the CHC Committee certified the following annual cash incentive awards for our named executive officers:

NEO	Target Award	Total Award Achieved	Certified Annual Cash Incentive Award
Joseph D. Russell, Jr.	$2,000,000	80%	$1,590,000
H. Thomas Boyle	$1,000,000	82%	$820,000
Natalia N. Johnson	$800,000	90%	$716,000
Nathaniel A. Vitan	$425,000	86%	$363,375

2022 Multi-Year Performance-Based Stock Option / AO LTIP Unit and RSU / LTIP Unit Awards. In February 2022, the CHC Committee granted each of our NEOs a combination of multi-year performance-based options and performance-based RSUs. Multi-year performance awards were adopted in response to shareholder feedback emphasizing the importance of long-term performance-based equity compensation and are a core piece of the Company’s annual NEO compensation programs. In February 2024, in connection with the Company’s reorganization into an umbrella partnership real estate investment trust (UPREIT), the CHC Committee provided our NEOs with an opportunity to substitute their outstanding equity awards, including their 2022 performance-based options and RSUs, for AO LTIP Units and LTIP Units, respectively, with substantially identical terms. Each of our NEOs elected to substitute all of his or her outstanding equity awards, including the 2022 performance-based options and RSUs.

For each award (options / AO LTIP Units and RSUs / LTIP Units), the CHC Committee weighted the award 60% based on the Company’s TSR over the performance period as compared against the weighted average TSR of the Company’s direct self-storage peers (Extra Space, CubeSmart, and National Storage) and 40% based on the Company’s TSR over the performance period as compared against the weighted average TSR of the S&P 500 Equity REITs. Over the three-year performance period, the Company achieved TSR equal to 122% of the weighted average TSR of the Company’s self-storage peers and equal to 105% of the

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weighted average TSR of the S&P 500 Equity REITs. As a result, the CHC Committee certified performance of these goals at 150% and 100% of target, respectively.

Three-Year Performance Period		Three-Year Performance Period
60% TSR vs. Self-Storage Peers (EXR, CUBE, NSA)(1) Weighted Average	Award (as a Percentage of Target)	40% TSR vs. S&P 500 Equity REITs Weighted Average	Award (as a Percentage of Target)
<80%	0%	<80%	0%
80% – <90%	25%	80% – <90%	25%
90% – <100%	75%	90% – <100%	75%
100% – <106%	100%	100% – <106%	100%
106% – <116%	125%	106% – <116%	125%
116% – 125%	150%	116% – 125%	150%
>125%	200%	>125%	200%
Actual Result – 122%	150%	Actual Result – 105%	100%

(1) Life Storage was removed from this group as a result of its acquisition by Extra Space in 2023.

Accordingly, the CHC Committee certified total weighted performance at 130% of target and the following AO LTIP Units and LTIP Units earned by each NEO, in each case as adjusted pursuant to the anti-dilution provisions of the 2021 Plan for the special cash dividend of $13.15 per common share paid on August 4, 2022.

	2022 Earned Performance-Based Equity Awards
NEO	AO LTIP Units	LTIP Units
Joseph D. Russell, Jr.	40,562	11,116
H. Thomas Boyle	29,097	7,974
Natalia N. Johnson	19,398	5,315
Nathaniel A. Vitan	15,233	4,174

Three-fifths of these AO LTIP Units and LTIP Units vested on February 28, 2024 following certification of performance by the CHC Committee, and the remaining portion will vest ratably over the next two years.

Other Outstanding Multi-Year Performance-Based Awards. Given that the three-year performance periods of the 2023 and 2024 multi-year performance-based option / AO LTIP Unit and RSU / LTIP Unit awards do not end until March 14, 2026 and March 4, 2027, respectively,

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no portion of these awards were earned in 2024. Below is the status of each of the Company’s multi-year performance-based equity awards granted since 2022:

Sambar Make-Whole New Hire Awards. Chris C. Sambar joined the Company as our Chief Operating Officer on October 14, 2024. Mr. Sambar did not participate in our NEO incentive compensation program for 2024. In connection with joining the Company, Mr. Sambar received a make-whole new hire cash bonus of $1,000,000 and he was granted make-whole new hire equity awards consisting of a number of fully vested common shares equal to $2,500,000 and a number of time based LTIP Units equal to $5,000,000. The LTIP Unit award vests ratably over the three years following the grant date. Mr. Sambar will be eligible to participate in the Company’s NEO incentive compensation program for 2025.

STOCK OPTION GRANT POLICIES

In order to ensure the integrity and efficiency of the Company’s stock option award process, the CHC Committee has adopted a policy that provides that neither the Company nor any member of the Company’s management shall manipulate the timing of the public release of material information or of the grant of any stock options with the intent of benefiting the recipient of such award, and that neither the CHC Committee nor any member of management shall manipulate or knowingly permit the manipulation of exercise dates of any stock options.

The policy provides, among other things, that any annual grants of stock option awards (including performance-based stock options) to executive officers shall generally be made on March 5 of each year (or if not a business day, the prior business day), provided that such grant date must be at least five business days prior to the earlier of the Company’s public release of earnings for the previously completed fiscal year and the filing of its Annual Report on Form 10-K, or at least two business days following the filing of its Annual Report on Form 10-K. With respect to annual grants of stock option awards to trustees, the policy provides that awards shall be made immediately following the Company’s annual meeting of shareholders.

The policy also provides that the grant date of any stock option shall be the date of the meeting at which the award was approved and the exercise price shall be the closing price of the Company’s common shares on the NYSE on such date or on the preceding trading day in the event the grant is approved prior to market close.

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In 2024, the annual grants of equity awards to executives, including performance-based stock options, were approved by the CHC Committee effective March 5, 2024. The CHC Committee takes into account nonpublic Company projections of future financial and operating results in setting the performance conditions for the performance-based equity awards.

2025 COMPENSATION OUTLOOK AND ENHANCEMENTS

As a result of our consistently strong “Say-on-Pay” support by investors, which most recently garnered 96.5% support “For” in 2024, the CHC Committee elected to maintain a similar compensation design for 2025, subject to several adjustments described below. In February 2025, the CHC Committee approved a compensation program for our NEOs that continues to emphasize performance-based incentive compensation. The CHC Committee believes the 2025 compensation program aligns our NEOs’ interests with those of our shareholders by incentivizing our executives to create sustainable long-term value.

The following summarizes the incentive components of our 2025 compensation program:

•
Annual Cash Incentive Program. The annual cash incentive program will continue to be based on a combination of financial performance metrics and management strategic goals linked to business performance metrics and key results. For 2025, there will be two financial performance metrics—Core FFO growth will continue to be weighted 60% and net asset value (NAV) growth (a new metric for 2025) will be weighted 10%. The management strategic goals component will be weighted 30% (compared to 40% in 2024).
•
Equity Awards. The equity award program again will consist of three components, with each NEO being granted (i) 20% of his or her total equity award in time-based stock options, (ii) 20% of his or her total equity award in performance-based stock options, and (iii) 60% of his or her total award in performance-based RSUs.

The CHC Committee allowed each NEO to elect to receive any or all 2025 stock option awards and performance-based stock option awards in the form of AO LTIP Unit awards with equivalent terms and 2025 performance-based RSU awards in the form of LTIP Unit awards with equivalent terms. Each NEO has elected to receive his or her total 2025 equity award in AO LTIP Units and LTIP Units.

For the performance-based awards, all awards will be based on a three year (March 2025 – March 2028) performance period tied to the Company’s relative TSR performance as compared to both the S&P 500 REITs, excluding office and malls (weighted 70%) and self-storage REIT competitors (weighted 30%).

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This equity program is substantially identical to the 2024 program and is illustrated below.

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The following summarizes the key elements of our 2025 compensation program:

Compensation Type		Pay Element	2025 Executive Compensation Plan Design

Fixed Pay	Cash Compensation	Base Salary	• Base salaries are as follows: Mr. Russell—$1,000,000; Mr. Boyle—$725,000; Ms. Johnson—$625,000; Mr. Sambar—$800,000; and Mr. Vitan—$425,000
At-Risk Pay		Annual Cash Incentive Program
•
Eligibility will be based on three criteria:

(i) Core FFO growth (60% weighting),

(ii) NAV growth (10% weighting, and (iii) management strategic goals linked to business performance metrics and key results (30% weighting)

•
Bonus targets are as follows: Mr. Russell—$2,000,000; Mr. Boyle—$1,100,000; Ms. Johnson—$825,000; Mr. Sambar—1,000,000; and Mr. Vitan—$425,000

	Equity Compensation	Time-Based Stock Options / AO LTIP Units
•
20% of each NEO’s total equity award will be in the form of time-based AO LTIP Units
•
Awards will vest 20% per year over five years beginning one year from the date of grant
•
The CHC Committee approved the following dollar value of time-based AO LTIP Unit awards subject to the above vesting conditions: Mr. Russell—$1,410,000; Mr. Boyle—$850,000; Ms. Johnson—$635,000; Mr. Sambar—$600,000; and Mr. Vitan—$324,000

Multi-Year Performance-Based Stock Options / AO LTIP Units and RSUs / LTIP Units
•
Program and eligibility will be based on relative TSR performance as measured against (i) self-storage REIT competitors (30% weighting) and (ii) the S&P 500 REITs, excluding office and malls (70% weighting)
•
20% of each NEO’s total equity award will be in the form of performance-based AO LTIP Units and 60% of the award will be in the form of performance-based LTIP Units
•
Three-fifths of earned awards will vest at the conclusion of the three-year (March 2025 – March 2028) performance period, with the remaining vesting ratably over the next two years
•
The CHC Committee approved the following target dollar value of performance-based AO LTIP Unit and LTIP Unit awards subject to the above performance and vesting conditions: Mr. Russell—$1,410,000 of AO LTIP Units and $4,230,000 of LTIP Units; Mr. Boyle—$850,000 of AO LTIP Units and $2,550,000 of LTIP Units; Ms. Johnson—$635,000 of AO LTIP Units and $1,905,000 of LTIP Units; Mr. Sambar—$600,000 of AO LTIP Units and $1,800,000 of LTIP Units; and Mr. Vitan—$324,000 of AO LTIP Units and $972,000 of LTIP Units

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TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION—SECTION 162(m)

The CHC Committee considers the tax deductibility of compensation as one factor when considering executive compensation program alternatives. Due to its tax status as a REIT, the Company must generally distribute its taxable income to shareholders. To the extent that compensation is not deductible, taxable income will be higher and so distributions to shareholders may be higher than they would be otherwise.

The CHC Committee has in the past approved and has reserved the right in the future to approve compensation that does not qualify for deductibility in circumstances it deems in the Company’s best interests.

Section 162(m) imposes a $1,000,000 per person limit on the annual tax deduction for compensation paid to the Company’s current CEO, CFO, and certain other executive officers, and certain former executive officers.

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COMPENSATION and Human Capital COMMITTEE REPORT

The CHC Committee of the Board of Trustees of Public Storage has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the CHC Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Public Storage for the year ended December 31, 2024.

The following independent trustees, who comprise the CHC Committee, provide this report:

The Compensation and Human Capital Committee

Avedick B. Poladian (Chair)

Rebecca Owen

Shankh S. Mitra

Ronald P. Spogli

Paul S. Williams

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table. The following table sets forth information concerning the compensation earned by each of our NEOs for the years ended December 31, 2024, 2023, and 2022.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Joseph D. Russell, Jr.	2024	$1,000,000	$—	$4,010,813	$2,882,613	$1,590,000	$18,800	$9,502,226
President and Chief	2023	900,000	—	3,165,047	2,473,044	2,220,000	18,200	8,776,291
Executive Officer	2022	800,000	—	3,977,156	3,062,086	1,350,000	12,200	9,201,442

H. Thomas Boyle	2024	$650,000	$—	$2,417,777	$1,737,742	$820,000	$13,800	$5,639,319
Chief Financial and	2023	600,000	—	2,658,700	2,077,467	994,500	13,200	6,343,867
Investment Officer	2022	550,000	—	2,852,985	2,196,661	948,750	12,200	6,560,596

Natalia N. Johnson	2024	$565,000	$—	$1,806,111	$1,298,190	$716,000	$13,800	$4,399,101
Chief Administrative	2023	530,000	—	1,980,862	1,558,100	791,000	13,200	4,873,162
Officer	2022	500,000	—	1,901,835	1,464,406	565,000	12,200	4,443,441

Chris C. Sambar(5)	2024	$166,667	$1,000,000	$7,338,227	$—	$—	$—	$8,504,894
Chief Operating
Officer

Nathaniel A. Vitan	2024	$425,000	$—	$921,740	$662,386	$363,375	$13,800	$2,386,301
Chief Legal Officer and	2023	425,000	—	1,013,296	791,886	361,250	13,200	2,604,632
Corporate Secretary	2022	425,000	—	1,493,468	1,150,019	448,375	12,200	3,529,062

(1)
The amounts in this column reflect the aggregate grant date fair value of performance-based RSU / LTIP Unit awards for each year calculated in accordance with FASB ASC Topic 718. The grant date fair value calculations for each award are based on a Monte Carlo simulation model that assesses the probability of satisfying the relative market performance hurdles over the remainder of the performance period. The value of the 2024 awards as of the grant date assuming achievement at the highest level of performance conditions are as follows: Mr. Russell, $8,460,209; Mr. Boyle, $5,099,939; Ms. Johnson, $3,809,721; and Mr. Vitan, $1,944,272. For Mr. Sambar, who joined the Company on October 14, 2024, the 2024 awards include a make-whole new hire award of fully vested common shares with a grant date fair value of $2,446,189 and a make whole new hire award of time-vesting LTIP Units with a grant date fair value of $4,892,038. For further discussion regarding the assumptions used in this valuation, refer to Note 11 to the Company’s audited financial statements for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K.
(2)
The amounts in this column reflect the aggregate grant date fair value of multi-year performance-based option / AO LTIP Unit awards for each year and, for 2024, also include the aggregate grant date fair value of time based AO LTIP Unit awards, in each case calculated in accordance with FASB ASC Topic 718. The grant date fair value calculations for each performance-based award are based on a Monte Carlo simulation model that assesses the probability of satisfying the relative market performance hurdles over the remainder of the performance period, as well as a Black-Scholes valuation. The grant date fair value calculations for each time-based award are based on a Black-Scholes valuation. The value of the 2024 performance-based AO LTIP Unit awards as of the grant date assuming achievement at the highest level of performance conditions are as follows: Mr. Russell, $2,820,026; Mr. Boyle, $1,699,998; Ms. Johnson, $1,269,972; and Mr. Vitan, $647,970. The value of the 2024 time-based AO LTIP Unit awards as of the grant date are as follows: Mr. Russell, $1,410,002; Mr. Boyle, $850,008; Ms. Johnson, $635,014; and Mr. Vitan, $324,018 For further discussion regarding the assumptions used in this valuation, refer to Note 11 to the Company’s audited financial statements for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K.
(3)
The amounts shown in this column reflect annual cash incentive awards for NEOs that are based on pre-established performance targets set early in the year. In February 2025, the CHC Committee approved the annual cash incentive payouts as follows: Mr. Russell, 80%; Mr. Boyle, 82%; Ms. Johnson, 90%; and Mr. Vitan, 86% of target. See the “Compensation Discussion and Analysis” section of this proxy statement for further discussion of the 2024 performance targets and payouts.
(4)
The amounts shown in this column for all NEOs reflect contributions to each officer’s 401(k) Plan account (4% of the annual cash compensation up to a maximum of $12,200 for 2022, $13,200 for 2023, and $13,800 for 2024). For Mr. Russell, the amount shown in 2023 and 2024 include a $5,000 payment for attending in-person a meeting of the board of directors of the Company’s insurance subsidiary.
(5)
Mr. Sambar joined the Company on October 14, 2024.

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Grants of Plan-Based Awards. The following table sets forth information relating to estimated future payouts under non-equity incentive plan awards, AO LTIP Unit awards, and LTIP Unit awards granted pursuant to our equity incentive plans during the year ended December 31, 2024, to each of our NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other RSU	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards (#)	Options (#)(2)	Awards ($)	Awards ($)(3)(4)

Joseph D. Russell, Jr.
Cash Incentive(5)		500,000	2,000,000	2,500,000	—	—	—	—	—	—	—
Performance-Based
LTIP Units	3/5/2024	—	—	—	3,783	15,134	30,268	—	—	—	4,010,813
Performance-Based
AO LTIP Units	3/5/2024	—	—	—	6,977	27,910	55,820	—	—	279.51	1,472,532
Time-Based
AO LTIP Units	3/5/2024	—	—	—	—	—	—	—	28,155	279.51	1,410,081

H. Thomas Boyle
Cash Incentive(5)		250,000	1,000,000	1,250,000	—	—	—	—	—	—	—
Performance-Based
LTIP Units	3/5/2024	—	—	—	2,280	9,123	18,246	—	—	—	2,417,777
Performance-Based
AO LTIP Units	3/5/2024	—	—	—	4,206	16,825	33,650	—	—	279.51	887,687
Time-Based
AO LTIP Units	3/5/2024	—	—	—	—	—	—	—	16,973	279.51	850,055

Natalia N. Johnson
Cash Incentive(5)		200,000	800,000	1,000,000	—	—	—	—	—	—	—
Performance-Based
LTIP Units	3/5/2024	—	—	—	1,703	6,815	13,630	—	—	—	1,806,111
Performance-Based
AO LTIP Units	3/5/2024	—	—	—	3,142	12,569	25,138	—	—	279.51	663,140
Time-Based
AO LTIP Units	3/5/2024	—	—	—	—	—	—	—	12,680	279.51	635,050

Chris C. Sambar(6)
Fully-Vested
Common Shares	11/5/2024	—	—	—	—	—	—	7,182	—	—	2,446,189
Time-Based
AO LTIP Units	11/5/2024	—	—	—	—	—	—	14,363	—	—	4,892,038

Nathaniel A. Vitan
Cash Incentive(5)		106,250	425,000	531,250	—	—	—	—	—	—	—
Performance-Based
LTIP Units	3/5/2024	—	—	—	869	3,478	6,956	—	—	—	921,740
Performance-Based
AO LTIP Units	3/5/2024	—	—	—	1,603	6,413	12,826	—	—	279.51	338,350
Time-Based
AO LTIP Units	3/5/2024	—	—	—	—	—	—	—	6,470	279.51	324,036

(1)
The amounts shown in these columns represent the range of possible payouts for annual cash incentive, performance-based LTIP Unit, and performance-based AO LTIP Unit awards granted in 2024 pursuant to the 2021 Plan based upon achievement of applicable performance targets.
(2)
The amounts shown in this column reflect time-based AO LTIP Unit awards granted in 2024 pursuant to the 2021 Plan.
(3)
The amounts shown in this column reflect the grant date fair value of performance-based LTIP Unit, performance-based AO LTIP Unit, time-based AO LTIP Unit, time-based LTIP Unit, and fully vested common share awards calculated in accordance with FASB ASC Topic 718 and as described more fully in footnotes 1 and 2 to the Summary Compensation Table, above.
(4)
Both the performance-based LTIP Unit and performance-based AO LTIP Unit awards reflected in this table are subject to a three-year (March 5, 2024–March 4, 2027) performance period. Three-fifths of these awards granted to each of Mr. Russell, Mr. Boyle, Ms. Johnson, and Mr. Vitan will vest upon achievement of the performance target at the conclusion of the performance period, with the remaining vesting ratably over the next two years.
(5)
In February 2025, the CHC Committee approved annual cash incentive payouts as follows: Mr. Russell, $1,590,000, 80% of target; Mr. Boyle, $820,000, 82% of target; Ms. Johnson, $716,000, 90% of target; and Mr. Vitan, $363,375, 86% of target.
(6)
Mr. Sambar joined the Company on October 14, 2024. In connection with the commencement of his service, Mr. Sambar was granted make-whole new hire equity awards consisting of an award of fully vested common shares and an award of time based LTIP Units.

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Option and AO LTIP Unit Exercises and Stock and LTIP Units Vested In 2024. The following table provides information about events that occurred with respect to our NEOs’ outstanding equity awards during the year ended December 31, 2024, including stock option exercises, RSU vestings, AO LTIP Unit exercises, and LTIP Unit vestings.

	Stock Option and Common Share Awards				AO LTIP Unit and LTIP Unit Awards
Name	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting of RSUs (#)	Value Realized on Vesting ($)(2)	Number of AO LTIP Units Exercised (#)(3)	Imputed Value of AO LTIP Units ($)(1)	Number of Vested LTIP Units Acquired on Vesting of LTIP Units (#)(4)	Imputed Value of LTIP Units on Vesting ($)(2)
Joseph D. Russell, Jr.	—	—	1,800	506,736	102,310	12,069,218	5,750	1,629,323
H. Thomas Boyle	—	—	1,350	380,052	—	—	3,718	1,058,704
Natalia N. Johnson	—	—	1,080	304,042	—	—	2,900	834,239
Chris C. Sambar	—	—	7,182	2,446,189	—	—	—	—
Nathaniel A. Vitan	—	—	900	253,368	104,304	14,246,254	1,850	518,477

(1)
Value realized represents the difference between the market price of our common shares on the NYSE at the time of exercise and the exercise price of the options/AO LTIP Units. Does not reflect any tax or other required withholdings.
(2)
Value realized was calculated by multiplying the number of shares/LTIP Units vesting by the closing price of our common shares on the NYSE on the vesting date as follows:

Name	RSU/LTIP Unit Vesting Date	Closing Price of PSA ($)

Joseph D. Russell, Jr.	2/16/2024	281.52
	2/28/2024	280.29
	3/8/2024	293.13

H. Thomas Boyle	2/16/2024	281.52
	2/28/2024	280.29
	3/8/2024	293.13
	12/31/2024	299.44

Natalia N. Johnson	2/16/2024	281.52
	2/28/2024	280.29
	3/5/2024	279.51
	3/8/2024	293.13
	8/4/2024	311.90

Chris C. Sambar	11/5/2024	340.60

Nathaniel A. Vitan	2/16/2024	281.52
	2/28/2024	280.29
	5/27/2024	272.39
	12/31/2024	299.44
(3)
AO LTIP Units are exercisable into vested LTIP Units and solely on a net exercise basis. Consistent with the presentation of stock options, amounts shown reflect the number of AO LTIP Units exercised. The number of vested LTIP Units received upon exercise is equal to the difference between the closing price of the Company’s common shares on the date of exercise and the strike price of the AO LTIP Units, divided by the closing price, and multiplied by the number of AO LTIP Units exercised.
(4)
Upon vesting, LTIP Units are convertible, conditioned upon the satisfaction of minimum allocations to the Operating Partnership capital accounts of the LTIP Units for federal income tax purposes, into OP Units, which may be exchanged for common shares or the equivalent cash value of common shares, as determined by the Company.

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Outstanding Equity Awards in 2024. The following table sets forth certain information concerning outstanding equity awards held by the NEOs at December 31, 2024.

		Option/AO LTIP Unit Awards(1)					Stock/LTIP Unit Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options/ AO LTIP Units (#) Exercisable	Number of Securities Underlying Options/ AO LTIP Units (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/ AO LTIP Units (#)	Option/ AO LTIP Unit Exercise Price ($)	Option/ AO LTIP Unit Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Joseph D.	3/5/2024(3)	—	—	27,910	279.51	3/4/2034	—	—	—	—
Russell, Jr.	3/5/2024(4)	—	28,155	—	279.51	3/4/2034	—	—	—	—
	3/5/2024(3)	—	—	—	—	—	—	—	15,134	4,531,725
	3/15/2023(3)	—	—	81,110	288.56	3/14/2033	—	—	—	—
	3/15/2023(3)	—	—	—	—	—	—	—	21,040	6,300,218
	2/28/2022(3)	—	40,562	—	343.76	2/27/2032	—	—	—	—
	2/28/2022(3)	—	—	—	—	—	11,116	3,328,575	—	—
	2/16/2021(3)	74,358	49,572	—	222.66	2/15/2031	—	—	—	—
	2/16/2021(4)	—	—	—	—	—	11,250	3,368,700	—	—
	2/16/2021(5)	—	—	—	—	—	3,600	1,077,984	—	—
	3/6/2020(6)	21,620	20,655	—	221.68	3/5/2030	—	—	—	—
	3/8/2019(7)	—	—	—	—	—	1,875	561,450	—	—
	2/28/2018(7)	—	—	—	—	—	1,250	374,300	—	—
	7/1/2016	25,818	—	—	245.79	6/30/2026	—	—	—	—
	TOTAL	121,796	138,944	109,020			29,091	8,711,009	36,174	10,831,943

H. Thomas	3/5/2024(3)	—	—	16,825	279.51	3/4/2034	—	—	—	—
Boyle	3/5/2024(4)	—	16,973	—	279.51	3/4/2034	—	—	—	—
	3/5/2024(3)	—	—	—	—	—	—	—	9,123	2,731,791
	3/15/2023(3)	—	—	68,136	288.56	3/14/2033	—	—	—	—
	3/15/2023(3)	—	—	—	—	—	—	—	17,674	5,292,303
	2/28/2022(3)	—	29,097	—	343.76	2/27/2032	—	—	—	—
	2/28/2022(3)	—	—	—	—	—	7,974	2,387,735	—	—
	2/16/2021(3)	60,415	40,277	—	222.66	2/15/2031	—	—	—	—
	2/16/2021(4)	—	—	—	—	—	7,500	2,245,800	—	—
	2/16/2021(5)	—	—	—	—	—	2,700	808,488	—	—
	3/6/2020(6)	61,964	15,492	—	221.68	3/5/2030	—	—	—	—
	3/8/2019(5)	15,491	—	—	207.52	3/7/2029	—	—	—	—
	3/8/2019(7)	—	—	—	—	—	1,407	421,312	—	—
	12/31/2017(7)	—	—	—	—	—	150	44,916	—	—
	12/5/2016	15,491	—	—	205.71	12/4/2026	—	—	—	—
	TOTAL	153,361	101,839	84,961			19,731	5,908,251	26,797	8,024,094

Natalia N.	3/5/2024(3)	—	—	12,569	279.51	3/4/2034	—	—	—	—
Johnson	3/5/2024(4)	—	12,680	—	279.51	3/4/2034	—	—	—	—
	3/5/2024(3)	—	—	—	—	—	—	—	6,815	2,040,684
	3/15/2023(3)	—	—	51,102	288.56	3/14/2033	—	—	—	—
	3/15/2023(3)	—	—	—	—	—	—	—	13,168	3,943,026
	2/28/2022(3)	—	19,398	—	343.76	2/27/2032	—	—	—	—
	2/28/2022(3)	—	—	—	—	—	5,315	1,591,524	—	—
	2/16/2021(3)	46,473	30,983	—	222.66	2/15/2031	—	—	—	—
	2/16/2021(4)	—	—	—	—	—	4,500	1,347,480	—	—
	2/16/2021(5)	—	—	—	—	—	2,160	646,790	—	—
	8/4/2020(5)	—	—	—	—	—	400	119,776	—	—
	3/6/2020(6)	51,635	12,911	—	221.68	3/5/2030	—	—	—	—
	3/8/2019(5)	10,327	—	—	207.52	3/7/2029	—	—	—	—
	3/8/2019(7)	—	—	—	—	—	750	224,580	—	—
	3/5/2018(7)	—	—	—	—	—	600	179,664	—	—
	8/5/2016	10,327	—	—	225.38	8/4/2026	—	—	—	—
	TOTAL	118,762	75,972	63,671			13,725	4,109,814	19,983	5,983,710

Chris C.	11/5/2024(8)	—	—	—	—	—	14,363	4,300,857	—	—
Sambar	TOTAL	—	—	—			14,363	4,300,857	—	—

Nathaniel A.	3/5/2024(3)	—	—	6,413	279.51	3/4/2034	—	—	—	—
Vitan	3/5/2024(4)	—	6,470	—	279.51	3/4/2034	—	—	—	—
	3/5/2024(3)	—	—	—	—	—	—	—	3,478	1,041,452
	3/15/2023(3)	—	—	25,972	288.56	3/14/2033	—	—	—	—
	3/15/2023(3)	—	—	—	—	—	—	—	6,736	2,017,028
	2/28/2022(3)	—	15,233	—	343.76	2/27/2032	—	—	—	—
	2/28/2022(3)	—	—	—	—	—	4,174	1,249,863	—	—
	2/16/2021(3)	—	30,983	—	222.66	2/15/2031	—	—	—	—
	2/16/2021(4)	—	—	—	—	—	4,500	1,347,480	—	—
	2/16/2021(5)	—	—	—	—	—	1,800	538,992	—	—
	3/6/2020(6)	—	12,911	—	221.68	3/5/2030	—	—	—	—
	5/27/2019(7)	—	—	—	—	—	750	224,580	—	—
	12/31/2017(7)	—	—	—	—	—	100	29,944	—	—
	TOTAL	—	65,597	32,385			11,324	3,390,859	10,214	3,058,480

(1)
Consists of awards of AO LTIP Units and performance-based AO LTIP Units granted to the NEOs. Vested AO LTIP Units are convertible (exercisable) into fully vested LTIP Units, which are convertible, conditioned upon the satisfaction of minimum allocations to the capital accounts of the LTIP Units for federal income tax purposes, into OP Units. OP Units may be

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exchanged by the reporting person for common shares or the equivalent cash value of common shares, as determined by the Company.
(2)
Consists of awards of LTIP Units and performance-based LTIP Units granted to the NEOs. Vested LTIP Units are convertible, conditioned upon the satisfaction of minimum allocations to the capital accounts of the LTIP Units for federal income tax purposes, into OP Units. OP Units may be exchanged by the reporting person for common shares or the equivalent cash value of common shares, as determined by the Company. The values shown assume a price of $299.44 per share, the closing price for our common shares on the NYSE on December 31, 2024.
(3)
Three-fifths of these multi-year performance-based AO LTIP Units and performance-based LTIP Units will vest following certified achievement of applicable performance targets at the conclusion of the applicable three-year performance period, with the remaining vesting ratably (assuming the performance conditions were met) over the subsequent two years beginning one year from March 20, 2026 (for the 2023 awards) and one year from March 10, 2027 (for the 2024 awards). As of December 31, 2024, performance exceeded target for the March 15, 2023 grants and, as such, is reflected at a maximum payout of 200% in accordance with the terms of the applicable awards. Performance for the March 5, 2024 grants was at target and, as such, is reflected at a target payout of 100% in accordance with the terms of the applicable awards.
(4)
These AO LTIP Units or LTIP Units vest in five equal annual installments, beginning one year from the grant date.
(5)
These performance-based LTIP Units vest in five equal annual installments, beginning one year following certification by the CHC Committee of the level of achievement of the performance targets at the conclusion of the one-year performance period.
(6)
Three-fifths of these performance-based AO LTIP Units vested following certification by the CHC Committee of achievement of applicable performance targets at the conclusion of the three-year performance period, with the remaining vesting ratably over the subsequent two years beginning one year from March 6, 2023.
(7)
These LTIP Units vest in eight equal installments, beginning one year from the grant date.
(8)
These LTIP Units vest in three equal installments, beginning one year from the grant date.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon Termination. We do not have employment agreements with any NEO that provide for future payments upon termination of employment with the Company.

We do not have a formal severance policy for payments upon termination of employment, whether through voluntary or involuntary termination, other than as specifically set forth in our 2021 Plan (and applicable predecessor plans), 401(k) Plan, Retirement Equity Vesting Policy, or as required by law. Subject to the special circumstances noted below, the following indicates our general practice:

•
any vested stock options/AO LTIP Units following a voluntary termination of employment must be exercised within 90 days following the individual’s last date of employment (but before the termination date of the option);
•
any vested stock options/AO LTIP Units following an involuntary termination of employment must be exercised within one year (or 30 days in the case of a termination for cause) following the individual’s last date of employment (but before the termination date of the option / AO LTIP Unit);
•
all unvested stock options/AO LTIP Units and/or RSUs/LTIP Units following a termination of employment are forfeited; and
•
accrued and unused vacation pay is paid in a lump sum.

Payments upon Death or Disability. In the event of the death or permanent and total disability of an NEO:

•
all outstanding unvested time-based stock options/AO LTIP Units and unvested time-based RSUs / LTIP Units accelerate and vest upon the officer’s death or permanent and total disability;
•
all outstanding unvested performance-based stock options/AO LTIP Units and unvested performance-based RSUs/LTIP Units vest based on target performance if within the performance period and actual performance if the performance period has been completed;
•
all such stock options/AO LTIP Units may be exercised during the one-year period following the date of death or permanent and total disability (but before the termination date of the option/AO LTIP Unit); and
•
the officer or his/her estate will receive payments under Public Storage’s life insurance program or disability plan, as applicable.

Payments upon Retirement. NEOs participate in our Retirement Equity Vesting Policy on the same terms as other employees. The Retirement Equity Vesting Policy is intended to recognize long-tenured employees who have contributed to the growth and success of the Company. Specifically, in the event of an NEO’s qualifying retirement:

•
all outstanding unvested time-based stock options/AO LTIP Units and unvested time-based RSUs/LTIP Units accelerate and vest on the date of retirement;
•
all outstanding unvested performance-based stock options/AO LTIP Units and unvested performance-based RSUs/LTIP Units (i) will be forfeited if the NEO retires prior to the end of the first year of the performance period; (ii) will continue to vest through the end of the performance period based on actual performance, with the earned amount

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pro-rated for the number of days the NEO worked for the Company during such period if the NEO retires during the performance period on or after the first year of the performance period; or (iii) will vest based on actual performance if the NEO retires after the end of the performance period; and
•
all such vested stock options/AO LTIP Units may be exercised during the one-year period following the date of retirement or the date the CHC Committee determines the achievement of the performance targets, whichever is later (but before the termination date of the option/AO LTIP Unit).

In order for an NEO to be eligible for potential acceleration of equity award vesting under the Retirement Equity Vesting Policy, all eligibility conditions must be satisfied, including: (1) the NEO must be at least 55 years old and have been in service for at least 10 years, and the sum of the employee’s age and total years of service must be at least 80; (2) the NEO must provide at least 12 months’ prior written notice of his or her intention to retire; (3) the NEO must enter into a written separation agreement; and (4) the Equity Awards Committee of the Board must, in its sole discretion, approve the application of the Retirement Equity Vesting Policy to the NEO.

Payments upon Change in Control. Under the 2021 Plan, the vesting of outstanding awards will not accelerate unless two conditions are met. First, the Company must experience a qualifying change in control. Second, one of the following conditions must also be met: (a) for a change of control where such awards will be assumed or continued by the surviving entity, the holder’s employment must be terminated without “cause” (as defined in the 2021 Plan) within one year following the change of control, or (b) such awards must be terminated in connection with the change of control.

If the awards are to be terminated in connection with a change of control, then:

•
all outstanding unvested time-based stock options/AO LTIP Units and unvested time-based RSUs/LTIP Units will be deemed to accelerate and vest immediately prior to the change of control; and
•
all performance goals and conditions with respect to outstanding unvested performance-based stock options/AO LTIP Units and unvested performance-based RSUs/LTIP Units shall be deemed to have been satisfied immediately prior to the occurrence of such change of control based on either actual performance as of a date reasonably close to the date of the change of control or target performance, as determined by the CHC Committee in its sole discretion, and such awards shall become payable pro-rata based on the portion of the applicable performance period completed as of the change of control.

A “change of control” is defined in the plan to include generally the following:

•
the dissolution or liquidation of Public Storage or merger in which Public Storage does not survive;
•
the sale of substantially all Public Storage assets;
•
merger in which the Company is the surviving corporation but after which the Company’s shareholders immediately prior to such merger cease to own their shares or other equity interest in the Company; or

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•
any transaction that results in any person or entity owning 30% or more of the combined voting power of all classes of our shares.

Estimated Value of Accelerated Awards. The following table shows the estimated value of the acceleration of vesting of unvested equity awards pursuant to the termination events described above that trigger acceleration assuming the event occurred as of December 31, 2024, and using the value of our common shares on December 31, 2024 (the last trading day of the year) of $299.44 per share.

Name	Value of all outstanding unvested options/AO LTIP Units(1)	Value of all outstanding unvested RSUs/LTIP Units(2)	Total

Joseph D. Russell, Jr.
Death or Disability Termination	$6,970,885	$16,392,843	$23,363,728
Qualifying Retirement	6,251,373	10,695,398	16,946,771
Termination on Change of Control	6,251,373	10,695,398	16,946,771
All Other Terminations	—	—	—

H. Thomas Boyle
Death or Disability Termination	$5,341,380	$11,286,193	$16,627,573
Qualifying Retirement(3)	—	—	—
Termination on Change of Control	4,868,904	7,575,233	12,444,137
All Other Terminations	—	—	—

Natalia N. Johnson
Death or Disability Termination	$4,164,042	$8,122,011	$12,286,053
Qualifying Retirement(3)	—	—	—
Termination on Change of Control	3,810,682	5,351,592	9,162,274
All Other Terminations	—	—	—

Chris C. Sambar
Death or Disability Termination	$—	$4,300,857	$4,300,857
Qualifying Retirement(3)	—	—	—
Termination on Change of Control	—	4,300,857	4,300,857
All Other Terminations	—	—	—

Nathaniel A. Vitan
Death or Disability Termination	$3,780,880	$5,440,825	$9,221,705
Qualifying Retirement(3)	—	—	—
Termination on Change of Control	3,600,790	4,025,971	7,626,761
All Other Terminations	—	—	—

(1)
Represents the difference, if positive, between the exercise price of unvested options that would be accelerated as a result of the termination and the closing price of our common shares on the NYSE on December 31, 2024. If the exercise price exceeds the closing price of our common shares on the NYSE on December 31, 2024, then the value presented is zero.
(2)
Represents the number of unvested RSUs that would be accelerated as a result of the termination multiplied by $299.44, the closing price of our common shares on the NYSE on December 31, 2024.
(3)
Does not meet the conditions for a qualifying retirement as of December 31, 2024.

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PAY RATIO DISCLOSURE

SEC rules require us to disclose the ratio of annual total compensation of our CEO, Joseph D. Russell, Jr., to the annual total compensation of our median employee (excluding Mr. Russell). As of December 31, 2024, we had 5,941 talented and dedicated employees performing the following functions:

•
Approximately 82% (4,863) of our employees work at one of our self-storage facilities serving our customers. We generally pay these on-site Property Managers on an hourly basis. The median annual total compensation for these employees in 2024 was $32,574.
•
Approximately 7% (405) of our employees manage on-site Property Managers and assist them in providing our customers superior service. The median annual total compensation for these employees in 2024 was $125,721.
•
Approximately 4% (233) of our employees work in our call centers and assist potential customers and existing customers. The median annual total compensation for these employees in 2024 was $38,244.
•
Approximately 7% (440) of our employees are corporate employees, including our executive management team and our finance, legal, information technology, and human resources personnel. The median annual total compensation for these employees in 2024 was $144,646.

The ratio presented below is a reasonable estimate calculated in a manner consistent with SEC rules. We selected the median employee based on the 5,941 full-time and part-time workers employed by the Company and its consolidated subsidiaries as of December 31, 2024. In identifying our median employee, we used annual base wages, and for those employees who were employed by us for less than the full fiscal year, we annualized their compensation. We did not apply any cost-of-living adjustments as part of the calculation.

Based on these calculations, our median employee is one of our 4,863 employees who work at one of our self-storage facilities serving our customers. This employee is paid on an hourly basis. The 2024 annual total compensation for our median employee as determined based on SEC rules was $36,953. The 2024 annual total compensation for our CEO as determined based on SEC rules was $9,502,226. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2024 is 257 to 1.

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PAY VERSUS PERFORMANCE TABLES

The following table sets forth information concerning the compensation paid to our CEO and to our other NEOs compared to Company performance for the years ended December 31, 2024, 2023, 2022, 2021, and 2020.

	Summary Compensation Table Total Pay		Average Summary Compensation Table Total Pay for	Average CAP to	Value of Initial Fixed $100 Investment Based on:		GAAP Net	Core FFO
Year	for CEO(1)(2)	CAP to CEO(3)	Other NEOs(1)(2)	Other NEOs(3)	TSR	Peer TSR(4)	Income(5)	per share(6)
2024	$9,502,226	$5,044,001	$5,232,404	$2,943,853	$174	$118	$2,084,410	$16.67
2023	8,776,291	11,147,987	3,753,576	4,390,198	170	112	2,160,120	16.89
2022	9,201,442	(1,902,305)	4,844,366	(2,183,334)	150	101	4,366,274	15.92
2021	10,358,153	41,035,570	5,944,502	25,331,675	188	134	1,959,639	12.93
2020	4,800,928	4,537,499	3,174,594	2,999,877	113	95	1,361,227	10.61
(1)
The CEO for each year shown in the table was Joseph D. Russell, Jr. and the other NEOs were H. Thomas Boyle, Natalia N. Johnson, and Nathaniel A. Vitan. Chris C. Sambar, who joined the Company in October 2024, is included as an “other NEO” in 2024 and David Lee, who resigned in August 2023, is included as an “other NEO” for 2023.
(2)
The 2021 values reflected in this column reflect both the grant date fair value of the 2021 performance-based RSU awards and the value attributable to COVID-19 related modifications made by the CHC Committee in 2021 to the 2020 performance-based RSU awards.
(3)
Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” and “Option Awards” columns of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards. The following tables reflect the adjustments made to SCT total compensation for 2024 to compute CAP for our CEO and average CAP for our other NEOs:

	SCT Total Pay	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/ Accrued Dividends	Equals CAP
CEO	$9,502,226	$6,893,426	$6,515,368	$(283,795)	$—	$(4,294,882)	$—	$498,510	$5,044,001
Other NEOs (Average)	$5,232,404	$4,045,543	$3,164,952	$(19,921)	$611,547	$(2,181,938)	$—	$182,352	$2,943,853
(4)
Reflects the cumulative TSR of the Company and the NAREIT Equity Index for the year ended December 31, 2020, the two years ended December 31, 2021, the three years ended December 31, 2022, the four years ended December 31, 2023, and the five years ended December 31, 2024 assuming a $100 investment at the closing price on December 31, 2018 and the reinvestment of all dividends.
(5)
Amounts in thousands.
(6)
Refer to Appendix A for information regarding Core FFO, including a reconciliation to GAAP diluted earnings.

Share Price Volatility Impact On CAP. The SEC definition of CAP includes changes over the reporting year in the value of unvested equity awards that still remain subject to forfeiture at the end of the year. The fair values of our performance options, as calculated in accordance with the SEC definition, are very sensitive to changes in stock price, and during periods of significant share volatility the fair values of these awards can change dramatically from year to year. During these periods of volatility, the CAP for the reporting year can be significantly different (higher or lower) than the SCT total pay for that year.

For example, in 2021, our share price increased 62% for the year (one of the biggest one-year changes in our history) and 64% from our March 2020 award grant dates. This historic share

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price change was the principal driver of the more than 500% increase in the value of our unvested performance option awards in 2021, and thus the principal cause of 2021 CAP being significantly higher than 2021 SCT total pay. In 2022, our share price decreased by 25%, which resulted in a more than 38% decrease in the value of the March 2020 performance options and resulted in 2022 CAP being negative and well below 2022 SCT total pay.

CAP Compared to Realized Pay. The CAP data set forth in the table above does not reflect amounts actually realized by our NEOs. A significant portion of the CAP amounts shown relate to changes in values of unearned or unvested awards over the course of the reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our share price. Specifically, as described in detail in the “Compensation Discussion and Analysis” section above, our performance equity awards are subject to multi-year performance conditions tied to relative TSR and financial performance metrics, and all our equity awards are further subject to lengthy time-based vesting conditions that exceed peer practices. The ultimate values actually realized by our NEOs from these unvested equity awards, if any, will not be determined until the awards fully vest and, in the case of options / AO LTIP Units, are exercised, and, in the case of AO LTIP Units and LTIP Units, are booked-up and converted into common shares or cash.

The following table illustrates the significant difference between CAP and realized pay, in each case as compared to SCT total pay. Realized pay as set forth in this table is the aggregate value of cash compensation paid (computed consistently with SCT total pay and CAP), the value of dividends and dividend equivalents paid on unvested equity awards (computed consistently with CAP), and the fair value at the vesting date of stock awards that fully vest in the reporting year and the intrinsic value at the vesting date (i.e., the value that would be realized on immediate exercise and/or conversion on the vesting date) of option awards and/or AO LTIP Unit and LTIP Unit awards that fully vest in the reporting year.

	CEO			Other NEOs (Average)
Year	SCT Total Pay	Realized Pay	CAP	SCT Total Pay	Realized Pay	CAP
2024	$9,502,226	$11,255,379	$5,044,001	$5,232,404	$5,848,573	$2,943,853
2023	8,776,291	11,298,478	11,147,987	3,753,576	4,775,273	4,390,198
2022	9,201,442	5,431,540	(1,902,305)	4,844,366	2,590,905	(2,183,334)
2021	10,358,153	3,845,336	41,035,570	5,944,502	2,231,378	25,331,675
2020	4,800,928	2,400,973	4,537,499	3,174,594	1,427,702	2,999,877

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Proposal 2: Approve Executive Compensation

Relationship of CAP to Performance. The following graphs illustrate the relationship during 2020 to 2024 of the CAP for our CEO and the average CAP for our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the NAREIT Equity Index, (ii) our GAAP net income, and (iii) our Core FFO per share (in each case as set forth in the table above).

Actual Pay vs Cumulative TSR
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
$210
$190
$170
$150
$130
$110
$90
2020
2021
2022
2023
2024
Actual Pay to CEO
Average Actual Pay to Other NEOs
Value of Initial Fixed $100 Investment in PSA Common Shares
Value of Initial Fixed $100 Investment in NAREIT Equity Index

76 | Public Storage | 2025 Proxy Statement

Proposal 2: Approve Executive Compensation

Financial Performance Measures. The most important financial performance measures used by the Company in setting pay-for-performance compensation for the most recently completed year are described in the table below. The manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section of this proxy statement.

Significant Financial Performance Measures
Core FFO Per Share Growth
TSR Performance (versus the TSR of the S&P 500 Equity REITs)
TSR Performance (versus the Company’s Self-Storage REIT Competitors)

The Board recommends a vote FOR approval

of the compensation of our NEOs

as described in this proxy statement.

Public Storage | 2025 Proxy Statement | 77

Share Ownership of Trustees and Management

SHARE OWNERSHIP OF TRUSTEES AND MANAGEMENT

The following table sets forth information as of March 3, 2025 concerning the beneficial ownership of common shares by each of our trustees and NEOs and all trustees and executive officers as a group. Except as otherwise indicated and subject to applicable community property and similar statutes, each trustee and executive officer has sole voting and investment power over his or her shares.

			Subject to Rights to Acquire Within 60 Days
Name	Directly Owned Common Shares(1)		Stock Options, RSUs, and DSUs(2)	AO LTIP Units(3)	LTIP Units(4)	Total Common Shares Beneficially Owned(5)	Percent of Class(5)

Trustees
Ronald L. Havner, Jr.	316,319	(6)	8,705	235,802	146,053	706,879	*
Tamara Hughes Gustavson	17,276,108	(7)	—	24,089	—	17,300,197	9.9%
Maria R. Hawthorne	8,331		—	9,806	—	18,137	*
Shankh S. Mitra	8,429	(8)	22,266	—	—	30,695	*
Rebecca Owen	874		—	23,986	—	24,860	*
Kristy M. Pipes	2,149		—	29,150	—	31,299	*
Avedick B. Poladian	31,163		—	49,904	1,780	82,847	*
John Reyes	154,685		2,724	256,457	53,771	467,637	*
Tariq M. Shaukat	1,246		—	32,424	736	34,406	*
Ronald P. Spogli	12,163		2,634	44,741	4,164	63,702	*
Paul S. Williams	—		1,096	29,150	—	30,246	*
Named Executive Officers
Joseph D. Russell, Jr.	19,096		—	197,204	55,047	271,347	*
H. Thomas Boyle	10,227		—	209,842	12,821	232,890	*
Natalia N. Johnson	8,110		—	161,336	9,218	178,664	*
Chris C. Sambar	4,355		—	—	—	4,355	*
Nathaniel A. Vitan	2,364		—	38,834	46,423	87,621	*
All trustees and executive officers as a group (17 persons)	17,855,619		37,425	1,342,725	330,013	19,565,782	11.1%

* Less than 1%

(1)
Represents common shares owned directly (whether of record or in street name) by the reporting person, the reporting person’s spouse, a trust of which the reporting person is a grantor, or another entity controlled by the reporting person.
(2)
Includes options to purchase common shares exercisable within 60 days of March 3, 2025 or, in the case of non-management trustees who are eligible for retirement, options to purchase common shares that are subject to acceleration upon retirement within 60 days of March 3, 2025, as follows: Mr. Mitra, 22,266 options. For Mr. Havner, includes 6,000 RSUs granted February 19, 2015 with an original vesting date of April 1, 2016, which remain subject to deferred receipt in accordance with an election by Mr. Havner under the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan to defer receipt of the common shares underlying 10,000 such RSUs in equal annual installments during the period April 1, 2021 through April 1, 2030. Also includes fully vested DSUs that will be settled in common shares as elected by each non-management trustee upon his or her separation from service, as follows: Mr. Havner, 2,704.78 DSUs; Mr. Reyes, 2,724 DSUs; Mr. Spogli, 2,634.14 DSUs; and Mr. Williams, 1,096 DSUs.
(3)
Includes AO LTIP Units convertible to LTIP Units within 60 days of March 3, 2025 or, in the case of non-management trustees who are eligible for retirement, AO LTIP Units convertible to LTIP Units that are subject to acceleration upon retirement within 60 days of March 3, 2025.
(4)
Includes fully vested LTIP Units and LTIP Units scheduled to vest within 60 days of March 3, 2025 or, in the case of non-management trustees who are eligible for retirement, LTIP Units that are subject to acceleration upon retirement within 60 days of March 3, 2025.
(5)
Represents total common shares beneficially owned as of March 3, 2025. The percentage held is calculated using the outstanding common shares on March 3, 2025 of 175,417,465.
(6)
Includes 316,319 common shares held indirectly in a family trust account for which Mr. Havner and his spouse serve as trustee. These common shares are in a margin account. Since January 1, 2023, these common shares have served, and may in the future serve, as collateral for a margin loan. Does not include 1,900 common shares held by Mr. Havner’s spouse in an IRA for which Mr. Havner disclaims beneficial ownership.
(7)
Includes 11,348 common shares held jointly by Ms. Gustavson and B. Wayne Hughes, Jr., as to which they share investment power. Also includes 1,300 common shares held by Ms. Gustavson’s spouse and 5,500 common shares held jointly with her spouse, as to all of which they share investment power. Also includes 295,000 common shares and 2,975,000 common shares held by limited liability companies of which Ms. Gustavson is a member and manager.
(8)
Includes 8,429 common shares held in a margin account. Since January 1, 2022, these shares have served, and may in the future serve, as collateral for a margin loan.

78 | Public Storage | 2025 Proxy Statement

Share Ownership of Trustees and Management

The following table sets forth information as of the dates indicated with respect to persons known to us to be the beneficial owners of more than 5% of our outstanding common shares:

	Common Shares Beneficially Owned

Name and Address	Number of Shares	Percent of Class

The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	20,726,179	11.8%

Tamara Hughes Gustavson(2)	17,300,197	9.9%

BlackRock, Inc.(3) 50 Hudson Yards New York, New York 10001	16,202,474	9.2%

State Street Corporation(4) State Street Financial Center 1 Congress Street, Suite 1 Boston, Massachusetts 02114	11,446,962	6.5%

(1)
This information is as of December 29, 2023 and is based solely on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group to report that it (including affiliates) does not have sole voting power with respect to any common shares, and has shared voting power with respect to 336,962 common shares, sole dispositive power with respect to 19,919,679 common shares, and shared dispositive power with respect to 806,500 common shares.
(2)
This information is as of March 3, 2025 and is based on a Schedule 13D filed by Tamara Hughes Gustavson on August 12, 2021. The number of common shares owned also reflects transactions reported on Form 4s through March 3, 2025. Includes 11,348 shares held jointly with B. Wayne Hughes, Jr., as to which Ms. Gustavson and Mr. Hughes share voting and dispositive power, and 20,489 AO LTIP Units exercisable within 60 days of March 3, 2025. The address for Ms. Gustavson is c/o Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary.
(3)
This information is as of December 31, 2023 and is based solely on a Schedule 13G/A filed on January 24, 2024 by BlackRock, Inc. to report that it (including affiliates) has sole voting power with respect to 14,749,042 common shares and sole dispositive power with respect to 16,202,474 common shares, and does not have shared voting power or shared dispositive power with respect to any common shares.
(4)
This information is as of December 31, 2023 and is based solely on a Schedule 13G/A filed on January 30, 2024 by State Street Corporation to report that it (including affiliates) does not have sole voting power or sole dispositive power with respect to any common shares, has shared voting power with respect to 6,851,266 common shares, and has shared dispositive power with respect to 11,419,630 common shares.

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Additional Information About Trustees, Executive Officers, and Management

ADDITIONAL INFORMATION ABOUT TRUSTEES, EXECUTIVE OFFICERS, AND MANAGEMENT

Incentive Compensation Recoupment Policy (Clawback Policy). We maintain an Incentive Compensation Recoupment Policy that applies to our executive officers, our controller, and our Executive Vice President, Finance and Accounting. The policy provides for mandatory clawback in certain situations in compliance with SEC and NYSE rules. Specifically, if the Company’s financial results are restated due to material noncompliance with any financial reporting requirement, the Company is required (except in limited circumstances) to recover the amount of excess incentive compensation received by any covered officer.

The policy also provides for clawbacks in circumstances that go beyond those subject to mandatory clawback under SEC and NYSE rules. If the Company restates or revises a non-GAAP financial measure, other than in connection with a restatement, due to material noncompliance with any financial reporting requirement, or if such measure has been determined by the Board to have been materially misstated, then the CHC Committee may recover any excess incentive compensation directly tied to the non-GAAP measure received by any covered officer.

The clawback period for both the mandatory and discretionary recoupment covers the three completed fiscal years preceding the date the Company determines that the Company is required to prepare an accounting restatement or to restate or revise a non-GAAP measure, as applicable. Excess incentive compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure that was in excess of the amount that such covered officer would have received taking into account the restated financial results or the restated or revised non-GAAP financial measure, as applicable. Our Incentive Compensation Recoupment Policy has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.

Securities Trading Policy. The Board has adopted a Securities Trading Policy that governs the purchase, sale, and/or other disposition of the Company’s securities by trustees, officers, and employees. The Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and NYSE listing standards. A copy of our Securities Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. Transactions by the Company in its own securities are monitored by internal and external legal counsel for compliance with applicable securities laws.

Anti-Hedging Policy. Our Securities Trading Policy includes an anti-hedging provision that prohibits trustees, officers, and employees from directly or indirectly engaging in hedging against future declines in the market value of any securities of the Company. Hedging transactions include the purchase of financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. The objective of this policy is to enhance alignment between the interests of our trustees, officers, and employees and those of our shareholders.

Policy Regarding Pledging of Shares. Our Securities Trading Policy discourages (but does not prohibit) our insiders from pledging Company common shares or holding Company common shares in a margin account. None of our trustees or executive officers currently pledge their common shares. Mr. Havner beneficially owns 316,319 shares held in a family trust account of

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Additional Information About Trustees, Executive Officers, and Management

which he and his spouse are trustees. These shares are in a margin account, and, since January 1, 2023, these shares have served, and may in the future serve, as collateral for a margin loan. Mr. Mitra holds 8,429 shares in a margin account, and, since January 1, 2022, these shares have served, and may in the future serve, as collateral for a margin loan. We believe that, given the number of shares involved and Mr. Havner’s and Mr. Mitra’s respective financial profiles, neither arrangement presents a significant risk of lender foreclosure or an unexpected sale of large volumes of common shares by insiders on the open market. In our Board’s view, these arrangements are unlikely to result in adverse effects to shareholders.

Delinquent Section 16(a) Reports. Section 16(a) of the Exchange Act requires our trustees and executive officers, and persons who own more than 10% of any registered class of our equity securities, to file with the SEC initial reports of beneficial ownership of Public Storage’s equity securities on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. As a matter of practice, we typically assist our executive officers and trustees with these matters and file these reports on their behalf. Based solely on a review of reports we filed on behalf of our trustees and executive officers, and written representations from these individuals that no other reports were required, all reports on behalf of our trustees and executive officers were filed on a timely basis under Section 16(a), except for one report for each of Ronald L. Havner, Jr., Shankh S. Mitra, David J. Neithercut, John Reyes, Ronald P. Spogli, and Paul S. Williams regarding the issuance of DSUs or common shares, as applicable, in lieu of each such reporting person’s cash trustee retainers for the first quarter of 2024.

Related Party Transaction Approval Policies and Procedures. The Audit Committee, in accordance with its charter, reviews and approves, as applicable, all related party transactions involving our executive officers and trustees and Shurgard. In addition, our trustees and executive officers are required to disclose any actual or potential conflicts of interest to the Company. In accordance with our Corporate Governance Guidelines and Trustee’s Code of Ethics and the NGS Committee charter, our NGS Committee is responsible for evaluating any actual or potential conflicts of interest relating to our executive officers and trustees and for making recommendations to the Board with respect to any action to be taken. Any trustee with an actual, potential, or apparent conflict of interest may not participate in the decision-making process related to the conflict.

Relationships and Transactions with the Hughes Family. Tamara Hughes Gustavson, a trustee, holds less than a 0.1% equity interest in, and is a manager of, a limited liability company that owns 66 self-storage facilities in Canada. Two of Ms. Gustavson’s adult children own the remaining equity interest in the limited liability company. These facilities operate under the Public Storage® trade name under a royalty-free, non-exclusive license agreement in place since 1993, when the Hughes family privately owned both the U.S. concern that ultimately became the Public Storage REIT, and the company owning the Canadian facilities.

With respect to this relationship, the Company does not make any payments to the entity that owns the Canadian facilities or its affiliates, and the owner and its affiliates do not make any payments to the Company. Our subsidiaries reinsure risks relating to any loss of goods stored by customers in these facilities and received a portion of the premiums paid by such customers (net of amounts retained by a third party program administrator and insurance company) of approximately $2.2 million for the year ended December 31, 2024. We have a right of first refusal, subject to limitations, to acquire these facilities or the applicable ownership entities if their owners agree to sell them.

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Additional Information About Trustees, Executive Officers, and Management

Trademark Agreement and Transactions with Shurgard. Pursuant to a trademark license agreement, we receive monthly royalty fees from Shurgard for the use of the Shurgard® tradename equal to 1% of Shurgard’s gross revenues. Shurgard paid us $4.3 million for the year ended December 31, 2024, for royalty fees in connection with its use of the Shurgard® tradename.

Common Management/Board Members with Shurgard. Ronald L. Havner, Jr., Chairman of Public Storage, served as Chairman of the Board of Directors of Shurgard until May 2023 and is currently Chairman Emeritus. Tom Boyle, Chief Financial and Investment Officer of Public Storage has served as a director of Shurgard since May 2023.

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Proposal 3: Ratification of Independent Registered Public Accounting Firm

Proposal 3:

Ratification of

Independent Registered

Public Accounting Firm

The Audit Committee has appointed EY as the Company’s independent registered public accounting firm to audit the Consolidated Financial Statements of Public Storage and its subsidiaries for the year ending December 31, 2025.

RECOMMENDATION: Vote FOR ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2025

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Proposal 3: Ratification of Independent Registered Public Accounting Firm

PROPOSAL 3

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

EXECUTIVE SUMMARY

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed EY as the independent registered public accounting firm for Public Storage for the year ending December 31, 2025. The Audit Committee believes that the selection of EY is in the best interests of the Company and its shareholders and has recommended that the Board submit the appointment of EY to the Company’s shareholders for ratification.

Although we are not required to seek shareholder ratification of the appointment of EY as the independent registered public accounting firm, Public Storage is asking its shareholders to do so because it believes that shareholder ratification of the appointment is a matter of good corporate practice. Ratification of the appointment of EY requires approval by a majority of the votes cast at the meeting. For these purposes, abstentions will not be counted. If the shareholders do not ratify the appointment of EY, the Audit Committee will reconsider whether or not to retain EY as the independent registered public accounting firm for Public Storage, but may nevertheless determine to do so. Even if the shareholders ratify the appointment of EY, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of Public Storage and its shareholders.

A representative of EY will be present at our Annual Meeting, where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

Fees Billed to the Company by EY for 2024 and 2023

The following table shows the fees billed or expected to be billed to Public Storage by EY for audit and other services provided for 2024 and 2023:

	2024	2023
Audit Fees	$1,894,000	$1,600,000
Audit-Related Fees	$—	$—
Tax Fees	$185,000	$151,000
All Other Fees	$—	$—
Total	$2,079,000	$1,751,000

Audit Fees. Audit fees represent fees for professional services provided in connection with the audits of Public Storage’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in Public Storage’s quarterly reports on Form 10-Q, and services in connection with the Company’s registration statements and securities offerings.

Tax Fees. In each of 2024 and 2023, tax fees included $151,000 for preparation of federal and state income tax returns for Public Storage and its consolidated entities. In 2024, tax fees also included $34,000 for various tax consulting matters.

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Proposal 3: Ratification of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policies. The Audit Committee has approved a policy concerning the pre-approval of audit and non-audit services to be provided by EY. The policy requires that all services provided by EY to us, including audit services, audit-related services, tax services, and other services, must be pre-approved by the Audit Committee.

In 2024 and 2023, our Audit Committee pre-approved all services performed for us by EY.

Audit Committee Report

The Audit Committee’s responsibilities include appointing the Company’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm, and assisting the Board in providing oversight to the Company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the Company’s independent registered public accounting firm, internal auditors, and management to review accounting, auditing, internal controls, and financial reporting matters.

In connection with its oversight responsibilities related to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, the Audit Committee met with management and EY, the Company’s independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. The Audit Committee discussed with EY the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented. The discussion included, but was not limited to, the overall scope and plans for the annual audit, the results of their procedures, including critical audit matters addressed during the audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In addition to providing the required written disclosures and communications, EY also provided to the Audit Committee the letter confirming EY’s independence of the Company as required by the applicable rules of the PCAOB, and the Audit Committee discussed with EY their independence. In addition, the Audit Committee has considered whether EY’s provision of non-audit services to the Company and its affiliates is compatible with EY’s independence.

The Audit Committee met with representatives of management, the internal auditors, legal counsel, and EY regularly throughout the year to discuss the progress of management’s testing and evaluation of the Company’s system of internal controls over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related SEC regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from EY its assessment of and opinion on the Company’s internal controls over financial reporting as of December 31, 2024. The Audit Committee reviewed and discussed the results of management’s assessment and EY’s audit.

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Proposal 3: Ratification of Independent Registered Public Accounting Firm

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Audit Committee also approved the appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2025, and recommended that the Board submit this appointment to the Company’s shareholders for ratification at the Annual Meeting.

The Audit Committee

Kristy M. Pipes (Chair)

Maria R. Hawthorne

Avedick B. Poladian

John Reyes

Tariq M. Shaukat

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for the ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2025. For purposes of the vote on this proposal, abstentions will not affect the vote.

The Board recommends a vote FOR

the Appointment of EY as our

Independent Registered Public Accounting Firm

for the Year Ending December 31, 2025.

86 | Public Storage | 2025 Proxy Statement

Proposal 4:

Approval of

Amendment and

Restatement of 2021 Plan

Approve the Amendment and Restatement of the Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan
RECOMMENDATION: Vote FOR the approval of the amendment and restatement of the 2021 Plan

Public Storage | 2025 Proxy Statement | 87

Proposal 4: Approval of Amendment and Restatement of 2021 Plan

PROPOSAL 4

Approval of Amendment and

Restatement of 2021 Plan

EXECUTIVE SUMMARY

We are seeking shareholder approval to amend and restate the 2021 Plan, which was previously approved by our shareholders in April 2021, to increase the number of common shares reserved for issuance under the 2021 Plan by an additional 3.0 million shares and to extend the termination date of the 2021 Plan from April 25, 2031 to May 7, 2035, which would be 10 years from the date of shareholder approval of the amendment and restatement of the 2021 Plan.

The Board believes that the 2021 Plan is a necessary and important tool for attracting and retaining exceptional employees who are essential to the Company’s success and in aligning those individuals’ long-term interests with those of our shareholders. As a result, on February 20, 2025 (the Amendment Date), the Board approved an amendment and restatement of the 2021 Plan (as proposed to be amended and restated, the A&R 2021 Plan), subject to approval by the Company’s shareholders, to increase the total number of common shares authorized and reserved for issuance under the 2021 Plan and to extend its term.

If this Proposal 4 is approved by our shareholders, the A&R 2021 Plan will become effective as of the Amendment Date. In the event that our shareholders do not approve this Proposal 4, the A&R 2021 Plan will not become effective and the 2021 Plan will continue in its current form. However, without the A&R 2021 Plan, we believe that the shares available for grant under the 2021 Plan will be insufficient to meet our anticipated recruiting and retention needs.

Background of the Proposal

Since the 2021 Plan’s effective date in April 2021 and through March 5, 2025, an aggregate of 2,111,264 common shares have either been issued pursuant to awards or were subject to outstanding awards. Accordingly, as of March 5, 2025, 888,736 common shares remained available for future grants (without giving effect to the additional 3,000,000 common shares proposed to be added to the 2021 Plan pursuant to this proposal). The Board believes that additional common shares are necessary to meet the Company’s anticipated equity compensation needs and that the amendment and restatement of the 2021 Plan is in the best interests of the Company and its shareholders. The proposed share increase is expected to last more than six years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our share price over time and our historical forfeiture rates, as well as the number of shares we have available for grant under our existing plan.

Equity Compensation Is an Important Part of Our Compensation Philosophy

As discussed in the “Compensation Discussion and Analysis” above, our overall compensation objective is to attract and retain exceptional executives in a competitive labor market and create the proper incentives that encourage executive share ownership and align executive compensation with Company performance and the creation of long-term value. Our 2021 Plan continues to be a crucial component of our compensation program for our executives and other key employees. The CHC Committee’s philosophy is that executive compensation should be more heavily weighted towards performance-based, at-risk compensation. Our ability to grant

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Proposal 4: Approval of Amendment and Restatement of 2021 Plan

equity-based awards allows us to make a substantial portion of our executive officers’ compensation at-risk and contingent on the Company’s operating and stock-price performance over the long-term.

The Size of Our Share Reserve Request Is Reasonable

We believe additional common shares should be reserved for issuance under our 2021 Plan to meet our estimated near-term equity compensation needs. If the A&R 2021 Plan is approved by our shareholders, we will have 3,888,736 common shares available for grant as of the Amendment Date, which we view as necessary and reasonable to provide a predictable amount of equity for attracting, retaining, and motivating key employees, consultants, and advisors.

The following table provides certain additional information regarding our long-term incentive award program:

As of March 5, 2025

Common shares subject to outstanding full-value awards	203,348

Common shares subject to outstanding stock options	584,011

Common shares subject to outstanding LTIP Units	309,659

Common shares subject to outstanding AO LTIP Units	2,114,775

Common shares available for grant under the 2021 Plan	888,736

Common shares available for grant under other equity incentive plans	—

A total of 175,417,465 common shares were issued and outstanding as of the record date of March 3, 2025. The closing price of our common shares was $311.04 per share as of the record date.

We Manage Our Equity Award Use Carefully

We manage our overhang by limiting the number of equity awards granted annually. The CHC Committee monitors our annual burn rate, overhang, and equity expense to ensure that we maximize shareholder value by granting only the number of equity awards necessary to attract, reward, and retain key personnel, consultants, and advisors. The size of our share reserve request is reasonable and, if approved, is projected to result in an overhang of no more than 4.0% as of May 7, 2025, inclusive of any unvested awards and awards currently remaining available under the 2021 Plan.

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Proposal 4: Approval of Amendment and Restatement of 2021 Plan

The average rate at which we grant equity awards is well below the “burn rate” benchmark that Institutional Shareholder Services (ISS) has set for our industry. The following table sets forth information relating to our historical burn rate under the 2021 Plan over the last three years:

	2024	2023	2022	Average

Shares underlying options and performance-based options granted(1)	3,600	240,425	308,281	184,102

Shares underlying RSUs and performance-based RSUs granted(1)	72,605	115,185	73,560	87,117

Shares underlying AO LTIP Units and performance-based AO LTIP Units granted(1)	194,266	—	—	64,755

Shares underlying LTIP Units and performance-based LTIP Units granted(1)	55,960	—	—	18,653

Total Awards Granted	326,431	355,610	381,841	354,627

Weighted-average basic shares outstanding	175,351,000	175,472,000	175,257,000	175,360,000

Burn rate(2)	0.19%	0.20%	0.22%	0.20%

(1) Represents the gross number of common shares underlying options, RSUs, AO LTIP Units, and LTIP Units granted during the applicable year.

(2) Equity-based awards divided by weighted average shares outstanding.

The A&R 2021 Plan Includes Compensation and Governance Best Practices

The A&R 2021 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, including:

•
Fixed plan term of ten years.
•
No “evergreen” provision to automatically increase the number of shares available for issuance without shareholder approval.
•
Awards granted pursuant to the A&R 2021 Plan will be subject to our “clawback” (recoupment) policy.
•
No repricing or below-market grants of options and stock appreciation rights (SARs).
•
No liberal share recycling.
•
Double-trigger change of control provisions that limit acceleration in a change of control unless the employee was also terminated without cause.
•
No liberal change of control definition.
•
Minimum one-year vesting requirement that applies to 95% of the shares authorized for grant under the A&R 2021 Plan.

The essential features of the proposed A&R 2021 Plan are outlined below. The following summary description of the proposed A&R 2021 Plan is qualified in its entirety by reference to the full text of the A&R 2021 Plan that is attached to this proxy statement as Appendix B.

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Proposal 4: Approval of Amendment and Restatement of 2021 Plan

DESCRIPTION OF THE A&R 2021 PLAN

Purpose

The purposes of the A&R 2021 Plan are to:

•
incentivize the Company’s officers, trustees, employees (including prospective employees), consultants, and others who may perform services for the Company, including by making available the benefits of increased ownership of common shares;
•
promote the alignment of the interests of the Company’s officers, directors, employees, consultants, and other service providers with those of our shareholders; and
•
assist in the recruitment and retention of the Company’s service providers.

Administration

The CHC Committee will administer the A&R 2021 Plan and will have the authority to make all determinations in its discretion that it deems necessary or advisable for the administration of the A&R 2021 Plan. The CHC Committee may also delegate to one or more trustees the authority to grant awards to employees and other service providers who are not subject to Section 16 of the Exchange Act.

References to the CHC Committee include reference to the Board and/or other delegates of the Board for those periods when the Board or such other delegate(s) appointed by the Board are acting.

Share Reserve

The number of common shares that may be issued under the A&R 2021 Plan is 7,100,529, which is equal to the sum of (i) 3,000,000 common shares, (ii) the number of common shares available for future awards under the 2021 Plan as of the effective date of the A&R 2021 Plan, and (iii) the number of common shares related to awards outstanding under the 2021 Plan and any predecessor plans as of the effective date that later terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such common shares and become available for issuance under the A&R 2021 Plan. As of March 5, 2025 (following the record date), up to 888,736 common shares remain available for future issuance under the 2021 Plan and 3,211,793 common shares relate to awards outstanding under the 2021 Plan and any predecessor plans.

If an award terminates by expiration, forfeiture, cancellation, failure to vest, or otherwise without the related issuance of common shares, then such unissued shares will again be available for awards under the A&R 2021 Plan.

However, the number of common shares issuable under the A&R 2021 Plan will not be increased by the number of common shares (i) tendered or not issued upon exercise of an option, (ii) tendered or not issued upon the net settlement of a stock-settled SAR, (iii) withheld in connection with the Company’s tax withholding obligations, or (iv) repurchased by the Company using option proceeds.

•
The maximum number of common shares subject to options or SARs that can be granted under the A&R 2021 Plan to any person (other than a non-employee trustee) in a calendar year is one million shares.

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•
The maximum value that can be granted under the A&R 2021 Plan to any person (other than a non-employee trustee) in a calendar year under an award other than options or SARs is $15 million in the aggregate for all such awards.

In the event of any increase or decrease in the number of issued common shares (or issuance of shares of stock other than common shares) resulting from certain corporate transactions that affect the Company’s capitalization, the CHC Committee will adjust the number of common shares issuable under the A&R 2021 Plan and the terms of any outstanding Awards in such manner as it deems appropriate to prevent the enlargement or dilution of rights. As of March 3, 2025, the closing price of our common shares on the NYSE was $311.04.

Types of Awards

The A&R 2021 Plan provides for grants of the following specific types of awards and permits other equity-based or equity-related awards (each, an Award and, collectively, Awards). Each Award will be evidenced by an award agreement (together with any award statement or supplemental documents, an Award Agreement), which will govern that Award’s terms and conditions.

•
Restricted Stock Units (RSUs). An RSU is an unfunded, unsecured obligation to deliver common shares (or cash or other securities or property) at a future date upon satisfaction of the conditions specified in the Award Agreement.
•
Restricted Stock. Restricted Stock is common shares that are registered in the recipient’s name, but that is subject to transfer restrictions and may be subject to forfeiture or vesting conditions for a period of time as specified in the Award Agreement.

The recipient of a Restricted Stock has the rights of a shareholder, including voting and dividend rights, subject to any restrictions and conditions specified in the Award Agreement.

•
Dividend Equivalent Rights. A dividend equivalent right represents an unfunded and unsecured promise to pay to the recipient an amount equal to all or any portion of the regular cash dividends that would be paid on a specified number of common shares if those shares were owned by the recipient.

A dividend equivalent right may be granted alone or in connection with another Award. Under the A&R 2021 Plan, no payments will be made in respect of dividend equivalent rights before any applicable performance goals relating to the dividend equivalent right or the related Award are satisfied.

•
Options and Stock Appreciation Rights (SARs). An option entitles the recipient to purchase common shares at an exercise price specified in the Award Agreement (which may be paid in cash or through a cashless exercise). As of March 3, 2025, the closing price of our common shares on the NYSE was $311.04. The A&R 2021 Plan only permits grants of nonqualified stock options, which are options that do not qualify as “incentive stock options” under Section 422 of the Code.

A stock appreciation right (SAR) may entitle the recipient to receive common shares, cash or other property on the exercise date having a value equal to the excess of market value of the underlying common shares over the exercise price specified in the Award Agreement.

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Options and SARs become exercisable as specified in the Award Agreement but within ten years after the date of grant. The A&R 2021 Plan provides that we may not reset the exercise price for options and SARs and we may not issue any options or SARs with an exercise price less than the closing price of our common shares on the NYSE on the date of grant. Grants of options and SARs are subject to the individual limits described below.

•
LTIP Units. LTIP Units and AO LTIP Units are units of the Operating Partnership and are structured as “profits interests” for U.S. federal income tax purposes.

Once LTIP Units have been allocated value equivalent to the common units of the Operating Partnership, the LTIP Units may be converted, subject to the satisfaction of all applicable vesting conditions, on a one-for-one basis into Operating Partnership common units, which are exchangeable by the holder for cash or, at the Company’s election, on a one-for-one basis into Company common shares. AO LTIP Units may be converted into LTIP Units at an implied purchase price comparable to an option exercise price. As a result, the conversion ratio from AO LTIP Units to LTIP Units will always be less than one-to-one.

The minimum vesting period for any Award, including a portion or installment of an Award, under the A&R 2021 Plan is one year. However, up to 5% of the shares authorized under the A&R 2021 Plan are exempt from the one-year minimum vesting requirement. In addition, the CHC Committee may provide for the earlier vesting, exercisability, and/or settlement under any Award in the event of a recipient’s death or disability or upon the occurrence of certain conditions in connection with a change in control.

Eligibility

The A&R 2021 Plan permits grants of Awards to any employees (including officers), trustees, consultants, and advisers of the Company and its affiliates and subsidiaries, and any other individual whose participation in the A&R 2021 Plan the CHC Committee determines is in the best interests of the Company.

The CHC Committee, in its discretion, will approve Awards to be granted under the A&R 2021 Plan. We expect that substantially all Award grants pursuant to the A&R 2021 Plan will be made to the Company’s employees, executive officers, and non-employee trustees. As of March 3, 2025, the record date, the Company had approximately 5,800 employees, including five executive officers, and 11 non-employee trustees who are eligible to participate in the A&R 2021 Plan. The approximate number of total persons eligible to participate in the A&R 2021 Plan is 5,800.

Amendment

The CHC Committee may, at any time, amend, suspend, or terminate the A&R 2021 Plan; provided, however, that the CHC Committee may not make any amendments to reduce the option price or SAR exercise price of an outstanding option or SAR by lowering the option price or SAR exercise price or by canceling the outstanding option or SAR in exchange for cash, other securities, or a replacement option or SAR with a lower option price or SAR exercise price, in each case without the approval of the shareholders of the Company. In addition, the CHC Committee must obtain the consent of any participant whose rights or obligations are impaired as a result of any amendment, suspension, or termination.

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In general, we will seek shareholder approval of any amendment, suspension, or termination to the extent necessary to comply with NYSE listing standards and any applicable law, rule or regulation, including any amendment to increase the common shares available under the A&R 2021 Plan.

Change of Control

Accelerated Vesting if Awards Not Assumed. If the Company experiences a change of control (as defined in the A&R 2021 Plan) where Awards will not be assumed or continued by the surviving entity:

•
immediately before the change of control, except for performance awards, all restricted stock and stock units will vest (and all applicable restrictions and conditions will lapse);
•
immediately before the change of control, performance awards (including performance options and AO LTIP Units) will vest based on actual performance as of the change of control or target performance, as determined by the CHC Committee, and will vest pro rata based on the portion of the applicable performance period completed as of the change of control; and
•
at the CHC Committee’s discretion, either or both of the following actions may be taken: (a) all options and SARs will immediately vest (except for performance options, which will vest in accordance with the preceding bullet) and be exercisable 15 days before the change of control and terminate if unexercised upon the consummation of the change of control and/or (b) all options, SARs, restricted stock, and stock units will be terminated and cashed out or redeemed for securities of equivalent value.

Double-Trigger Accelerated Vesting if Awards Assumed. If the Company experiences a change of control where Awards will be assumed or continued by the surviving entity and do not otherwise accelerate or become exercisable at such time, the assumed or continued Awards will not vest unless (in addition to any other conditions set forth in the Award Agreement):

•
the change of control occurs; and
•
the recipient’s employment is terminated without Cause (as defined in the A&R 2021 Plan) within one year following the change of control.

Mandatory Repayment and Clawback

Any Award granted pursuant to the A&R 2021 Plan will be subject to the Company’s Incentive Compensation Recoupment Policy, which applies to our executive officers, our controller, and our Executive Vice President, Finance and Accounting. Refer to “Incentive Compensation Recoupment Policy (Clawback Policy)” on page 80 of this proxy statement for a summary of the policy.

In addition, Awards may also be subject to mandatory repayment pursuant to (i) the terms of the applicable Award, (ii) the terms of an employment, non-competition, or similar agreement, or (iii) any law, rule, requirement, or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement, or regulation. Furthermore, the Company may annul an Award if the recipient is an employee of the Company and is terminated for Cause.

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Performance-Based Compensation

The CHC Committee may designate whether any Awards, such as restricted stock, options, stock units, LTIP Units, or cash awards being granted are intended to be performance-based compensation. The performance goals used for such Awards will be based on any one or more of the following performance measures, which may reflect objective or subjective criteria, as selected by the CHC Committee:

•
changes in funds from operation (FFO), Core FFO, or FFO as adjusted, including on a per share basis;
•
changes in funds available for distribution (FAD);
•
same store revenue growth or targets, or other sales or revenue growth or targets;
•
changes in net asset value (NAV);
•
changes in total shareholder value (TSV) based on changes in NAV per share and dividend distributions;
•
changes in intrinsic business value;
•
stock price or TSR;
•
implementation, commencement, or completion of critical or strategic projects, acquisitions, or processes;
•
return measures, including return on invested capital and return on assets, capital, investment, or equity;
•
divestiture, joint venture, or development activity;
•
measures related to geographic business expansion or market share, customer satisfaction, employee satisfaction, human resources management, legal matters, or information technology;
•
net earnings or net income;
•
operating earnings;
•
gross or operating margins; or
•
other criteria, as determined in the discretion of the CHC Committee.

These performance measures may apply to an individual, business unit, specified subsidiary, or the Company as a whole and need not be based on an increase or positive result under the performance measure selected, may be expressed on an absolute basis or relative to an index, budget, or other standard specified by the CHC Committee, and will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the CHC Committee, including the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.

The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will

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be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Performance targets will be subject to certification by the CHC Committee.

Other Terms of Awards

No recipient of any Award under the A&R 2021 Plan (other than Restricted Stock) will have any of the rights of a shareholder of the Company with respect to shares subject to an Award until the delivery of the shares, except that holders of RSUs may be entitled to amounts equal to the dividends declared and paid on the underlying shares to the extent the applicable performance goals are satisfied (for performance-based RSUs).

New Awards

The Awards, if any, that will be made to eligible recipients under the A&R 2021 Plan are subject to the CHC Committee’s discretion, and we cannot currently determine the benefits or number of shares subject to Awards that may be granted to eligible recipients under the A&R 2021 Plan. Therefore, no new plan benefits table can be provided at this time.

Summary of U.S. Federal Income Tax Consequences

THE FOLLOWING IS A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF GRANTS OF AWARDS UNDER THE A&R 2021 PLAN. THE FOLLOWING SUMMARY DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS. THE APPLICABLE RULES ARE COMPLEX AND MAY VARY WITH A RECIPIENT’S INDIVIDUAL CIRCUMSTANCES.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not be a taxable event for the recipient or the Company. Upon exercising a non-qualified stock option, a recipient will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the common shares on the exercise date. Upon a subsequent sale or exchange of common shares acquired pursuant to the exercise of a non-qualified stock option, the recipient will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the common shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income, subject to the limitations of Section 162(m) of the Internal Revenue Code (Section 162(m)).

A recipient who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the option is exercised by the family member, and the recipient will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the common shares will be the fair market value of the common shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, the transferred options and the common shares acquired on exercise of the transferred options will not be includable in the recipient’s estate for estate tax purposes.

If a recipient transfers a non-qualified stock option to his/her ex-spouse incident to the recipient’s divorce, the recipient and the ex-spouse will not recognize any taxable income at the

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time of the transfer. In general, a transfer is made incident to divorce if the transfer occurs within one year after the marriage ends or is related to the end of the marriage (e.g., if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the option price and the fair market value of the common shares at the time of exercise. Any distribution to the ex-spouse from the exercise of the option will have employment and income tax withholding at that time.

SARs. There are no immediate U.S. federal income tax consequences of receiving an award of SARs under the A&R 2021 Plan. Upon exercising a SAR, a recipient will recognize ordinary income in an amount equal to the difference between the SAR exercise price and the fair market value of the common shares on the exercise date. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income, subject to the limitations of Section 162(m).

Restricted Stock. A recipient who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the common shares are subject to restrictions (that is, the shares are nontransferable and subject to a substantial risk of forfeiture). However, within 30 days after a recipient receives the award of restricted stock, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common shares on the grant date (less the purchase price, if any), determined without regard to the restrictions. If the Section 83(b) election is timely made, when the restrictions on the shares lapse, the recipient will not recognize any additional income. If the recipient does not make the Section 83(b) election, the fair market value of the common shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse, and dividends paid while the common shares are subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income, subject to the limitations of Section 162(m).

RSUs. There are no immediate U.S. federal income tax consequences of receiving an award of RSUs under the A&R 2021 Plan. A recipient who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of shares issued, or for a cash-settled award, the amount of the cash payment made, to such recipient at the later of the end of the restriction period or the payment date. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income, subject to the limitations of Section 162(m).

Dividend Equivalent Rights and Cash Awards. Recipients who receive dividend equivalent rights or cash awards under the A&R 2021 Plan will be required to recognize ordinary income in an amount distributed to the recipient pursuant to the award. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income, subject to the limitations of Section 162(m).

Section 280G. If payments contingent on a change of control are determined to exceed certain limitations, such payments may be subject to a 20% nondeductible excise tax, and the Company’s deduction for the associated compensation expense may be disallowed in whole or in part. The A&R 2021 Plan includes a Section 280G “best after tax” provision, which provides

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that if any payments under the 2021 Plan or otherwise would constitute parachute payments under Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, then the payments will be reduced by the amount required to avoid the excise tax if the reduction would give the recipient a better after-tax result than if the recipient received the payments in full.

Section 409A. It is the intention of the Company that the A&R 2021 Plan and Awards granted under the A&R 2021 Plan either be exempt from, or comply with, Section 409A of the Internal Revenue Code.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2024 on the Company’s equity compensation plans:

	Number of securities to be issued upon exercise or conversion of outstanding options, AO LTIP Units, warrants and rights		Weighted average exercise or conversion price of outstanding options, AO LTIP Units, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders(1)	3,190,298	(2)	$231.89	(3)	1,074,064

Equity compensation plans not approved by security holders(4)	—		$—		—

(1) The Company’s equity compensation plans are described more fully in Note 11 to the Company’s audited financial statements for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K.

(2) Includes (i) stock options and AO LTIP Units to purchase 2,727,342 common shares or to convert to vested LTIP units, including performance-based stock options and AO LTIP Units as to which the performance period had not ended or the CHC Committee had not certified performance as of December 31, 2024, which stock options and AO LTIP Units are reflected in the table above assuming a maximum payout, (ii) 451,222 RSUs and LTIP Units, including performance-based RSUs and LTIP Units as to which the performance period had not ended as of December 31, 2024, which RSUs and LTIP Units are reflected in the table above assuming a maximum payout, and (iii) 11,734 fully vested DSUs. All RSUs and LTIP Units, if and when vested, and all DSUs will be settled in common shares or into OP Units on a one-for-one basis.

(3) Represents the weighted average exercise or conversion price of stock options or AO LTIP Units to purchase 2,373,588 common shares or to convert to vested LTIP Units, excluding the performance-based stock options and AO LTIP Units described in footnote (3), above. The 451,222 RSUs or LTIP Units would vest for no consideration.

(4) There are no securities available for future issuance or currently outstanding under plans not approved by the Company’s shareholders.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for approval of the A&R 2021 Plan. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends a vote FOR approval of

the Amendment and Restatement of the 2021 Equity and

Performance-Based Incentive Compensation Plan.

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General Information About the Meeting

GENERAL INFORMATION ABOUT THE MEETING

Purpose of Proxy Solicitation

We are providing these materials on behalf of the Board to ask for your vote and to solicit your proxies for the Annual Meeting or any adjournments or postponements thereof.

We have made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder as of March 3, 2025, the record date (the record date) fixed by the Board, and are therefore entitled to receive the Notice of the Annual Meeting (Notice) and to vote on matters presented at the meeting.

Important Notice Regarding Delivery of Security Holder Documents

We are pleased to take advantage of the SEC rules that allow us to furnish proxy materials to you on the Internet. These rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Our Annual Report to Shareholders (the Annual Report) includes a copy of our 2024 Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025, excluding exhibits. On or about March 28, 2025, we mailed you a Notice containing instructions on how to access this proxy statement and our Annual Report and vote over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how you may submit your proxy over the Internet. If you received the Notice by mail and would like a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Availability of Proxy Statement and Annual Report

All shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024. Shareholders may request a free copy of our Annual Report on Form 10-K, including financial statements and schedules, by sending a written request to: Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Investor Services. Alternatively, shareholders can access the Annual Report on Form 10-K and other financial information on the Investor Relations section of our website at publicstorage.com. Public Storage will also furnish any exhibit to the Annual Report on Form 10-K upon written request and payment of a copying charge of 20 cents per page.

Date, Time, and Place of the Annual Meeting

The Annual Meeting will be held on Wednesday, May 7, 2025 at 8:00 a.m. Central Time at the Rosewood Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas 75219.

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General Information About the Meeting

Who Can Vote

If you are a holder of common shares at the close of business on the record date, you may vote the common shares that you hold on that date at the Annual Meeting. For all matters submitted for vote at the Annual Meeting, each common share is entitled to one vote.

Quorum for the Annual Meeting

If a majority of the common shares outstanding on the record date is present in person or represented by proxy at the Annual Meeting, we will have a quorum, permitting business to be conducted at the Annual Meeting. As of the record date of March 3, 2025, we had 175,417,465 common shares outstanding and entitled to vote.

We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

How Votes are Counted

For the election of trustees, trustee nominees receiving an affirmative majority of votes cast (i.e., the number of shares cast “for” a trustee nominee must exceed the number of votes cast “against” that nominee) will be elected. Similarly, approval of Proposals 2, 3, and 4 require an affirmative majority of the votes cast (i.e., the number of shares cast “for” the proposal must exceed the number of votes cast “against” that proposal). For each of Proposals 1, 2, 3, and 4, abstentions and broker non-votes will have no effect on the outcome of the vote.

Although the advisory vote to approve the compensation of our NEOs in Proposal 2 is non-binding, the CHC Committee will consider the vote results when making future decisions regarding executive compensation.

Trustee Nominees Who Do Not Receive a Majority of the Votes Cast

If a nominee who is currently serving as a trustee is not re-elected, Maryland law provides that the trustee would continue to serve on the Board as a “holdover” trustee.

However, under our Corporate Governance Guidelines and Trustees’ Code of Ethics, each trustee nominee who does not receive the required majority vote for election must submit a resignation. The NGS Committee would then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board would act on the NGS Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results were certified. If the Board accepts a trustee’s resignation, it may fill the resulting vacancy or decrease the size of the Board as provided in our Bylaws.

How Proxies Will Be Voted

If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result, your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to Proposals 1, 2, and 4 because NYSE rules treat these matters as non-routine. Your broker or nominee will have the

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General Information About the Meeting

authority to exercise discretion to vote such shares with respect to Proposal 3 because that matter is treated as routine under NYSE rules.

Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

If you are a registered shareholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR (i) each of Proposals 1, 2, 3, and 4, and (ii) in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

How to Cast a Vote

You may vote by any one of the following means:

•
BY INTERNET: Shareholders who received a Notice about the Internet availability of our proxy materials may submit proxies over the Internet by following the instructions on the Notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
•
BY TELEPHONE: If provided on your proxy card or voting instruction card and if you live in the United States or Canada, you may submit proxies by telephone by calling the telephone number indicated on the card and following the instructions. When voting, you will need to have available the control number that appears on the card.
•
BY MAIL: Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.
•
IN PERSON AT THE ANNUAL MEETING: Shareholders who hold shares in their name as the shareholders of record may vote in person at the Annual Meeting. Shareholders who are beneficial owners but not shareholders of record may vote in person at the Annual Meeting only with a legal proxy obtained from their broker, trustee, or nominee, as applicable.

Properly completed and submitted proxy cards and voting instruction cards, and proxies properly completed and submitted over the Internet, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein.

How to Vote as a Participant in the Company’s 401(K) Plan

If you hold your common shares as a participant in the 401(k) Plan, your proxy will serve as a voting instruction for the trustee of the 401(k) Plan with respect to the number of common shares credited to your account as of the record date. If you provide voting instructions via your proxy card or voting instruction card with respect to your common shares held in the 401(k) Plan, the trustee will vote those common shares in the manner specified. The trustee will vote any common shares for which it does not receive instructions in the same proportion as the common shares for which voting instructions have been received by the trustee, unless the trustee is required by law to exercise its discretion in voting such shares.

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General Information About the Meeting

To allow sufficient time for the trustee to vote your common shares, the trustee must receive your voting instructions by 11:59 p.m., Eastern Time, on May 2, 2025.

Changing Your Vote

You can change your vote at any time before your proxy is voted at the Annual Meeting. To revoke your proxy, you must:

•
file an instrument of revocation with our Corporate Secretary at our principal executive offices, 701 Western Avenue, Glendale, California 91201;
•
mail a new proxy card dated after the date of the proxy you wish to revoke to our Corporate Secretary at our principal executive offices;
•
submit a later dated proxy over the Internet in accordance with the instructions set forth on the Internet voting website; or
•
if you are a shareholder of record, or you obtain a legal proxy from your broker, trustee or nominee, as applicable, attend the Annual Meeting and vote in person or via the Internet as provided for herein.

If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card, voting instruction card or, if submitted over the Internet, as indicated on the submission.

Cost of this Proxy Solicitation

We bear all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, electronic transmission, and personal interviews.

We will request brokers, banks, custodians, and other fiduciaries to forward proxy soliciting materials to the beneficial owners of common shares. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.

Contacting our Transfer Agent

Please contact Public Storage’s transfer agent, at the phone number or address listed below, with any questions concerning share certificates, dividend checks, transfer of ownership, or other matters pertaining to your share account:

Computershare Investor Services

P.O. Box 43006

Providence, Rhode Island 02940-3006

Phone: (781) 575-3120

Consideration of Candidates for Trustee

Shareholder Recommendations. The policy of the NGS Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board. Under this policy, only shareholders who would be entitled to submit shareholder proposals under SEC rules may submit shareholder recommendations. In evaluating recommendations, the NGS Committee seeks to achieve a balance of knowledge, experience, and capability on the Board and to address the membership criteria described above. Any shareholder recommendations

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General Information About the Meeting

proposed for consideration by the NGS Committee should include the candidate’s name and qualifications for Board membership, including the information required under Regulation 14A under the Exchange Act, and should be addressed to: Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary.

Deadline to Propose or Nominate Individuals to Serve as Trustees for the 2026 Annual Meeting. To nominate an individual for election at the 2026 annual meeting of shareholders (2026 Annual Meeting), a shareholder must give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary no earlier than the close of business on November 28, 2025, and no later than the close of business on December 29, 2025, unless the date of mailing of the notice for the 2026 Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the date of mailing of the notice for this year’s Annual Meeting, in which case the nomination must be delivered no earlier than the close of business on the 120th day and no later than the close of business on the later of the 90th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2026 Annual Meeting.

Proxy Access Nominees. Our Bylaws provide that a shareholder, or a group of up to 20 shareholders, owning at least 3% of Public Storage’s outstanding common shares continuously for at least three years, may include in our proxy materials trustee nominees constituting up to the greater of two trustees or 20% of the number of trustees on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our Bylaws. If you wish to nominate any person for election to our Board at the 2026 Annual Meeting under the proxy access provision of our Bylaws, your nomination notice must be submitted to the Corporate Secretary no earlier than the close of business on October 29, 2025, and no later than the close of business on November 28, 2025, unless the date of mailing of the notice for the 2026 Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the date of mailing of the notice for this year’s Annual Meeting, in which case the nomination must be delivered no earlier than the close of business on the 150th day and no later than the close of business on the later of the 120th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2026 Annual Meeting.

Deadlines for Receipt of Shareholder Proposals

Any proposal that a holder of our shares wishes to submit for inclusion in our 2026 proxy statement (2026 Proxy Statement) pursuant to SEC Rule 14a-8 must be received by Public Storage no later than November 28, 2025. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless certain conditions specified in the rule are met.

In addition, notice of any proposal that a holder of our shares wishes to propose for consideration at the 2026 Annual Meeting, but does not seek to include in the 2026 Proxy Statement pursuant to Rule 14a-8, must be delivered to Public Storage no earlier than the close of business on November 28, 2025 and no later than the close of business on December 29, 2025 if the proposing holder of our shares wishes for Public Storage to describe the nature of the proposal in its 2026 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. As with shareholder nominations of trustee candidates discussed above, if the date of mailing of the notice for the 2026 Annual Meeting is advanced by

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General Information About the Meeting

more than 30 days before or delayed by more than 60 days after the anniversary of the date of mailing of the notice for this year’s Annual Meeting, the shareholder proposal must be delivered no earlier than the close of business on the 120th day and no later than the close of business on the later of the 90th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2026 Annual Meeting.

Any shareholder proposals or notices submitted to Public Storage in connection with the 2026 Annual Meeting should be addressed to: Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary.

Householding

If you share an address with one or more other shareholders, you may have received notification that you will receive only a single copy of the Annual Report, Notice, and proxy statement for your entire household unless you have notified us that you wish to continue receiving individual copies. This practice, known as “householding,” is designed to reduce printing and mailing costs. If you would like to revoke your consent to “householding,” or if you are receiving multiple copies at your address and would like to enroll in “householding,” please submit your request to Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary or call us at (818) 244-8080. If you own your shares in “street name,” please contact your broker, bank, trustee, or other intermediary to make your request.

Your Vote is Important

We urge you to vote the accompanying proxy/instruction card and sign, date, and return it in the enclosed pre-addressed postage-prepaid envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

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Appendix A:

Non-GAAP Measures

APPENDIX A: Description of non-GAAP measures and reconciliation to GAAP measures

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Appendix A: Non-GAAPMeasures

Core FFO per Share

We present “Core FFO per share,” a non-GAAP measure that represents diluted earnings per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) charges related to the redemption of preferred securities, and (iii) certain other non-cash and/or nonrecurring income or expense items primarily representing the impact of loss contingencies and resolutions, casualties, due diligence costs incurred in pursuit of strategic transactions, unrealized gain on private equity investments, reorganization costs, acquisition integration costs, amortization of acquired non real estate-related intangibles, a cash and stock hiring bonus for a new senior executive, and our equity share of tax effect of a change in tax status, unrealized gain on derivatives, merger transaction costs, and senior executive severance from our equity investees. We review Core FFO per share to evaluate our ongoing operating performance, and we believe investors and REIT analysts use it in a similar manner. However, Core FFO per share is not a substitute for net income per share. Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology, or may not present such a measure, Core FFO per share may not be comparable among REITs.

The table below reconciles from diluted earnings per share to Core FFO per share.

2024
Diluted earnings per share	$10.64
Add back depreciation and amortization expense	6.56
Deduct gains on disposition of real estate investments	(0.01)
Eliminate foreign currency and other noncore items	(0.52)
Core FFO per share	$16.67

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Appendix B:

Amended and Restated

Public Storage 2021 Equity

and Performance-Based

Incentive Compensation Plan

APPENDIX B: Full Text of the Amended and Restated Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan

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Appendix B: Amended and Restated 2021 Plan

AMENDED AND RESTATED PUBLIC STORAGE

2021 EQUITY AND PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

1. GENERAL PURPOSES OF THE PLAN; DEFINITIONS

The purposes of this Plan are to enhance the Company’s ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

The following terms shall be defined as set forth below:

“Affiliate” means (i) any entity that is, directly or indirectly, controlled by the Company, including a Subsidiary, and (ii) any other entity in which the Company has a significant equity interest or which has a significant equity interest in the Company, in either case as determined by the Committee.

“Annual Incentive Award” means an Award made for achieving performance goals over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

“Award Agreement” means the written agreement between the Company and a Participant that sets out the terms and conditions of an Award.

“Board” means the Board of Trustees of the Company.

“Cause” means any of the following that the Committee determines may materially injure the financial condition or business reputation of the Company: (i) any willful act or omission by a Participant constituting dishonesty, fraud, or other malfeasance and (ii) any material breach of an agreement between a Participant and the Company.

“Change of Control” means the occurrence of any of the following events: (i) the dissolution or liquidation of the Company, or a merger, consolidation, or reorganization of the Company with one or more entities in which the Company is not the surviving entity; (ii) a sale of substantially all of the Company’s assets; (iii) a merger in which the Company is the surviving entity but after which the Company’s shareholders immediately prior to such merger cease to own their shares or other equity interest in the Company; or (iv) the acquisition, sale, or transfer of more than 30% of the Company’s outstanding shares by tender offer or similar transaction.

“Code” means the Internal Revenue Code of 1986, as now in effect or as later amended. References to particular sections shall as appropriate take into account related rules, regulations, and interpretations.

“Committee” means the Board, or the committee appointed by the Board to administer the Plan, which shall be composed of not less than two Outside Trustees, each of whom shall (i) be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act; and (ii) comply with the independence requirements under the applicable stock exchange listing requirements. Until otherwise determined by the Board, the Compensation and Human Capital Committee of the Board shall be the designated Committee under the Plan with respect to Awards.

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Appendix B: Amended and Restated 2021 Plan

“Company” means Public Storage, a Maryland real estate investment trust, or its successors. As appropriate in the context, references to the Company will include references to Affiliates.

“Disability” means the Participant is unable to perform the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months.

“Dividend Equivalent Right” means a right, granted under Section 11, to receive cash, Stock, other Awards, or other property equal in value to dividends paid relating to a specified number of shares of Stock, or other periodic payments.

“Effective Date” means May 7, 2025, the date the Plan was approved by the Company’s shareholders.

“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as amended.

“Fair Market Value” of the Stock on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national exchange on which the Stock is traded. If the Stock is not then listed on any established national or regional exchange, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith in a manner consistent with Code Section 409A.

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which any one or more of these persons (and/or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (and/or the Participant) control the management of assets, and any other entity in which one or more of these persons (and/or the Participant) own more than fifty percent (50%) of the voting interests.

“Grant Date” means, as determined by the Committee, the latest to occur of: (i) the date as of which the Committee approves an Award; (ii) the date the recipient first becomes eligible to receive an Award; or (iii) such other date specified by the Committee.

“Non-qualified Stock Option” means an Option that is not an incentive stock option under Code Section 422.

“Option” means an option to purchase one or more shares of Stock under the Plan.

“Option Price” means the exercise price for each share of Stock subject to an Option.

“Outside Trustee” means a member of the Board who is not an officer or employee of the Company.

“Participant” means a person who receives or holds an Award under the Plan.

“Performance Award” means an Award based on achieving performance goals over a performance period of up to ten (10) years.

“Plan” means this Amended and Restated Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan, as amended from time to time.

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Appendix B: Amended and Restated 2021 Plan

“Prior Plans” means the Company’s 2016 Equity and Performance-Based Incentive Compensation Plan and the Company’s 2007 Equity and Performance-Based Incentive Compensation Plan.

“Purchase Price” means the purchase price for each share of Stock under a grant of Restricted Stock or Unrestricted Stock.

“Restricted Stock” means shares of Stock awarded under Section 8.

“SAR” means a right granted under Section 7.

“SAR Exercise Price” means the per share exercise price of a SAR granted under Section 7.

“Securities Act” means the Securities Act of 1933, as now in effect or as amended.

“Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as the Participant continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding, and conclusive.

“Service Provider” means an employee, officer, trustee, or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

“Stock” means a bookkeeping entry representing the equivalent of one share of Stock awarded under Section 8, including a unit of interest in an Affiliate, the value of which is determined by reference to, or is redeemable for one share of Stock (or another interest or interests in an Affiliate which ultimately may be redeemable for one share of Stock).

“Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded under Section 8.

“Subsidiary” means any corporation that at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Code Section 424(f). Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may determine that any entity in which the Company has a significant equity or other interest is a “Subsidiary.”

“Substitute Awards” means Awards granted to replace outstanding awards previously granted by an entity acquired by the Company or with which the Company combines.

“Unrestricted Stock” means an Award under Section 9.

2. ADMINISTRATION OF THE PLAN

2.1 Administration. The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s declaration of trust and by-laws and applicable law, and shall administer the Plan. As to the selection of, and Awards to, Participants who are not subject to Section 16 of the Exchange Act, the Committee may delegate any or all of its responsibilities to one or more members of the Board.

Subject to the provisions of the Plan, the Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) designate Participants, (b) construe, interpret and implement the Plan and all Award Agreements, (c) establish, amend, and rescind any rules and regulations relating to the Plan, (d) grant

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Appendix B: Amended and Restated 2021 Plan

Awards, (e) determine who shall receive Awards, when such Awards shall be made, the terms and conditions of each Award (including the Option Price of any Option and any restrictions or conditions relating to the vesting, exercise, lapse, transfer, or forfeiture of an Award or related Stock), and terms and provisions of Award Agreements, (f) establish plans supplemental to this Plan covering individuals who are foreign nationals or are employed or residing outside of the United States, (g) provide for mandatory or voluntary deferrals of Awards, and (h) make all other determinations in its discretion that it may deem necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan or any such Award Agreement into effect.

Subject to the other terms and conditions of the Plan, including the limitation on re-pricing under this Plan, the Committee shall have full and final authority to amend, modify, or supplement the terms of any outstanding Award. Notwithstanding anything in the Plan to the contrary: (i) the Committee shall be entitled to make non-uniform and selective determinations under the Plan, and (ii) no amendment, modification, or supplement of any Award shall, without the consent of an affected Participant, impair the Participant’s rights under such Award. The determinations of the Committee in the administration of the Plan shall be final and conclusive.

2.2 Forfeitures and Clawback; No Re-Pricing. Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company (x) to the extent set forth in this Plan or an Award Agreement or (y) to the extent the Participant is, or in the future becomes, subject to (1) the Company’s Incentive Compensation Recoupment Policy or similar successor policy, or (2) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

In addition, the Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company, or any confidentiality obligation with respect to the Company or otherwise in competition with the Company, to the extent specified in such Award Agreement. Furthermore, the Company may annul an Award if the Participant is an employee of the Company and is terminated for Cause as defined in the applicable Award Agreement or the Plan.

No amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR in exchange for cash, other securities or a replacement Option or SAR with a lower Option Price or SAR Exercise Price, in each case without the approval of the shareholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 15 and may be made if such amendment or modification would not be deemed to be a re-pricing under applicable stock exchange listing requirements.

2.3 Deferral Arrangement. The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner designed to comply with Code Section 409A.

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Appendix B: Amended and Restated 2021 Plan

2.4 No Liability. No member of the Board or of the Committee shall be liable for any action taken in good faith relating to the Plan, any Award, or any Award Agreement. Neither the Company, an Affiliate, the Board, the Committee, nor any person acting on any of their behalf shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award under the Plan as a result of any acceleration of income, or any additional tax (including any interest and penalties), asserted relating to the failure of an Award to satisfy the requirements of Code Section 409A or relating to Code Section 4999, or otherwise asserted relating to the Award; provided, that this Section 2.4 shall not affect any of the rights or obligations set forth in an applicable agreement between the Participant and the Company.

3. SHARES SUBJECT TO THE PLAN

3.1 Aggregate Share Limit. Subject to adjustment as provided in Section 3.3 and Section 15, the maximum number of shares of Stock with respect to which Awards may be granted under the Plan shall be three million (3,000,000) shares of Stock, plus the shares remaining from: (a) the number of shares of Stock available for future awards under the Plan as of immediately prior to the Effective Date, plus (b) the number of shares of Stock related to awards outstanding under the Plan and Prior Plans as of the Effective Date that later terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Stock (the “Share Limit”).

3.2 Reissue of Awards and Stock. Awards payable in cash or payable in cash or Stock, including Restricted Stock, that are forfeited, cancelled, or for any reason do not vest under this Plan, and Stock that are subject to Awards that expire or for any reason are terminated, cancelled or fail to vest shall be available for subsequent Awards under this Plan. If an Award under this Plan is or may be settled only in cash, such Award need not be counted against the Share Limit. Stock subject to Options or SARs that are exercised shall not be available for subsequent Awards. The following transactions involving Stock will not result in additional Stock becoming available for subsequent Awards under this Plan: (i) Stock tendered or not issued in payment of an Option or in net settlement of a SAR; (ii) Stock withheld for taxes; and (iii) Stock repurchased by the Company using Option proceeds.

3.3 Adjustments. The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The Share Limit may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4. AWARD ELIGIBILITY AND LIMITATIONS

4.1 Service Providers and Other Persons. Subject to this Section 4, Awards may be made under the Plan to: (i) any Service Provider to the Company or any Affiliate, as the Committee shall determine and designate and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

4.2 Successive Awards and Substitute Awards. An eligible person may receive more than one Award, subject to such restrictions as are provided in the Plan. Notwithstanding Sections 6.1 and 7.1, the Option Price or the SAR Exercise Price of a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original date of grant; provided that the Option Price or SAR Exercise Price is determined in accordance with the principles of Code Section 424.

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Appendix B: Amended and Restated 2021 Plan

4.3 Individual Limits. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to any person (other than an Outside Trustee) eligible for an Award under Section 4 is one million (1,000,000) per calendar year; and

(ii) the maximum value that can be granted under the Plan to any person (other than an Outside Trustee) eligible for an Award under Section 4 other than Options or SARs is fifteen million dollars ($15,000,000) per calendar year in the aggregate for all such Awards.

The limitations in this Section 4.3 are subject to adjustment as provided in Section 15.

4.4 Minimum Vesting Requirements. No Award (or portion of any Award) granted under the Plan shall become exercisable or vested prior to the one-year anniversary of the Grant Date of such Award; provided, however, that such restriction shall not apply to Awards granted under the Plan with respect to the number of shares of Stock which, in the aggregate, does not exceed five percent (5%) of the Share Limit (subject to adjustment under Section 15). This Section 4.4 shall not restrict the right of the Committee to provide for the acceleration or continuation of the vesting or exercisability of an Award upon or after a termination of employment or service or otherwise, including, without limitation, as a result of a termination without Cause, death, Disability, retirement, or constructive termination.

5. AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements do not need to contain the same or similar provisions, but shall be consistent with the terms of the Plan.

6. TERMS AND CONDITIONS OF OPTIONS

6.1 Non-qualified Stock Options and Option Price. All Options granted under this Plan shall be Non-qualified Stock Options. The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

6.2 Vesting. Subject to Sections 6.4, 15.3, and 15.4, each Option granted under the Plan shall become exercisable as the Committee determines, which will be stated in the Award Agreement. Only Options granted to persons who are not entitled to overtime under applicable state or federal laws will vest or be exercisable within a six-month period starting on the Grant Date. For purposes of this Section 6.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

6.3 Term. Each Option granted under the Plan shall terminate, and all rights to purchase the related shares of Stock shall cease, ten (10) years after the Grant Date, or under such circumstances and on such earlier date as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to that Option.

6.4 Termination of Service.

6.4.1 Termination of Service. Unless otherwise provided in an Award Agreement, upon the termination of the Participant’s Service, other than in the case of

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Appendix B: Amended and Restated 2021 Plan

death or Disability, any Option that has not vested in accordance with the provisions of the related Award Agreement shall terminate immediately, and any Option that has vested but has not been exercised shall terminate at the close of business on the thirtieth (30th) day following the termination of the Participant’s Service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such thirty (30) day period), subject to earlier termination of the Option as provided in Section 6.3 above. Upon termination of an Option, the Participant shall have no further right to purchase shares of Stock under such Option.

6.4.2 Rights in the Event of Death or Disability. Unless otherwise provided in an Award Agreement, upon the termination of the Participant’s Service by reason of the Participant’s death or Disability, all Options granted to such Participant shall fully vest on the date of death or termination of the Participant’s Service. The Options so vested shall be exercisable for a period of one (1) year after the death or termination of Service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one (1) year period), subject to earlier termination of the Option as provided in Section 6.3 above.

6.5 Limitations on Exercise of Option. In no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 15 that results in termination of the Option.

6.6 Method of Exercise. An Option that is exercisable may be exercised by the Participant (or in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative, and following a Participant’s death, the executors, administrators, legatees or distributees of the Participant’s estate) as specified by the Company and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold relating to an Award.

6.7 Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to vote the shares or receive cash or dividend payments or distributions on the shares) until the shares of Stock are fully paid and issued. Except as provided in Section 15, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such issuance.

6.8 Transferability of Options. Except as provided in Section 6.9, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

6.9 Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.9, a “not for value” transfer is a transfer which is: (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests (or relating to a trust, more than fifty percent (50%) of the beneficial interests) are owned by Family Members (and/or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.9, any such Option shall continue to be subject to the same terms and conditions that applied immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.9 or by will or the laws of descent and distribution. The events of termination of Service of Section 6.4 shall continue to be

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Appendix B: Amended and Restated 2021 Plan

applied to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 6.4.

7. TERMS AND CONDITIONS OF SARS

7.1 Right to Payment and SAR Exercise Price. A SAR shall confer on the Participant a right to receive on exercise the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price of the SAR as determined by the Committee. The Award Agreement for a SAR shall specify its SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. A SAR that is granted subsequent to the Grant Date in conjunction with a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

7.2 Other Terms. The Committee shall determine on the Grant Date or later, when and how a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Only SARs granted to persons who are not entitled to overtime under applicable state or federal laws will be permitted to vest or be exercisable within a six-month period starting on the Grant Date.

7.3 Term. Each SAR granted under the Plan shall terminate, and all related rights shall cease, ten (10) years after the Grant Date, or under such circumstances and on such earlier date as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement.

8. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

8.1 Grant of Restricted Stock or Stock Units. Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which will be deemed paid by Services rendered or to be rendered).

8.2 Restrictions. At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units and may prescribe other restrictions, including the satisfaction of corporate or individual performance objectives in accordance with Section 12. Each Award of Restricted Stock or Stock Units may be subject in whole or part to different restrictions. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions prescribed by the Committee.

8.3 Stock Certificates and Book Entry. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of common stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions, in each case as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either: (i) the Secretary of the Company shall hold any such certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse; or (ii) any such certificates shall be delivered to the Participant; provided, however, that any such certificates shall bear a legend or legends that comply with the

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applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

8.4 Rights of Holders of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid relating to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. Dividend payments or distributions declared or paid on shares of Restricted Stock which vest or are earned based upon the achievement of performance goals shall not vest unless the applicable performance goals are achieved, and if the goals are not achieved, the Participant shall promptly forfeit and, to the extent already paid or distributed, repay to the Company such dividend payments or distributions. All distributions, if any, received by a Participant relating to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the Restricted Stock.

8.5 Rights of Holders of Stock Units.

8.5.1 Voting and Dividend Rights. Unless the Committee otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as shareholders of the Company other than the right to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Unless the Committee otherwise provides in an Award Agreement, dividend payments or distributions declared or paid on shares underlying Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if the goals are not achieved, the Participant shall promptly forfeit and, to the extent already paid or distributed, repay to the Company such dividend payments or distributions. The Committee may also provide that such cash dividend will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

8.5.2 Creditor’s Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

8.6 Termination of Service. Unless otherwise provided in an Award Agreement, upon the termination of the Participant’s Service, other than in the case of death or Disability, any Restricted Stock or Stock Units held by such Participant that have not vested, or for which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Committee, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Stock Units, the Participant shall have no further rights relating to such grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends relating to shares of Restricted Stock or Stock Units.

8.7 Rights in the Event of Death or Disability. Unless otherwise provided in an Award Agreement, upon the termination of the Participant’s Service by reason of the

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Participant’s death or Disability, all Restricted Stock and Stock Units granted to such Participant shall fully vest on the date of death or date of termination of Service, and the related shares of Stock shall be deliverable in accordance with the terms of the Plan, in the case of death, to the executors, administrators, legatees, or distributees of the Participant’s estate, or in the case of Disability, to the Participant.

8.8 Purchase of Restricted Stock. The Participant shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of: (i) the aggregate par value of the shares of Stock represented by such Restricted Stock; or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 10 or, in the discretion of the Committee, in consideration for past or future Services rendered.

8.9 Delivery of Stock. Upon the expiration or termination of any restricted period and the satisfaction of any other applicable conditions, the restrictions on shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be. Neither the Participant, nor the Participant’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

9. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

Subject to Section 4.4, the Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Participant under which such Participant may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

10. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

10.1 General Rule. Payment of the Option Price for the shares purchased under the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

10.2 Surrender of Stock. To the extent the Award Agreement so provides, payment of the Option Price for shares purchased under the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of surrender.

10.3 Cashless Exercise. As to Options only (and not as to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased under the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

10.4 Other Forms of Payment. To the extent the Award Agreement so provides, payment of the Option Price for shares purchased under exercise of an Option or the Purchase

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Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations, and rules, including: (i) for Restricted Stock, Service rendered or to be rendered by the Participant thereof to the Company or an Affiliate; and (ii) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or Purchase Price and/or the required tax withholding amount.

11. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

11.1 Dividend Equivalent Rights. A Dividend Equivalent Right may be granted under the Plan to any Participant, the terms and conditions of which shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may later accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. Dividend Equivalent Rights granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals are achieved, and if the goals are not achieved, the Participant of such Dividend Equivalent Rights shall promptly forfeit and, to the extent already paid or distributed, repay to the Company payments or distributions made in connection with such Dividend Equivalent Rights.

11.2 Termination of Service. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, and subject to Section 15, a Participant’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Participant’s termination of Service for any reason.

12. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

12.1 Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to increase or reduce the amounts payable under any Award subject to performance conditions.

12.2 Performance Goals Generally. The performance goals for Performance or Annual Incentive Awards may consist of one or more business criteria and a targeted level or levels of performance relating to each of such criteria, as specified by the Committee. Performance goals may be subjective or objective. The Committee may determine that Performance or Annual Incentive Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance or Annual

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Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Participant or to different Participants.

12.3 Business Criteria. The Committee may use one or more of the following criteria or measures of performance as it may deem appropriate (or such other criteria or measures of performance as it may deem appropriate):

(i) changes in funds from operation (FFO), Core FFO, or FFO as adjusted, including on a per share basis;

(ii) changes in funds available for distribution (FAD);

(iii) same store revenue growth or targets or other sales or revenue growth or targets;

(iv) changes in net asset value (NAV);

(v) changes in total shareholder value (TSV) based on changes in NAV per share and dividend distributions;

(vi) changes in intrinsic business value;

(vii) stock price or total shareholder return;

(viii) implementation, commencement, or completion of critical or strategic projects, acquisitions, or processes;

(ix) return measures, including return on invested capital and return on assets, capital, investment, or equity;

(x) divestiture, joint venture, or development activity;

(xi) measures related to geographic business expansion or market share, customer satisfaction, employee satisfaction, human resources management, legal matters, or information technology;

(xii) net earnings or net income;

(xiii) operating earnings;

(xiv) gross or operating margins, or

(xv) any combination of any of the foregoing.

These business criteria need not be based on an increase or positive result under the business criteria selected. The criteria may be determined on a consolidated basis for the Company, and/or based on specified subsidiaries or business units, may be expressed on an absolute basis or relative to an index, budget, or other standard specified by the Committee, and will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, including the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.

12.4 Settlement of Performance or Annual Incentive Awards; Other Terms. Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other

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Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards.

13. PARACHUTE LIMITATIONS

For purposes of this Section 13: (i) other than agreements relating to the Plan, any other agreement, contract, or understanding previously or subsequently entered into by a Participant with the Company, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999, is defined as an “Other Agreement”; and (ii) any other formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant is defined as a “Benefit Arrangement”.

If the Participant is a “disqualified individual” as defined in Code Section280G(c) and any exercise, vesting, payment, or benefit to the Participant under this Plan would be considered a “parachute payment” under Code Section 280G(b)(2), taking into account all rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements (a “Parachute Payment”), any right of the Participant to any exercise, vesting, payment, or benefit under this Plan shall be reduced or eliminated to the minimum extent to permit Participant to receive more on a net after-tax basis.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment. However, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

14. REQUIREMENTS OF LAW

14.1 General. The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation, including any federal or state securities laws or regulations, and may condition such sale or issuance upon the listing, registration, or qualification of such shares upon any securities exchange or under any governmental regulatory body to the extent determined to be necessary or desirable by the Company in its discretion. Any resulting delay shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, unless a registration statement under the Securities Act is in effect for the shares of Stock covered by an Option or other Award, the Company shall not be required to sell or issue any shares upon exercise of any Option or underlying any Award unless the Committee has

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received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares under an exemption from registration under the Securities Act. Any such determination by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any applicable securities under the Securities Act or take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock under the Plan to comply with any law or regulation. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards under the Plan and the exercise of Options granted under the plan will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. If Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15. EFFECT OF CHANGES IN CAPITALIZATION

15.1 Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any corporate transaction effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares (i) for which grants of Options and other Awards may be made under the Plan (including the individual share limitation set forth in Section 4.3(i)) and (ii) for which Awards are outstanding shall be adjusted proportionately and accordingly by the Company, with the adjustment to outstanding Awards to be made so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable for shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any entity other than the Company or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the Option Price or SAR Exercise Price of outstanding Options and SARs to reflect such distribution.

15.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. If the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities in which no Change of Control occurs, any Option or SAR previously granted under the Plan shall pertain to and apply to the shares of Stock to which a holder of the shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization,

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merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the resulting aggregate Option Price or SAR Exercise Price will be the same as the aggregate Option Price or SAR Exercise Price of the shares subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Participant as a result of the reorganization, merger, or consolidation. In the event of a transaction described in this Section 15.2, Stock Units and other Awards shall be adjusted so as to apply to the shares of Stock that the holder of the shares of Stock subject to such Stock Units or other Awards would have been entitled to receive immediately following such transaction.

15.3 Change of Control in Which Awards Are Not Assumed. Except as otherwise provided in the applicable Award Agreement, in another agreement with the Participant, or as otherwise set forth in writing, upon the occurrence of a Change of Control in which outstanding Awards are not being assumed or continued:

(i) with the exception of Performance Awards and Annual Incentive Awards, all outstanding shares of Restricted Stock and all Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Stock Units shall be deemed to have lapsed immediately prior to the occurrence of such Change of Control, and

(ii) for Performance Awards and Annual Incentive Awards, all performance goals and conditions shall be deemed to have been satisfied immediately prior to the occurrence of such Change of Control based on either actual performance as of a date reasonably close to the date of the Change of Control or target performance, as determined by the Committee in its sole discretion, and such Awards shall become payable pro-rata based on the portion of the applicable performance period completed as of the Change of Control, and

(iii) either or both of the following two actions shall be taken:

(A) fifteen (15) days prior to the scheduled Change of Control, all Options and SARs outstanding shall become immediately vested and exercisable and shall remain exercisable for a period of fifteen (15) days, and/or

(B) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of vested and unvested Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock under such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

If the Company establishes an exercise window, (i) any exercise of an Option or SAR during such fifteen (15) day period shall be conditioned upon the Change of Control taking place and shall be effective only immediately before the Change of Control takes place, and (ii) upon any Change of Control, the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send written notice of an event that will result in such a

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termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice to its shareholders.

15.4 Change of Control in Which Awards Are Assumed. Except as otherwise provided in the applicable Award Agreement, in another agreement with the Participant, or as otherwise set forth in writing, upon a Change of Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Stock Units, and Restricted Stock granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the continuation of the Plan or the assumption of the Options, SARs, Stock Units, and Restricted Stock previously granted, or for the substitution for such Options, SARs, Stock Units, and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary, with appropriate adjustments as to the number of shares and option and stock appreciation right exercise prices.

In the event an Award is assumed, continued, or substituted upon the Change of Control and the Service of such Participant with the Company or an Affiliate (or a successor entity, or a parent or subsidiary) is terminated without Cause within one (1) year following the Change of Control, such Award (as assumed, continued, or substituted) shall become fully vested as of the date of such termination and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one (1) year period immediately following such termination or for such longer period as the Committee shall determine.

15.5 Adjustments. Adjustments under this Section 15.5 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination shall be final, binding, and conclusive. No fractional shares or other securities shall be issued under any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change of Control upon Awards other than Options, SARs, Stock Units, and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time later with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 15.1, 15.2, 15.3, and 15.4.

15.6 No Limitations on Company. The making of Awards under the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16. EFFECTIVE DATE, DURATION AND AMENDMENTS

16.1 Effective Date. The Plan is effective as of the Effective Date. Following the Effective Date, no further awards shall be made under the Prior Plans. However, shares of Stock reserved under the Prior Plans to settle awards, including performance-based awards, that were granted under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle those awards.

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16.2 Term. The Plan shall terminate automatically on the day before the tenth (10th) anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 16.3.

16.3 Amendment and Termination of the Plan. The Committee may amend, suspend, or terminate the Plan. No amendment will be made to the no-re-pricing provisions of Section 2.2, the Option Price provisions of Section 6.1, or the SAR Exercise Price provisions of Section 7.1 without the approval of the Company’s shareholders. Other amendments will be contingent on approval of the Company’s shareholders to the extent stated by the Committee, required by applicable law, or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall impair rights or obligations under any Participant’s Award under the Plan, without the consent of the Participant.

17. GENERAL PROVISIONS

17.1 Disclaimer of Rights. No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Service Provider of the Company or an Affiliate. The obligation of the Company to pay any benefits under this Plan shall be interpreted as a contractual obligation to pay only those amounts described in the Plan, in the manner and under the conditions prescribed in the Plan. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

17.2 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

17.3 Withholding Taxes. The Company shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld relating to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or Award. At the time of such vesting, lapse, exercise or issuance, the Participant shall pay to the Company, any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part: (i) by causing the Company to withhold shares of Stock otherwise issuable to the Participant or (ii) by delivering to the Company shares of Stock already owned by the Participant. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company as of the date that

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the amount of tax to be withheld is to be determined. A Participant who has made an election under this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award, or payment of shares under such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state, or local taxing authority relating to such exercise, vesting, lapse of restrictions, or payment of shares; provided, however, that as long as Accounting Standards Update 2016-09 or a similar rule is otherwise in effect, the Committee has full discretion to choose, or to allow a Participant to elect, to withhold a number of shares of Stock having a Fair Market Value that is greater than the applicable minimum statutory amount (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).

17.4 Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

17.5 Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

17.6 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.7 Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards under the Plan shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted under the Plan to the substantive laws of any other jurisdiction.

17.8 Code Section 409A. For Awards that constitute nonqualified deferred compensation within the meaning of Code Section 409A, the Company generally intends, but is not obligated, to grant Awards that will comply with Code Section 409A or an exemption to Code Section 409A. To the extent that the Committee determines that a Participant would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans under Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Participant’s “separation from service” (as defined for purposes of Code Section 409A) will instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding any provision of the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in

Public Storage | 2025 Proxy Statement | B-19

Appendix B: Amended and Restated 2021 Plan

Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company, or “a change in the ownership of a substantial portion of the assets of” the Company, as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A. Notwithstanding anything in this Section 17.8 to the contrary, neither the Company nor the Board or the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Code Section 409A, and neither the Company nor the Board or the Committee will have any liability to any Participant for such tax or penalty.

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B-20 | Public Storage | 2025 Proxy Statement

PUBLIC STORAGE ATTN: INVESTOR SERVICES DEPARTMENT 701 WESTERN AVENUE GLENDALE, CA 91201-2349 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 6, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2024 for shares held in the 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 6, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2024 for shares held in the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PUBLIC STORAGE V34012-P08639 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Trustees recommends you vote FOR the following: For Against Abstain 1. Election of Trustees: 1a. Ronald L. Havner, Jr. O 0 0 1b. Tamara Hughes Gustavson 0 0 The Board of Trustees recommends you vote FOR proposals 2 and 3. For Against Abstain 1c. Shankh S. Mitra 0 0 2. Advisory resolution to approve the compensation of the Company's Named Executive Officers. O 0 0 3. 1d. Rebecca Owen 0 0 Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024. 0 0 0 1e. Kristy M. Pipes O 0 1f. Avedick B. Poladian 0 0 Note: Other matters: In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting. 1g. John Reyes 0 0 1h. Joseph D. Russell, Jr. 0 0 1i. Tariq M. Shaukat O 1j. Ronald P. Spogli O 1k. Paul S. Williams 00 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 7, 2024: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V34013-P08639 PUBLIC STORAGE 701 Western Avenue Glendale, California 91201-2349 This Proxy/Instruction Card is Solicited on Behalf of the Board of Trustees The undersigned, a record holder of Common Shares of beneficial interest ("Common Shares") of Public Storage and/or a participant in the PS 401(k)/Profit Sharing Plan (the "401(k) Plan"), hereby (i) appoints Joseph D. Russell, Jr. and Nathaniel A. Vitan, or each of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the Common Shares held of record by the undersigned on March 5, 2024, at the Annual Meeting of Shareholders to be held on May 7, 2024 (the "Annual Meeting") and any adjournments thereof, and/or (ii) authorizes and directs the trustee of the 401(k) Plan (the "Trustee") to vote or execute proxies to vote, as instructed on the reverse side, all the Common Shares credited to the undersigned's account in the 401(k) Plan on March 5, 2024, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting. THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL THE COMMON SHARES TO WHICH THIS PROXY/INSTRUCTION CARD RELATES IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON SHARES HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON SHARES FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF PROPOSALS 2 AND 3. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE COMMON SHARES CREDITED TO THE UNDERSIGNED'S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON SHARES IN THE SAME PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED, UNLESS REQUIRED BY LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES. 401(k) Plan Participants-The undersigned, if a participant in the 401(k) Plan, hereby directs Principal Financial Group as Trustee for the 401(k) Plan to vote all Common Shares allocated to my account as of March 5, 2024. I understand that I am to mail this confidential voting instruction card to Broadridge, acting as tabulation agent or vote by phone or internet, as described on the reverse side of this card, and that my instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on May 2, 2024. If my instructions are not received by that time and date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the 401(k) Plan document. The undersigned acknowledges receipt of the Notice of 2024 Annual Meeting of Shareholders and accompanying Proxy Statement. CONTINUED AND TO BE SIGNED ON REVERSE SIDE.